As filed with the Securities and Exchange Commission on April 10, 2006.
Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________
AeroGrow International, Inc.
(Name of Registrant in its charter)
_____________________

Nevada	3524	46-0510685
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

900 28th Street, Suite 201
Boulder, Colorado 80303	900 28th Street, Suite 201
(303) 444-7755 • Fax (303) 444-0406	Boulder, Colorado 80303
(Address and telephone number of principal executive offices)	(Address of principal place of business)

W. Michael Bissonnette
Aero Grow International, Inc.
900 28th Street, Suite 201
Boulder, Colorado 80303
(303) 444-7755 • Fax (303) 444-0406
(Name, address and telephone number of agent for service)

Copies to:
David Alan Miller, Esq.
Andrew D. Hudders, Esq.
Graubard Miller
405 Lexington Avenue
New York, New York 10174
(212) 818-8614 • Fax (212) 818-8881

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If any securities being offered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE
(See following page)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

AERO GROW INTERNATIONAL, INC.
Registration Statement on Form SB-2
under the
Securities Act of 1933, as amended

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security		Proposed maximum aggregate offering price	Amount of registration fee
Common stock	3,438,145	$5.00	(2)	$17,190,725	$1,839.40
Common stock underlying 2006 Warrants	2,362,800	$6.25	(3)	$14,767,500	$1,580.13
Common stock underlying 2005 Convertible Notes	240,006	$3.50	(3)	$840,021	$89.88
Common stock underlying 2005 Convertible Notes	7,500	$4.00	(3)	$30,000	$3.21
Common stock underlying 2005 Debt Warrants	600,000	$5.00	(3)	$3,000,000	$321.00
Common stock underlying 2005 Conversion Warrants	600,000	$6.00	(3)	$3,600,000	$385.20
Other 2005 Warrants	60,000	$6.00	(3)	$360,000	$38.52
Total	7,308,451				$4,257.35

(1)
Pursuant to Rule 416(a) under the Securities Act, there are also being registered such indeterminable number of shares of common stock as may be issued pursuant to the anti-dilution provisions of such warrants, stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457 under the Securities Act.

(3)	Pursuant to Rule 457(g) under the Securities Act, the registration fee has been calculated on the basis of the proposed maximum price at which the warrants may be exercised or notes may be converted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus (Subject to Completion), Dated April 10, 2006

7,308,451 Shares of Common Stock

AEROGROW
INTERNATIONAL, INC.

This prospectus covers up to 7,308,451 shares of common stock of AeroGrow International, Inc. that may be offered for resale, or otherwise disposed for the account of, the selling stockholders set forth under the heading “Selling Security Holders” beginning on page 55. The shares of common stock issued and outstanding may be offered at any time. The shares of common stock underlying the outstanding common stock purchase warrants and issuable on conversion of outstanding debt instruments may only be offered for resale after being issued by AeroGrow to the selling stockholders upon exercise or conversion.

The shares of common stock are traded on the OTC Bulletin Board under the symbol ___. The last sale price of the common stock on April ___, 2006 was $___.

AeroGrow will not receive any proceeds from the sale or other disposition of the shares or interests therein by the selling stockholders. To the extent that any of common stock purchase warrants are exercised, we will receive the exercise price paid for the shares of common stock purchased thereunder. AeroGrow will not receive any proceeds from the conversion of outstanding debt instruments.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April ___, 2006

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read this entire prospectus carefully before making an investment decision, including the Risk Factors section beginning on page 4 and our financial statements beginning on page F-1. We refer to Aero Grow International, Inc. as "AeroGrow," "we," "our" and "us."

AeroGrow International

AeroGrow was formed as a Nevada corporation on March 25, 2002. AeroGrow’s business is researching, developing and marketing advanced indoor aeroponic garden systems designed and priced to appeal to the gardening, cooking and small kitchen appliance, healthy eating and home and office décor markets worldwide.

AeroGrow’s principal products are “kitchen garden” indoor growing systems and proprietary seed kits that will allow consumers, with or without gardening experience, to easily grow cherry tomatoes, cilantro, chives, basil, dill, oregano, mint, flowers, chili peppers and lettuce throughout the year. AeroGrow’s kitchen garden systems are designed to be simple, consistently successful and affordable. AeroGrow believes that its focus on the design and features of its kitchen garden systems will make them the first of their kind on the consumer market. We reached this conclusion on the basis of standard means of market research, including focus groups and potential customer interview techniques, review of potentially competitive products offered at all ranges of functionality and price, and testing of products that may be considered competitive in function although not necessarily competitive in terms of market orientation.

AeroGrow has filed thirteen patent applications in the United States and one international patent application to protect its core inventions. To date, no patents have been granted and there is no assurance such applications will be granted. Although aeroponic technology cannot in and of itself be patented, the patent applications include aeroponic technological advances described below as well as product, nutrient and seed pod inventions designed to enhance plant growth. Many of AeroGrow’s patent-pending companion technologies are based on its innovations in the fields of biology, plant physiology, chemistry and adaptive learning computer science. In addition, AeroGrow has developed certain trade secrets which simplify, combine and integrate its core technologies into its indoor kitchen garden systems.

In addition, AeroGrow has applied for and is currently processing ten (10) trademark applications for trademarks for its products and product slogans, including AeroGarden™, all of which are pending. AeroGrow has also obtained the domain names for AeroGrow.com and AeroGarden.com, AeroGarden.net, AeroGarden.tv and AeroGarden.biz among others.

AeroGrow believes that its inventions and combined technologies will allow almost anyone, from consumers who have no gardening experience to professional gardeners, using its seed selections and seed kits to produce year-round harvests of cherry tomatoes, cilantro, chives, basil, dill, oregano, mint, flowers, chili peppers and lettuce regardless of season, weather or lack of natural light in almost any indoor location including kitchens, bathrooms, living areas and offices.

Until March 2006, we were a development stage, start-up company, and we did not generate any revenues. To date, we have funded our operations primarily through the private sale of equity securities. We had an accumulated deficit of $11,862,369 through December 31, 2005. We expect to incur substantial additional expenses and losses in the further implementation of our business plan. Because we are in the early stages of implementing our business plan, we cannot indicate now if we will ever be profitable.

Our principal office is located at 900 28th Street, Suite 201, Boulder, Colorado 80303. Our telephone number is (303) 444-7755 and our fax number is (303) 444-0406. We maintain a website at www.aerogrow.com. Information on our website is not part of this prospectus.

Recent Financing

AeroGrow completed a private placement offering of its common stock and common stock purchase warrants to institutional investors and other high net worth individuals on February 24, 2006. AeroGrow received gross proceeds of $10,740,000 in the offering from the sale of 2,148,000 shares of common stock and warrants to purchase an additional 2,148,000 shares of its common stock. Each unit in the offering consisted of one share of common stock and a five-year warrant to purchase one share of common stock at an exercise price of $6.25 per share. The price per unit in the offering was $5.00. After commissions, expenses and other expenses, AeroGrow received net proceeds of $8,964,952 in the offering.

AeroGrow also received in January 2006 an aggregate of $840,000 from the exercise of warrants during December 2005.

All the proceeds from the sale of the above securities will be used for general working capital purposes, including the funding of the further development of its products, advertising and marketing expenses and product manufacturing costs.

Corporate Merger Reorganization

On January 12, 2006, AeroGrow executed an Agreement and Plan of Merger (“Merger Agreement”) with Wentworth I, Inc., a Delaware corporation (“Wentworth”), which was consummated on February 24, 2006. Pursuant to the Merger Agreement, Wentworth merged with and into AeroGrow, with AeroGrow being the surviving corporation (“Merger”). The certificate of incorporation and by-laws of AeroGrow continue to be those of the surviving company, and the surviving company continues to be governed by the corporate law of the State of Nevada.

Prior to the Merger, Wentworth was a shell company with nominal assets and operations. Its sole business purpose was to identify, evaluate and complete a business combination with an operating company. Prior to the Merger, Wentworth was a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and was current in its reporting under the Exchange Act.

As a result of the Merger, AeroGrow became a “successor issuer” to Wentworth within the meaning of Rule 12(g)-3 under the Exchange Act. As a “successor issuer” AeroGrow is now a Section 12(g) reporting company under the Exchange Act. As a result, the shares of common stock of AeroGrow are now registered securities under Section 12(g) of the Exchange Act.

In the Merger each of the Wentworth’s 3,750,000 shares of outstanding common stock (“Wentworth common stock”) was converted into the right to receive 0.154703 shares of AeroGrow common stock (“Exchange Ratio”) resulting in the issuance of 580,136 shares of AeroGrow’s common stock to the Wentworth stockholders. Each share of AeroGrow common stock issued to the Wentworth stockholders in connection with the Merger was restricted stock.

As part of the February 2006 offering, AeroGrow agreed to register for resale the shares of AeroGrow’s common stock issued to investors in the February 2006 offering, together with the shares of AeroGrow’s common stock underlying the warrants issued in that offering. In addition, AeroGrow agreed to register on that registration statement the common stock issued to the Wentworth stockholders in the Merger. Notwithstanding the registration of the shares held by the Wentworth stockholders, several of those stockholders holding an aggregate of 396,813 shares of common stock entered into a lock up agreement prohibiting them from selling or otherwise transferring: (i) any of its shares of common stock for a period of twelve months (12) months following the effective date of the registration statement (“Initial Lock Up Period”), and (ii) fifty percent (50%) of its shares of common stock after the expiration of Initial Lock Up Period until the date which is eighteen (18) months after the effective date of the registration statement. The foregoing lock up restrictions may be released by the mutual agreement of AeroGrow and Keating Securities, LLC (“Keating Securities”), the exclusive placement agent for the February 2006 Offering.

In connection with the Merger, Wentworth engaged Keating Securities, an affiliate of Keating Investments to act as a financial advisor for Wentworth in connection with the Merger. At the closing of the Merger, Keating Securities was paid an advisory fee of $350,000.

AeroGrow has agreed that, after the Merger, unless it has the consent of Keating Reverse Merger Fund, LLC (“KRM Fund”) and major shareholder of Wentworth, it will not issue any securities for one year to its officers and directors or 10% or greater stockholders, consultants, service providers or other parties, except for issuances with respect to outstanding options, warrants and convertible securities and pursuant to existing obligations, grants pursuant to stock option and similar plans approved by the board and stockholders, capital raising requirements approved by the board, or third party, arms-length transactions. AeroGrow also will be obligated to: (i) remain a 12(g) reporting company and comply with the reporting requirements under the Exchange Act, (ii) within forty-five days following the closing of the Merger, AeroGrow’s board of directors shall satisfy the independence, audit and compensation committee and other corporate governance requirements under the Sarbanes-Oxley Act of 2002 (the “SOX Act”), the rules and regulations promulgated by the SEC, and the requirements of either Nasdaq or American Stock Exchange (“AMEX”) as selected by AeroGrow, whether or not AeroGrow’s common stock is listed or quoted, or qualifies for listing or quotation, on Nasdaq or AMEX, (iii) use its commercially reasonable efforts to obtain and maintain a quotation of its shares of AeroGrow common stock on the OTC BB or Nasdaq, and (iv) within 30 days following the Closing, procure key man life insurance policies on certain officers of AeroGrow.

The Merger, for accounting and financial reporting purposes, has been accounted as an acquisition of Wentworth by AeroGrow. As such, AeroGrow is the legal and accounting acquirer in the Merger, and the historical financial statements of AeroGrow are the financial statements for AeroGrow.

On March 28, 2006, pursuant to the authority granted by Section 8.01 of its bylaws, the board of directors of AeroGrow unanimously amended Section 1.03 of the bylaws to change its fiscal year from the calendar year to the year ending on March 31, of each year.

Modification of Convertible Notes

In connection with the Merger, AeroGrow sought to modify the terms of certain outstanding convertible notes issued in 2005 with a principal balance of $3,000,000, originally due June 30, 2006 (“Convertible Notes”). The note holders of this debt were offered the opportunity to convert the principal and interest at a reduced conversion rate, extend the maturity for a lesser reduced conversion rate than immediate conversion or maintain the current terms unchanged.

Holders of Convertible Notes representing $2,130,000 in principal amount converted their notes into AeroGrow common stock at a conversion price of $3.00 per share, a reduction from the original conversion price of $4.00 per share. Accordingly, AeroGrow issued 710,009 shares of its common stock (rounded up for fractional shares) to converting note holders (“Note Conversion”). The converting note holders also were issued, pursuant to the terms of the note offering, additional five-year warrants to purchase 426,000 shares of AeroGrow’s common stock at an exercise price of $6.00 per share. Each share of AeroGrow common stock and each warrant issued to the converting note holders are restricted securities. AeroGrow has agreed to register for resale the shares of AeroGrow’s common stock issued to converting note holders (together with the shares of AeroGrow’s common stock underlying the warrants issued to the note holders in connection with the original note issuance and upon the note conversion).

Holders of Convertible Notes representing $840,000 in principal amount agreed to extend the maturity under their notes from June 30, 2006 to December 31, 2006 in exchange for a reduction in their conversion price from $4.00 per share to $3.50 per share. The remaining holders of Convertible Notes, representing $30,000 in principal amount, did not elect to convert or extend the maturity of their notes and may demand payment in cash on June 30, 2006. Pursuant to the terms of their investment agreements, the common stock underlying their Convertible Notes and securities issuable thereunder on conversion have registration rights, which AeroGrow is satisfying with this prospectus and related registration statement.

RISK FACTORS

The purchase of shares of our common stock involves a high degree of risk. In addition to the other information contained elsewhere in this prospectus, you should carefully consider the following factors when evaluating an investment in our securities. If any of the adverse events described below actually occur, our business, financial condition and operating results could be materially adversely affected and you may lose part or all of the value of your investment. If you choose to invest in our securities, you should be able to bear a complete loss of your investment.

Because AeroGrow has a limited operating history, AeroGrow may not be able to successfully manage its business or achieve profitability.

AeroGrow has a limited operating history upon which you can base your evaluation of its prospects and the potential value of its common stock. AeroGrow is just now starting to produce its garden systems and seed kits. AeroGrow is confronted with the risks inherent in a start-up, development-stage company, including difficulties and delays in connection with the production and sales of its kitchen garden systems, operational difficulties and its potential under-estimation of production and administrative costs. If AeroGrow cannot successfully manage its business, AeroGrow may not be able to generate future profits and may not be able to support its operations.

AeroGrow is in the early stages of its development, has incurred substantial losses since inception and may never achieve profitability.

Since AeroGrow commenced its operations in 2002, AeroGrow has incurred substantial operating losses. For the year ended December 31, 2005, AeroGrow had a net loss of $7,717,577; for the year ended December 31, 2004, AeroGrow had a net loss of $2,389,044; and for the year ended December 31, 2003, AeroGrow had a net loss of $1,159,535. AeroGrow’s losses from operations have resulted in an accumulated deficit of $11,862,369 at December 31, 2005. AeroGrow expects that its operating expenses will outpace revenues for the near future and result in continued losses. The success of its business will depend on its ability to introduce and sell its kitchen garden systems to consumers and develop new product extensions and applications. You should consider the costs and difficulties frequently encountered by companies in their early stages of launching a product and establishing a market presence. There is no assurance that AeroGrow will ever obtain profitability which may lead to the entire loss of your investment.

If AeroGrow’s kitchen garden systems fail to perform properly, its business could suffer with increased costs and reduced income.

Although AeroGrow has been internally testing its products in its laboratories and with users for three years, its products may fail to meet consumer expectations. AeroGrow has had no experience in returns and has no history with respect to warranty claims for its products. AeroGrow may be required to replace or repair products or refund the purchase price to consumers. Failure of AeroGrow’s products to meet expectations could:

•	damage its reputation,

•	decrease sales,

•	incur costs related to returns and repairs,

•	delay market acceptance of its products,

•	result in unpaid accounts receivable, and

•	divert its resources to remedy the malfunctions.

AeroGrow may need additional capital to fund its growth.

AeroGrow anticipates that the proceeds from the Offering will be adequate to satisfy its capital requirements for the next 12 to 18 months. However, AeroGrow may require additional capital to support its growth and cover operational expenses as AeroGrow expands its marketing and product development. To do this AeroGrow may need to issue equity, debt or securities convertible into equity which will dilute your stock ownership in AeroGrow following the Merger. If AeroGrow cannot obtain additional financing on reasonable terms, AeroGrow may not have sufficient capital to operate its business as planned and would have to modify its business plan or curtail some or all of its operations.

If the holders of AeroGrow’s convertible notes choose repayment instead of conversion or the extension of maturity, AeroGrow will not be able to implement its full plan of operation.

AeroGrow’s convertible notes with an aggregate principal amount of $30,000 are repayable on demand at any time after June 30, 2006, unless converted into shares of AeroGrow’s common stock. In addition, $840,000 of principal amount will be repayable on December 31, 2006 unless converted. If these holders choose to demand payment rather than converting their notes to common stock, up to $870,000 of principal plus related interest may have to be paid. If such holders choose not to convert or extend the maturity, AeroGrow would use a portion of the net proceeds from the February 2006 offering to repay the convertible notes instead of funding its full plan of operations and AeroGrow may not be able to maximize revenues or profitability.

AeroGrow’s intellectual property and proprietary rights give it only limited protection and can be expensive to defend.

AeroGrow’s ability to produce and sell kitchen garden systems depends in part on securing patent protection for the components of its systems, maintaining various trademarks and protecting its operational trade secrets. To protect its proprietary technology, AeroGrow relies on a combination of patents pending (and if granted, patents), trade secrets and non-disclosure agreements, each of which affords only limited protection. AeroGrow owns the rights to thirteen United States patent applications and one foreign patent application. However, these patent applications may not result in issued patents and even issued patents may be challenged. AeroGrow plans to begin selling its kitchen garden systems prior to receiving issued patents relating to its patent applications. All of AeroGrow’s intellectual property rights may be challenged, invalidated or circumvented. Claims for infringement may be asserted or prosecuted against AeroGrow in the future and AeroGrow may not be able to protect its patents, if any are obtained, and intellectual property rights against others. AeroGrow’s former employees or consultants may violate their non-disclosure agreements with AeroGrow, leading to a loss of proprietary intellectual property. AeroGrow also could incur substantial costs to assert its intellectual property or proprietary rights against others.

AeroGrow might not be able to hire and retain personnel with the appropriate experience and talent to build its sales and marketing capability which will negatively affect future revenue.

AeroGrow intends to hire sales and marketing personnel with some of the net proceeds from the Offering. If AeroGrow is unable to identify, hire or retain qualified sales and marketing personnel, AeroGrow will not be able to achieve future revenue.

AeroGrow’s future depends on the financial success of its kitchen garden systems. Since AeroGrow is introducing entirely new products without comparable sales history, AeroGrow does not know if its kitchen garden systems and seed kits will generate wide acceptance by consumers.

AeroGrow is introducing its kitchen garden systems and seed kits as new products to consumer markets unfamiliar with their use and benefits. AeroGrow does not know whether its products will generate widespread acceptance. If consumers do not purchase its products, AeroGrow will not be profitable and you may lose all of your investment. You must consider AeroGrow’s prospectus in light of the risks, expenses and challenges of attempting to introduce new products with unknown consumer acceptance.

AeroGrow’s marketing strategies may not be successful which would adversely affect its future revenues and profitability.

AeroGrow’s revenues and future depend on the successful marketing of its kitchen garden systems. AeroGrow cannot assure you that consumers will be interested in purchasing its products. AeroGrow initially plans to use direct marketing to sell its products via television commercials, infomercials, magazine and newspaper advertising and the Internet. Its infomercials and commercials may not generate sufficient income to continue to air them. If AeroGrow’s marketing strategies fail to attract customers, its product sales will not produce future revenues sufficient to meet its operating expenses or fund its future operations. If this occurs, AeroGrow’s business may fail and you may lose your entire investment.

AeroGrow’s current or future manufacturers could fail to fulfill AeroGrow’s orders for kitchen garden systems which would disrupt its business, increase its costs and could potentially cause it to lose its market.

AeroGrow will initially depend on one contract manufacturer in China to produce its kitchen garden systems. To date AeroGrow has received only limited quantities of finished products and does not yet have an operating history that demonstrates that this manufacturer can produce its kitchen garden systems in a timely manner or in sufficient volumes. The manufacturer may also fail to produce the kitchen garden system to AeroGrow’s specifications or in a workmanlike manner and may not deliver the systems on a timely basis. AeroGrow is in the process of identifying other manufacturers in China to assure them of an alternative source of supply. Any change in manufacturers could disrupt its business due to delays in finding a new manufacturer, providing specifications and testing initial production. A new manufacturer must also obtain an inventory of necessary parts and tools for production. AeroGrow owns the tools used by its Chinese manufacturer. AeroGrow’s manufacturer operates in a foreign country and may be subject to business, political, currency and regulatory risks outside the control of AeroGrow that may affect its ability to fulfill AeroGrow’s orders for kitchen garden systems.

If an exemption from registration on which AeroGrow has relied for any of its past offerings of common stock or warrants were later challenged legally, its principals may have to expend time defending claims and AeroGrow would then risk paying expenses for defense, rescission and/or regulatory sanctions.

To raise working capital, AeroGrow offered common stock and warrants in private transactions that AeroGrow believed to be exempt from registration under the Securities Act of 1933, as amended, and state securities laws. In 2004 AeroGrow also conducted a state registered offering in Colorado of common stock and warrants intended to be exempt from registration under the Securities Act of 1933, as amended, as an intrastate offering. In the event that one or more investors seeks rescission, with resulting return of investment funds and interest at a market rate, or that state or federal regulators seeks sanctions against AeroGrow or its principals, AeroGrow would spend time and financial resources, including some of the net proceeds of the February 2006 offering, to pay expenses for defense, rescission awards or regulatory sanctions. The use of funds would reduce the capital available to implement its full plan of operation.

There may be substantial sales of AeroGrow’s common stock by existing stockholders and by the selling security holders who purchase shares of AeroGrow’s common stock in the February 2006 offering which could cause the price of AeroGrow’s stock to fall.

Future sales of substantial amounts of AeroGrow’s common stock in the public market, if one develops, or the perception that such sales might occur, could cause the market price of its common stock to decline and could impair the value of your investment in AeroGrow’s common stock and its ability to raise equity capital in the future. As of March 31, 2006, AeroGrow had 9,145,120 shares of common stock outstanding, of which 544,228 shares may be sold immediately after the Merger without restriction. Of the remaining shares, (i) 710,009 shares issued upon conversion of the Convertible Notes in the principal amount of $2,130,000 at a conversion price of $3.00 per share will be subject to registration rights and are not subject to lock up restrictions, (ii) 2,148,000 shares issued in the February 2006 offering will be subject to registration rights and are not subject to lock up restrictions, (iii) 580,136 shares issued to Wentworth stockholders in the Merger will have registration rights, but of these shares, 396,813 shares will be subject to lock up restrictions for periods of 12 to 18 months, (iv) 811,391 shares were issued during 2005 and are considered “restricted” shares under Rule 144, (v) 4,285,121 shares have been held more than one year and may be transferred and sold, subject to the restrictions under Rule 144 or Rule 701 depending on the status of the holder and the holding period, and (vi) 66,235 shares gratned to employees nd directors on March 30, 2006 under the company’s 2005 Equity Compensation Plan. Of the shares identified in the last two categories above, 4,642,326 shares are subject to lock-up agreements for periods of 12 to 18 months. The lock up restrictions may be released by the agreement of AeroGrow and Keating Securities. The shares of AeroGrow’s common stock underlying the Convertible Notes and the warrants issued or to be issued to the holders of Convertible Notes are required to be registered for resale by AeroGrow following the Merger and will not be subject to lock up restrictions. As part of the February 2006 offering, AeroGrow has agreed to register for resale the shares of common stock issued to investors in the February 2006 offering (together with the shares of common stock underlying the 2,148,000 warrants issued in the February 2006 offering) on a registration statement to be filed with the SEC. In the event such registration statement is filed, the shares of common stock issued to the Wentworth’s stockholders in connection with the Merger will also be included on such registration statement. There can be no assurance that the shares of common stock subject to registration rights will become registered under the Securities Act. The sales of AeroGrow common stock by these stockholders having registration rights or even the appearance that such holders may make such sales once a registration statement becomes effective may depress any trading market that develops before you are able to sell the common stock you receive in the February 2006 offering.

AeroGrow’s outstanding warrants, options and convertible notes, and additional future obligations to issue AeroGrow securities to various parties, may dilute the value of your investment and may adversely affect AeroGrow’s ability to raise additional capital.

As of March 31, 2006, after giving effect to the Merger, the February 2006 offering and the Note Conversion, AeroGrow had committed to issue up to 5,941,756 additional shares of common stock under the terms of outstanding convertible notes, warrants, options and other arrangements. There are warrants and options outstanding that can be exercised for 1,126,128 shares of its common stock at exercise prices ranging from $0.005 to $15.00 per share and, as of March 28, 2006, the Company granted an additional 840,833 options and 66,235 shares of its common stock pursuant to the Company’s 2005 Equity Compensation Plan. There are 2,148,000 shares of common stock issuable upon exercise of the warrants issued to investors in the February 2006 offering exercisable at $6.25 per share. There are also 240,006 shares of common stock issuable upon conversion of Convertible Notes in the principal amount of $840,000 at a conversion price of $3.50 by holders who have elected to extend the maturity of their notes to December 31, 2006 and 7,500 shares of common stock issuable upon conversion of Convertible Notes in the principal amount of $30,000 at a conversion price of $4.00 by holders who have not elected to extend the maturity of their notes beyond June 30, 2006. There are 600,000 shares of common stock issuable upon exercise of outstanding warrants held by the initial holders of the Convertible Notes with exercise price of $5.00 per share. There are 426,000 shares of common stock issuable upon exercise of warrants, at an exercise price of $6.00 per share, that were issued to holders that elected to convert notes in the principal amount of $2,130,000. There are 174,000 shares of common stock issuable upon the exercise of warrants to be issued upon conversion of Convertible Notes in the principal amount of $870,000 at an exercise price of $6.00 per share. There are 60,000 shares of common stock issuable upon exercise of outstanding warrants issued in 2005 to Keating Securities or its designees in connection with the Convertible Notes offering with exercise price of $6.00 per share and 214,800 shares of common stock issuable upon exercise of outstanding warrants issued to Keating Securities in 2006 in connection with the Offering with an exercise price of $6.25. AeroGrow also has commitments to issue up to 38,204 shares of common stock under certain equity commitments.

AeroGrow has historically issued shares of its common stock or granted stock options to employees, consultants and vendors as a means to conserve cash, and AeroGrow will continue to grant additional shares of stock and issue stock options in the future. As of the date of the merger, AeroGrow was able to issue an additional 1,505,000 shares of common stock under its 2005 equity compensation plan (less 236,796 shares that were issued during 2005 under the plan, options to purchase 28,401 shares that were granted during 2005 under the plan and remain outstanding, and 38,204 shares under certain equity commitments that are expected to be issued under the plan). As of March 28, 2006, AeroGrow granted 840,883 options to purchase the Company’s common stock and 66,235 shares of common stock to employees, consultants and directors of the Company. There are 401,086 shares of common stock under its 2005 equity compensation plan available for issuance.

For the length of time these notes, warrants and options are outstanding, the holders will have an opportunity to profit from a rise in the market price of AeroGrow’s common stock without assuming the risks of ownership. This may adversely affect the terms upon which AeroGrow can obtain additional capital. The holders of such derivative securities would likely exercise or convert them at a time when AeroGrow would be able to obtain equity capital on terms more favorable than the exercise or conversion prices provided by the notes, warrants or options.

If AeroGrow’s common stock is traded, AeroGrow expects to be subject to the “penny stock” rules for the foreseeable future.

AeroGrow is subject now and expects in the future to be subject to the SEC’s “penny stock” rules if its common stock sells below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for AeroGrow’s common stock. As long as AeroGrow’s common stock is subject to the penny stock rules, the holders of its shares may find it more difficult to sell their securities.

The market price of the shares may fluctuate greatly. Investors in the company bear the risk that they will not recover their investment.

There is no clearly established market for AeroGrow’s shares at this time. The public market price is likely to be influenced by the price at which and the amount of shares the selling stockholders are attempting to sell at any point in time with the possible effect of limiting the trading price or lowering it to their offering price. Shares such as those of AeroGrow are also subject to the activities of persons engaged in short selling the securities which has the effect of driving the price down. Therefore, the price of AeroGrow’s common stock may fluctuate widely. A full and stable trading market for AeroGrow’s common stock may never develop in which event any holder of such shares may not be able to sell at the time he elects or at all.

AeroGrow’s articles of incorporation authorize the issuance of shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the board of directors.

AeroGrow’s articles of incorporation have authorized issuance of up to 20,000,000 shares of preferred stock (“Preferred Stock”) in the discretion of its board of directors. Any undesignated shares of Preferred Stock may be issued by AeroGrow’s board of directors; no further shareholder action is required. If issued, the rights, preferences, designations and limitations of such Preferred Stock would be set by the board of directors and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers.

USE OF PROCEEDS

All of the shares of common stock covered by this prospectus may be sold or otherwise disposed of for the account of the selling stockholders. AeroGrow will not receive any of the proceeds from the sale or other disposition of the shares or interests therein by the selling stockholders. AeroGrow will not receive any proceeds from the conversion of outstanding debt instruments.

This prospectus also covers the sale of shares of common stock receivable upon exercise of common stock purchase warrants and conversion of outstanding debt. In the event those common stock purchase warrants are exercised for cash, assuming no adjustments to the exercise price for anti-dilution protection, then AeroGrow estimates that it would receive approximately $21,727,500 in gross proceeds. Any proceeds received from the exercise of the warrants will be used for general corporate purposes.

There can be no assurance that any warrants will be exercised or that AeroGrow will receive any proceeds therefrom. It is common that such warrants are never exercised because the price of the common stock does not justify the exercise or the warrant expires by its terms.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Our board of directors will determine any future payment of cash dividends depending on our financial condition, results of operations, capital requirements, general business condition and other relevant factors. If we issue preferred shares, although currently unanticipated, no dividends may be paid on our outstanding common stock until all dividends then due on our outstanding preferred stock will have been paid.

MARKET DATA

The common stock has traded in the over-the-counter market by quotation on the OTC BB under the symbol "_____".

Our common stock is designated as “penny stock” and thus may be illiquid. The SEC has adopted rules (Rules 15g-2 through l5g-6 of the Exchange Act), which regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are any non-NASDAQ equity securities with a price of less than $5.00, subject to certain exceptions. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules. Since our common stock is subject to the penny stock rules, persons holding or receiving such shares may find it more difficult to sell their shares. The market liquidity for the shares could be severely and adversely affected by limiting the ability of broker-dealers to sell the shares and the ability of stockholders to sell their stock in any secondary market.

The trading volume in our common stock has been and is extremely limited. The limited nature of the trading market can create the potential for significant changes in the trading price for the common stock as a result of relatively minor changes in the supply and demand for our common stock and perhaps without regard to our business activities.

The market price of our common stock may be subject to significant fluctuations in response to numerous factors, including: variations in our annual or quarterly financial results or those of our competitors; conditions in the economy in general; announcements of key developments by competitors; loss of key personnel; unfavorable publicity affecting our industry or us; adverse legal events affecting us; and sales of our common stock by existing stockholders.

The high and low sales prices for the common stock for the period ____, 2006, the initial trading date, until ____, 2006, were $____ and $_____ respectively (such prices being stated without retail mark-up, mark-down, or commissions).

We have approximately 700 record holders of our common stock. We believe that in addition to the record ownership there are a limited number of beneficial owners who hold their shares in street name or through other nominees.

MANAGEMENT'S PLAN OF OPERATION

The following plan of operation provides information which AeroGrow’s management believes is relevant to an assessment and understanding of AeroGrow’s business, operations and financial condition. The discussion should be read in conjunction with the audited financial statements and notes thereto which are included in this Memorandum. This plan of operation contains forward-looking statements that involve risks, uncertainties and assumptions. AeroGrow’s actual results may differ substantially from those anticipated in any forward-looking statements included in this discussion as a result of various factors, including those set forth in “Risk Factors” contained elsewhere in this Memorandum.

Overview

AeroGrow is in the business of developing, marketing and distributing advanced indoor aeroponic garden systems. Since formation, through its development stage ending February 2006, its principal activities consisted of product research and development, market research, business planning and raising the capital necessary to fund these activities. AeroGrow has completed development of its kitchen garden systems and related bio-grow seed pods and has started manufacturing and sales activities as of March 2006. AeroGrow placed its initial manufacturing order for 4,000 units in December 2005 and began taking delivery of units in the first quarter of 2006. AeroGrow commenced its initial marketing and distribution of its products in the first quarter of 2006.

Liquidity and Capital Resources

As of March 31, 2006, AeroGrow has generated net proceeds from the sale of the following securities:

•           $2,279,444 from private placements of 2,040,611 shares of its common stock during 2002, 2003 and 2004,

•           $215,000 from the exercise of its redeemable $1.25 warrants and $2.50 warrants for 164,000 shares of common stock in 2003, 2004 and through June 30, 2005,

•           $2,307,737 from a Colorado registered offering of units consisting of 544,228 shares of common stock and its redeemable $10.00 warrants and $15.00 warrants during 2004,

•           $2,591,554 from its debt offering of convertible notes and redeemable 2005 warrants in June, July, August and September 2005,

•           $8,000 from the issuance of 1,600 shares of common stock pursuant to an agreement with an employee at $5.00 per share during the period June 30, 2005 through September 30, 2005,

•           $85,000 from the issuance of 38,000 shares of common stock pursuant to the exercise of $1.25 and $2.50 warrants,

•           $962,500 from the exercise of outstanding $1.25, $2.50 and $5.00 warrants for 395,000 shares of common stock during December 2005; and

•           $8,964,952 from the sale of common stock and warrants in the February 2006 offering, consummated February 24, 2006.

As of March 31, 2006, AeroGrow had a cash balance of approximately $8,840,168. This amount of cash capital will be sufficient to meet its liquidity requirements for the next 12 to 18 months. AeroGrow anticipates its principal sources of liquidity during 2006 will be the net proceeds from the February 2006 offering and proceeds from initial sales of AeroGrow’s products.

AeroGrow expects to incur additional losses in the foreseeable future and at least until such time as it successfully commences volume production of its products and successfully launches its marketing and public relations campaigns for its products. Accordingly, there is no historical financial or other information about AeroGrow which you could use to determine its future performance.

AeroGrow has used the funds raised to date to:

•            complete the research and development of its basic and deluxe kitchen garden systems,

•            commence manufacturing of its deluxe kitchen garden system and six varieties of seed kits,

•            commence development of its direct response marketing advertisements including one 30-minute infomercial and 60-second television commercials, and

•            commence development of its public relations launch scheduled for the first half of 2006.

AeroGrow anticipates that existing cash resources will be sufficient to complete these activities. AeroGrow plans to launch the sale of its kitchen garden systems nationally through a direct-to-consumer advertising campaign and through selected retail outlets and to date has shipped products to Sur La Table, a retailer, and Frontgate, a nationally recognized catalogue. AeroGrow intends to use its working capital principally to purchase inventory, fund its initial media advertising, fund a portion of its public relations campaign and trade show costs. If the holders choose not convert or elect not to extend the maturity of the Convertible Notes, AeroGrow will have to use a portion of its working capital to repay the Convertible Notes instead of funding its plan of operations as outlined above.

Plan of Operation

During the balance of 2006, AeroGrow intends to expand its efforts in manufacturing, marketing, distributing and selling its kitchen garden systems. Manufacturing activities began in January 2006 for pilot production and production capacity is being expanded, both in terms of capacity at its current contract manufacturer as well as seeking additional contract manufacturers, for the balance of calendar year 2006. AeroGrow intends to complete its infomercial in the second calendar quarter of 2006 time frame and begin test marketing. Initial test marketing shipments to retail launch partners, including Sur La Table, Frontgate and others commenced in March 2006. In order to transition from its development stage to an operating company, AeroGrow has strengthened its management team with the additional of a Vice President of Sales, a Vice President of Operations, a new Chief Financial Officer and other operations and administrative staff. AeroGrow also is expanding its new product development activities to sustain operations beyond its initial product offerings.

AeroGrow has developed many of its marketing materials, including its website, product brochures, retail packaging and other retail collateral materials and public relations kits. Additional development is in process for in-store point of purchase supplies, infomercial and short-form television show and print media items. Many of these items will be completed in the period of March to June 2006.

AeroGrow’s plan of operation for the balance of the 2006 and early 2007 fiscal years will depend, in part, on the assumptions used to develop its business plan and whether they were or have been inaccurate or need to be changed to respond to different assumptions or different business needs or objectives. Any changes could cause the working capital to be insufficient to fund its operations and it could be required to seek additional financing sooner than it currently anticipates.

Manufacturing. AeroGrow plans to manufacture its products using contract manufacturing sources that are supervised by its internal engineering and manufacturing teams. Its bio-grow seed pods will initially be produced and assembled in its laboratory facilities in Longmont, Colorado.

On September 30, 2005, AeroGrow entered into a manufacturing agreement with Source Plus, Inc. (“Source Plus”) an Alabama corporation, and Mingkeda Industries Co., Ltd. (“Mingkeda”), a Chinese company located in the Guangdong Province of China that has primarily manufactures light fixtures in the past. This agreement supersedes a prior agreement with Mingkeda and Source Plus. Under the terms of this agreement, Source Plus advanced monies to Mingkeda for tooling and molds to build AeroGrow’s products. To reimburse Source Plus for its advance to Mingkeda, AeroGrow issued 62,000 shares of its common stock to Source Plus in October 2005 with an estimated market value of $5.00 per share. AeroGrow recorded a $310,000 asset for tooling which AeroGrow will depreciate over a period of three years to reflect the estimated useful life of the tooling. AeroGrow and Source Plus have agreed to certain selling restrictions on its sale of AeroGrow common stock. In the event certain capital raising is not completed by June 1, 2006, Source Plus may require AeroGrow to repay the $155,000 in exchange for its return of AeroGrow stock. If the market value of AeroGrow common stock issued to Source Plus is less than $155,000 one year after the closing of the Offering, then AeroGrow has agreed to pay such difference to Source Plus in cash within sixty days following the one year date, plus interest at 5% per annum. Further, in return for a $0.50 per unit price concession from Mingkeda for products AeroGrow has purchased, AeroGrow issued 10,000 shares of its common stock to Mingkeda in October 2005 with an estimated market value of $5.00 per share based on the discussions the company had with investment bankers at that time. These shares are subject to the same selling restrictions as the stock issued to Source Plus. AeroGrow recorded a $50,000 expense for inventory which AeroGrow will charge to cost of sales at a rate of $0.50 per unit for each unit sold or one year, whichever occurs sooner.

The new agreement provides for payment of the purchase price of products manufactured by Mingkeda as follows: 30% paid twenty-five days prior to shipment, 50% paid upon shipment and the remaining 20% paid thirty days after shipment. AeroGrow has also agreed to pay to Source Plus a commission of 2% of the total purchases of the product with such payments to be made using the same proportions as AeroGrow’s payments to Mingkeda. In addition, Source Plus is entitled to receive 2% of all purchases by AeroGrow of kitchen gardens, from all sources, for a period of eighteen months from the date of the initial shipment from Mingkeda. Mingkeda will manufacture and ship the products as and when required by AeroGrow and will maintain an agreed level of quality. Mingkeda has agreed to develop sufficient capacity to manufacture up to 30,000 kitchen garden systems per month. AeroGrow will have the right to audit Mingkeda’s manufacturing performance periodically and maintain an agent in the Mingkeda plant to inspect its production. AeroGrow believes that its products will be manufactured to the highest quality standards at acceptable costs. In order to diversify its risk to a single manufacturer, as well as provide for capacity beyond that of Mingkeda, AeroGrow is actively seeking additional contract manufacturing sources.

The manufacturing agreement with Mingkeda and Source Plus provides for protection of the intellectual property rights of AeroGrow. Under the agreement, Source Plus is specifically responsible for working as the liaison between AeroGrow and Mingkeda with responsibility for oversight of quality control in the manufacturing of the products, reviewing of specifications and making sure that Mingkeda complies, monitoring order fulfillment and similar tasks related to quality of the finished goods. Source Plus receives a 2% commission for their work. Mingkeda manufactures the product to the specifications of AeroGrow at a predetermined line item component and assembly cost and is subject to cost fluctuations only due to changes in exchange rate and cost of raw materials, which must be pre-approved by AeroGrow.

Public Relations Program. During the first calendar quarter of 2006, AeroGrow initiated a public relations program designed to gain a wide exposure for AeroGrow and its kitchen garden systems through news stories:

•            on radio and television,

•            in food and gardening sections of newspapers,

•            in food and gardening magazines, and

•            on the Internet.

AeroGrow’s products were sent to selected major food and gardening editors, other recognized gardening and cooking authorities and celebrities to familiarize them with the products. The public relations program to date has yielded placements in newspapers such as the New York Times, magazines such as Readers Digest and television shows such as Good Morning America, AeroGrow had signed a letter agreement with Patrice Tanaka & Company, Inc. to manage its public relations activities. This agreement is cancelable by either party at any time. AeroGrow have agreed that 25% of Tanaka’s hourly compensation will be paid in shares of its common stock at the then current market value, which has totaled 9,388 shares of common stock through February 28, 2006.

Direct Response Marketing and Sales. AeroGrow will begin testing various direct marketing advertisements during the second calendar quarter of 2006 including:

•            60-second television commercials,

•            30-minute infomercials,

•            home shopping networks, and

•            print and Internet advertising.

AeroGrow will develop a plan based on the results of this testing to generate direct sales nationally in the experienced gardener market, the “want-to-be” gardener market, the kitchen products and small appliance markets and the office and home décor markets.

AeroGrow receives the full retail selling price for its products when AeroGrow markets directly to consumers, which yields higher gross profit margins than sales made at wholesale prices. However, the gross margins for direct-to-consumer sales have a higher marketing cost associated with them. Accordingly, the level of product awareness achieved by these direct marketing programs will depend on the level of consumer response generated by AeroGrow’s advertisements. The consumer response, in turn, generates revenues which allow AeroGrow to maintain higher levels of media expenditures.

AeroGrow entered into an agreement with Respond2, Inc. (“Respond2”) to develop and produce one 30-minute infomercial and 60-second television commercials. AeroGrow has paid to Respond2 a creative fee of $15,000 in cash plus 3,000 in shares of its common stock valued at $5.00 per share. AeroGrow also agreed to pay to Respond2 all actual approved production costs currently estimated at approximately $400,000, and a profit percentage equal to 33% of the production costs. The profit percentage will be paid in shares of AeroGrow’s common stock valued at 80% of the then current market price. AeroGrow currently estimates that the total compensation payable to Respond2 during the term of this agreement will be approximately $415,000 in cash and AeroGrow will issue an aggregate of 30,000 shares of common stock to Respond2 assuming a market price of $5.00 per share during the term of the agreement.

AeroGrow intends to launch its products nationally through direct response marketing channels and to maintain a dedicated e-commerce website. AeroGrow plans to initially allocate $1.9 million to purchase television time for direct response advertising, $200,000 to purchase print advertisements in newspapers and magazines and $50,000 to maintain its website.

Retail Marketing and Sales. During the 2006 fiscal year, AeroGrow plans to expand the distribution of its products to additional channels including:

•            television shopping networks,

•            catalog companies, and

•            specialty retailers including cooking and gourmet, gardening and housewares.

AeroGrow has developed a nationwide network of manufacturer sales representative organizations with experience in each of these retail categories to manage sales activities for these channels. These sales representatives will be independent contractors compensated by commission based on the sales they generate. Although AeroGrow’s gross profit margins will be lower when selling through retail channels, AeroGrow will not incur the relatively higher advertising costs associated with its direct response marketing. AeroGrow’s ability to establish and maintain sales through retail channels will depend on the success of its public relations and direct marketing campaigns in generating awareness for its products, the retailers’ ability and willingness to merchandise its products and consumer acceptance for its kitchen garden systems.

Distribution. AeroGrow’s kitchen garden systems will be shipped from its manufacturer in China primarily via ocean cargo to a fulfillment center in Reno, Nevada, however, initial shipments are being shipped via airfreight to meet customer delivery dates and allow for additional quality inspection during the early stages of production. Its seed pods are being shipped from its manufacturing facility in Longmont, Colorado, to the fulfillment center. AeroGrow has contracted with Innotrac Corporation (“Innotrac”), a Georgia corporation, to fulfill, store and ship its products. Innotrac will provide warehousing, order packing and shipping for the products sold through both its direct response channels and retail channels on primarily a variable cost basis. Costs for warehousing, order packing and shipping for the products sold through direct response channels are estimated to be about $1.50 to $2.00 per units plus actual freight costs forecasted between $5.00 and $10.00 per order. These costs are included in the shipping and handling charge paid by the direct response purchaser. For retail distribution, the costs for warehousing, order packing and shipping are estimated to be between $.50 and $1.00 per unit because of the efficiencies gained in shipping larger quantities per order. Freight costs will vary significantly depending upon quantity ordered and destination, but they are projected to be in the range of 2% to 4% of the sales net of reimbursement from customers. Innotrac also provides payment processing, database management and customer support services for the direct response sales. These costs are projected to be approximately 2.5% of sales for payment processing and 1% of sales for customer support, with database management costs included in the foregoing. The contract with Innotrac is for an initial term of three years, but provides for termination by either party on ninety days’ written notice.

AeroGrow is negotiating with a telemarketing company to provide operators who will take calls from consumers responding to its direct response marketing. These orders and the orders received on its website will be provided to Innotrac once each day to be fulfilled. Telemarketing costs per order are projected at 4% of direct response sales.

International Sales. Once AeroGrow has established consumer acceptance of its products in the United States, it intends to actively seek to establish international distributors in key markets in Europe and Asia. Its goal is to partner with successful distribution companies that possess both direct and retail marketing experience. These partnerships will most likely be in the form of exclusive distributor or licensing agreements tied to performance criteria. AeroGrow anticipates that such distributors will modify AeroGrow’s marketing and advertising materials developed for United States’ markets for use in their respective markets.

Inflation and Seasonality. AeroGrow does not expect inflation to have a significant effect on its operations in the foreseeable future. Because its kitchen garden systems are designed for an indoor gardening experience, it is possible that AeroGrow may experience slower sales in the United States during April through September when its consumers may tend to garden outdoors. However, AeroGrow currently anticipates increased sales during the holiday season in the fourth calendar quarter and in the first calendar quarter due to additional marketing AeroGrow plans to undertake.

Research and Development

During the year ended December 31, 2005, AeroGrow incurred $577,302 in research and development costs. During the year ended December 31, 2004, AeroGrow incurred $333,253 in research and development costs. During the year ended December 31, 2003, AeroGrow incurred $344,164 in research and development costs. AeroGrow initially focused its efforts on determining if an aeroponic product could be developed for consumer use in the home at attractive prices. AeroGrow then focused on developing the design, technology and various prototype models. In addition, AeroGrow set up a greenhouse and laboratory to measure the success of growing herbs, vegetables and flowers with various seeds, cuttings and nutrients under different lighting conditions. Finally, AeroGrow filed patent applications for the technology used in its kitchen garden systems.

In the next twelve months AeroGrow intends to continue researching and developing new product designs and product extensions including, but not limited to, nutrient delivery systems and additional seed varieties for its seed kits.

Off-Balance Sheet Arrangements

AeroGrow has certain current commitments under operating leases and has not entered into any capital leases or contracts for financial derivative instruments such as futures, swaps and options.

Critical Accounting Policies and Estimates

Significant estimates include valuation of AeroGrow’s non-monetary transactions in connection with issuances of common stock and common stock warrants and options. This estimate has had a material or substantial effect upon AeroGrow’s operations.

BUSINESS

Overview

AeroGrow was formed as a Nevada corporation on March 25, 2002. AeroGrow’s principal business is researching, developing and marketing advanced indoor aeroponic garden systems designed and priced to appeal to the gardening, cooking and small kitchen appliance, healthy eating and home and office décor markets worldwide. Since formation, AeroGrow’s principal activities have consisted of product research and development resulting in the filing of 14 patent applications and ten trademark applications, the development of two proprietary growing systems and 6 proprietary seed kits, research into the markets for AeroGrow’s products and the best channels through which to sell them, business planning and raising the capital necessary to fund these activities. In December 2005, AeroGrow commenced pilot production of its AeroGarden™ system and, in March 2006, AeroGrow began shipping these systems to retail and catalogue customers.

AeroGrow’s principal products are “kitchen garden” indoor growing systems and proprietary seed kits that will allow consumers, with or without gardening experience, to easily grow cherry tomatoes, cilantro, chives, basil, dill, oregano, mint, flowers, chili peppers and lettuce throughout the year. AeroGrow’s kitchen garden systems are designed to be simple, consistently successful and affordable. AeroGrow believes that its focus on the design and features of its kitchen garden systems will make them the first of their kind on the consumer market. We reached this conclusion on he basis of standard means of market research, including focus groups and potential customer interview techniques, review of potentially competitive products offered at all ranges of functionality and price, and testing of products that may be considered competitive in function although not necessarily competitive in terms of market orientation.

AeroGrow has filed thirteen patent applications in the United States and one international patent application to protect its core inventions. To date, no patens have been grated and there is no assurance such applications will be granted. Although aeroponic technology cannot in and of itself be patented, the patent applications include aeroponic technological advances described below as well as product, nutrient and seed pod inventions designed to enhance plant growth. Many of AeroGrow’s patent-pending companion technologies are based on its innovations in the fields of biology, plant physiology, chemistry and adaptive learning computer science. In addition, AeroGrow has developed certain trade secrets which simplify, combine and integrate its core technologies into its indoor kitchen garden systems.

AeroGrow believes that its inventions and combined technologies will allow almost anyone, from consumers who have no gardening experience to professional gardeners, to produce year-round harvests of cherry tomatoes, cilantro, chives, basil, dill, oregano, mint, flowers, chili peppers and lettuce provided in its seed kits regardless of season, weather or lack of natural light. AeroGrow believes that its kitchen garden systems’ unique and attractive designs make them appropriate for use in almost any location including kitchens, bathrooms, living areas and offices.

AeroGrow’s basic kitchen garden system and its deluxe kitchen garden system are projected to retail at prices ranging from $99 to $149 based on the channel of distribution in which they are sold and the specific product features provided. AeroGrow currently expects to market its deluxe kitchen garden system in the United States immediately following completion of the Merger and the Offering.

Hydroponic Industry - Background and Opportunity

Hydroponics is the science of growing plants in water instead of soil. Used commercially worldwide, hydroponics is considered an advanced and often preferred crop production method. Hydroponics is typically used inside greenhouses to give growers the ability to better regulate and control nutrient delivery, light, air, water, humidity, pests and temperature. Hydroponic growers benefit by producing crops faster and enjoying higher crop yields per acre than traditional soil-based growers.

Aeroponics is derived from hydroponics and occurs when plant roots are suspended in an air chamber and bathed at regular intervals with nutrient solution. AeroGrow believes that the aeroponics technology used in its kitchen garden systems is a technological advance over hydroponics because plant roots are suspended in a near-100% humidity, oxygen-rich air chamber and bathed in a nutrient-rich solution.

AeroGrow conducted informal market research to help determine the products to be created and the market characteristics. AeroGrow conducted research with approximately 500 individuals who were located either by their signing up on the website to pre-order the basic product, agreed to be beta testers of the basic product, came to preview meetings concerning the company and friends of employees and consultants that were asked to locate persons for market testing. The research consisted of face to face and internet interviews/surveys with potential consumers and standard focus group experiences. From some of the contacts, AeroGrow obtained a 10 page questionnaire and in other instances the responses were taped for later review. Persons from approximately 35 states responded to the surveys and focus groups. A professional market research consultant assisted with the design, implementation and analysis of the focus groups, individual interviews and surveys. From this research, it appears to AeroGrow that there is a potential, sizeable national market for its countertop soil-less kitchen garden systems for use indoors in homes and offices. Until the development of AeroGrow’s kitchen garden systems, significant barriers have prevented hydroponic or aeroponic technology from being incorporated into mainstream, mass-marketed consumer products, including:

•            Consumers generally lack the specialized knowledge required to select, set up, operate and maintain the various components for a typical hydroponic or aeroponic system, including growing trays, irrigation channels, growing media nutrient reservoirs and nutrient delivery systems consisting of electronic timers, pumps, motors, tubing and nozzles.

•            Consumers generally do not possess the specialized knowledge required to select, set up, operate and maintain the varied indoor lighting systems that are necessary to grow plants in the absence of adequate indoor natural light.

•            Consumers are required to properly mix and measure complex hydroponic nutrient formulas which change depending on the plant variety and the stage of plant growth. In addition, consumers must deal with the problem of nutrient spoilage.

•            Federally-mandated water quality reports show that the water in many large cities is not suitable for hydroponic or aeroponic growing and requires chemical treatments. Consumers generally are unaware of how to adjust the water for healthy plant growth.

AeroGrow believes that these complexities have been accepted in existing hydroponic market channels because its research has indicated that hydroponic manufacturers have generally focused their product development and marketing efforts on satisfying the needs of the commercial greenhouse and dedicated hobbyist markets. AeroGrow’s research has indicated that the hydroponic growing equipment currently available in these markets is bulky, expensive and comprised of many parts. These users are motivated to gain the specialized knowledge, equipment and experience currently required to successfully grow plants with these products.

AeroGrow believes that the complexities of currently available commercial hydroponic products fail to address the needs and wants of the mass consumer market, leaving that market unserved. AeroGrow further believes that its trade secrets, patent-pending inventions and companion technologies have simplified and improved hydroponic and aeroponic technologies and enabled it to create the first indoor aeroponic gardening system appropriate for the mass consumer market.

AeroGrow’s Proprietary Technology

AeroGrow has spent more than three years innovating, simplifying, combining and integrating numerous proprietary technologies and inventions into a family of “plug and grow” aeroponic kitchen garden systems and related seed kits specifically designed and priced for the mass consumer market. AeroGrow has filed thirteen patent applications in the United States and one international patent application to protect its inventions. Following is a description of AeroGrow’s proprietary technologies and inventions which are used together in its kitchen garden system and seed kits. The inventions under the patent applications have not been granted patents, and there can be no assurance that patents will be granted.

Rainforest Nutrient Delivery System. AeroGrow’s “rainforest” nutrient delivery system combines its patent-pending technologies with features from several advanced hydroponic or aeroponic methodologies into a proprietary system designed to provide the benefits of accelerated aeroponic plant growth. These hydroponic or aeroponic methodologies include:

•            Drip Technologies. Drip systems create nutrient irrigation by pumping nutrient solution from a reservoir up to the base of the plant and saturating a soil-less growing medium. The growing medium delivers nutrients and moisture to plant roots which is similar to rainwater as it drips through the soil and past plant roots.

•            Ein Gedi Aeroponic Technologies. Plant roots in aeroponic systems are suspended in an air chamber and bathed at regular intervals with nutrient solution. In the Ein Gedi variation of aeroponics, plant roots are allowed to grow directly into nutrient solution after passing through an air space.

AeroGrow’s rainforest technology suspends plant roots into a 2 to 4 inch air chamber above an oxygenated nutrient solution. Nutrients are pumped from the nutrient reservoir to the base of each plant where a regulated flow of nutrients drips down through plant roots.

Pre-Seeded Bio-Grow Seed Pods. AeroGrow’s proprietary bio-grow seed pods include pre-implanted seeds, a bio-sponge growing medium, removable bio-dome covers and a grow basket to assist with the proper distribution of moisture. AeroGrow’s seed pods must be used in its kitchen garden systems in order to grow plants. AeroGrow believes consumers may use seeds purchased from other sources for use in its kitchen garden system, although AeroGrow cannot provide any assurances on germination and growth in such cases.

AeroGrow selected the seeds to pre-implant in its bio-grow seed pods after two years of extensive research which included:

•            analyzing thousands of seed varieties,

•            growing and testing several hundred varieties of plants in its greenhouse and grow laboratories, and

•            testing the taste and appearance of its grown vegetables, herbs and flowers with consumers.

AeroGrow implants its selected seeds in a bio-sponge growing medium principally developed for rapid germination and enhanced root growth. The bio-sponge helps facilitate and regulate oxygen, moisture and nutrition, and supports plant roots from germination through maturity and harvest. AeroGrow’s bio-grow domes create a mini-greenhouse environment by covering the grow surface to create a near-100% humidity air chamber which is optimal for most plant germination and initial growth. Bio-grow domes help regulate moisture and temperature to levels optimal for plant germination.

AeroGrow’s proprietary bio-grow seed pods are a vital component of its kitchen garden system. AeroGrow’s bio-grow seed pods will be packaged along with nutrients in its proprietary seed kits to be used exclusively in its kitchen garden systems. These seed kits currently include seeds for cherry tomatoes, cilantro, chives, basil, dill, oregano, mint, chili peppers and flowers. In addition to pre-seeded pods, AeroGrow also plans to allow consumers to purchase unseeded pods to give them the opportunity to grow their own seeds in AeroGrow’s kitchen garden systems. AeroGrow seed-pods will be required for use with the kitchen garden systems. However, not all plants are appropriate to grow in the kitchen garden system.

Microprocessor-Based Control Panel and Nutrient Cycle Delivery System. AeroGrow believes that certain common problems face both experienced gardeners and beginning gardeners, including:

•            improperly watering plants,

•            improperly feeding plants, and

•            failing to provide plants with sufficient light needed for healthy growth.

To assist consumers, especially inexperienced gardeners, AeroGrow has developed two patent-pending microprocessor-based technologies that address these common problems. These technologies are designed to:

•            regulate the lighting system,

•            automatically alert users when it is time to add water and nutrients,

•            help simplify and reduce consumers’ time and involvement in caring for plants,

•            reduce the variables and errors often made by consumers in plant care, and

•            enhance plant growth.

AeroGrow has developed two kitchen garden systems with different control systems which are described, below, at “AeroGrow’s Kitchen Garden Systems.” AeroGrow’s microprocessor-based control panel will be available as an accessory for its basic kitchen garden system and is included as a standard feature on its deluxe kitchen garden system. This control panel includes an electronic nutrient and water reminder system and microprocessor-controlled lights that alert consumers to add water and nutrients when needed and help ensure that plants are properly fed and receive the proper lighting.

In addition, AeroGrow’s deluxe kitchen garden system includes its microprocessor-based nutrient cycle delivery system as a standard feature. With its nutrient cycle delivery system the consumer selects from four plant types (lettuce, herbs, tomatoes or flowers) and the system then automatically adjusts and optimizes the nutrient, water and lighting cycles based on the plant variety selected.

Time-Release Nutrient Tablets. Plants require a balanced mixture of nutrients for optimal growth. Certain nutrient combinations, including calcium nitrate and magnesium sulphate, generally cannot be combined, mixed or stored in the same container due to specific chemical reactions that bind them together and renders them useless to plants. Hydroponic growers seek to solve this problem by packaging various nutrient concentrations in up to four separate containers which are individually measured and added as needed by the consumer. These nutrient complexities require consumers using hydroponic systems to:

•            understand the blends of nutrient fertilizer that are best suited for the specific variety of plants they are growing,

•            understand the nutrient requirements for the specific plant variety at each of three stages of its growth and maturity,

•            measure and blend nutrients from up to four different concentrated solutions and add them to specific measured quantities of water, and

•            monitor, adjust and re-mix nutrient fertilizers over time.

AeroGrow believes that current plant nutrition processes required for successful hydroponic growing have created barriers to mass consumer use and acceptance because they are cumbersome and complex. To help overcome these barriers, AeroGrow has spent nearly three years developing time-release nutrient tablets designed specifically to deliver the proper nutrients to the plants, while offering consumers a user-friendly nutrient system. The consumer simply adds the plant-specific nutrient tablets to the kitchen garden systems when instructed by the microprocessor-based nutrient cycle delivery system, usually once every two weeks. The nutrient tablets eliminate the need for measuring and mixing multi-part nutrient formulas and storing various nutrients in separate containers. The nutrient tablets customize multiple nutrients and minerals such as calcium, magnesium and iron for specific plant varieties at different stages of their growth.

Water Quality. Tap water as supplied by local municipalities often is not conducive to aeroponic or hydroponic growth. To address these problems, most hydroponic growers monitor and chemically adjust the water they use on a daily or weekly basis.

AeroGrow believes that the problems associated with the wide range of water chemistry found throughout the United States (and possibly internationally), as well as the complexities involved in monitoring water chemistry, are significant barriers which limit the use of hydroponic gardening by the general public. AeroGrow has developed a patent-pending formula that automatically adjusts and balances the water to a level capable of sustaining healthy plant growth in an aeroponic environment. This formula is pre-mixed into AeroGrow’s time-release nutrient tablet described above, which eliminates the need for consumers to understand water chemistry.

Integrated and Automated Lighting System. Hydroponic systems typically do not incorporate built-in lighting systems. Lighting systems must typically be purchased as separate components and assembled by the consumers. Hydroponic lighting systems generally consist of a ballast, reflector hood, lights and an electronic timer. The consumer must suspend the lighting system over the hydroponic unit and then continually raise the lights as the plants grow. Complete lighting systems often cost hundreds of dollars, which is considerably more than the cost of AeroGrow’s entire kitchen garden system.

AeroGrow’s kitchen garden systems include built-in adjustable grow lights with ballast, reflector hood, lights and electronic timer. AeroGrow’s integrated lighting systems include high-output compact fluorescent light bulbs that deliver a spectrum and intensity of light designed to help optimize plant growth without natural light. In addition, AeroGrow’s lighting system is fully automated and controlled by its microprocessor-based control panel described above.

Adaptive Growth Software. Through continual research and testing in AeroGrow’s grow laboratory, AeroGrow’s plant scientists have determined that better plant growth can be achieved if nutrients, moisture and lighting are adapted and customized to the specific stages of the plants’ growth: germination, initial growth and advanced growth. AeroGrow has developed a proprietary software technology entitled “adaptive growth technology” which automatically analyzes and adjusts the nutrient delivery schedules based on plant maturity. AeroGrow intends to introduce this technology into its deluxe kitchen garden system as an added feature for specialty retailers in the future.

AeroGrow’s Kitchen Garden Systems

AeroGrow has initially developed two kitchen garden systems with projected initial retail prices ranging from approximately $99 to $149 depending on the features and model selected and the channels of distribution through which they will be marketed.

Basic Kitchen Garden System. AeroGrow’s basic kitchen garden system features its rainforest nutrient delivery system and an integrated lighting system. This product is projected to retail for $99. AeroGrow’s microprocessor-based control panel will be available as an optional accessory with a projected retail price of $29.

Deluxe Kitchen Garden System. AeroGrow’s deluxe kitchen garden system contains the features of its basic kitchen garden system, including the microprocessor-based control panel, and adds its microprocessor-based nutrient cycle delivery system. AeroGrow currently plans to launch this product as part of an initial direct marketing campaign following the Merger and Offering at a price of $149.

AeroGrow’s Seed Kits

AeroGrow has developed and is producing a variety of seed kits to be used in its kitchen garden systems. These seed kits include pre-seeded bio-grow seed pods and a three- to six-month supply of nutrients, including its formula for adjusting water quality. AeroGrow expects its seed kits to retail at prices ranging from $14.99 to $19.99. Currently developed seed kits include:

•            cherry tomato garden,

•            chili pepper garden,

•            gourmet herb garden,

•            salad greens garden,

•            grandiflora petunia garden, and

•            international basil garden.

AeroGrow’s seed kits, time-release nutrient tablets and replacement light bulbs will be sold to consumers for use with its kitchen garden system. Additionally, seed pods will be sold for use by consumers who wish to try to grow their own seeds, but no assurance can be given that all varieties of plants will grow with the AeroGrow kitchen garden system.

Additional Future Products

In addition to its kitchen garden systems, AeroGrow is developing and plans to market in the future companion products designed to provide a successful gardening experience for consumers of all experience levels while providing a potentially continuing and profitable revenue stream for it. AeroGrow’s development and production of the following additional products will depend in large part on the revenues generated from future product sales and the availability of additional financings.

Magic Garden. AeroGrow’s children’s magic garden is designed for simplicity and ease of use. AeroGrow anticipates introducing this garden system in the toy market.

Decorator Office Garden. AeroGrow is developing a garden system designed specifically for use in offices and work stations to introduce decorative and fragrant living flowers into the workplace.

Professional System. A larger-scale garden system is planned for small businesses, florists, restaurants, large families and gardening enthusiasts who want to grow large quantities of vegetables, herbs and flowers.

Future Seed Kits. AeroGrow plans to complete development and start producing an additional six to ten seed kits in 2006. AeroGrow currently anticipates that these seed kits could include strawberries, cilantro garden, sunny flower garden, baby bell peppers, Asian hot peppers, Italian basil garden, Italian herb garden, French herb garden and salsa garden with cherry tomatoes, jalapenos and cilantro.

Other Additional Future Products. AeroGrow is considering other products for future development, including:

•            a solar-powered system for outdoor use,

•            educational units specifically designed for use in schools,

•            a “vacation-friendly” water reservoir attachment that will hold sufficient water to enable plants to remain healthy for about three weeks while untended, and

•            tiered “wall farm” systems that will contain several kitchen garden systems designed to produce larger quantities of crops.

Development of the additional range of systems, including units for the office, some seed kits, water reservoir development and wall units, are included in the estimated research and development expenses for the future. For other product expansions and new products, AeroGrow has not budgeted amounts for their research and development at this time, and in connection therewith may need to raise additional capital.

Markets

Based on AeroGrow’s informal market research, consisting of individual consumer interviews, focus groups and Internet survey responses, AeroGrow believes that its kitchen garden systems will appeal to a broad spectrum of the people in the United States and internationally, including Europe and Japan. AeroGrow believes that its products will appeal to at least four major market segments:

•            experienced gardeners,

•            novice and “want-to-be” gardeners,

•            the kitchen products and small appliances market, and

•            the office and home décor markets.

Further, based on its discussions with potential distributors, AeroGrow believes that its kitchen garden systems also present opportunities in the specialized toy, educational, gift and hydroponic hobbyist markets.

Gardener Market. The 2002 National Gardening Survey conducted by the National Gardening Association states that gardening was America’s number one hobby with more than 70 million active gardeners. In the United States in 2002 there were estimated to be 27 million vegetable gardeners with one out of every four households having a vegetable garden, over 15 million fresh herb gardeners and over 20 million flower gardeners. AeroGrow believes that its kitchen garden systems and related products can offer both expert and novice gardeners several major benefits not readily available through traditional gardening methods, including:

•            the ability to grow fresh herbs, lettuces, vegetables, tomatoes and flowers year-round, regardless of indoor light levels or seasonal weather conditions,

•            the ability to easily start plants indoors during colder months and then transplant them outdoors at the onset of the outdoor growing season,

•            the ability to use stem cuttings to propagate multiple reproductions of the desired plants in AeroGrow’s kitchen garden systems,

•            the reasonable assurance that crops can grow successfully by significantly reducing potential obstacles such as uncertain weather and garden pests,

•            the ease of growing hydroponically in contrast to the toil associated with traditional gardening, including preparing the soil, planting, thinning, weeding and watering.

“Want-to-be” Gardener Market. AeroGrow believes that many people have an interest in gardening but lack the knowledge, confidence, available space, equipment or time to garden. AeroGrow has observed the following barriers to beginning to garden:

•            gardening requires an ongoing time commitment,

•            apartment, high-rise and condominium dwellers often lack the land needed for a traditional garden,

•            gardening requires physical work which can be a significant barrier to older people or people with limited mobility or health issues,

•            buying the necessary equipment to garden can be expensive, and

•            gardening requires knowledge and expertise.

AeroGrow believes that its kitchen garden systems overcome many of these barriers and provide a simple, convenient way for many current non-gardeners to begin to garden.

Kitchen Products and Small Appliances Market. AeroGrow believes that many Americans now enjoy cooking as a form of entertainment or hobby and that these people repeatedly purchase new kitchen appliances and will be motivated to purchase AeroGrow’s kitchen garden systems and related seed kits. Consumers in this potential market include:

•            people interested in cooking who would appreciate the convenience and satisfaction of having a readily available supply of fresh-cut herbs and basils to flavor soups, salads and other dishes,

•            people who prefer the distinctive texture and taste of freshly picked, vine-ripened tomatoes, basils, lettuces and other vegetables over days-old supermarket produce, and

•            people interested in healthy, pesticide-free foods for themselves and their families, reflecting both the rapidly growing interest in naturally and organically grown foods and the increasing number of people who, for health or weight concerns, include salads and fresh vegetables as part of their families’ diets.

AeroGrow believes that its kitchen garden systems will be embraced in this market by people who understand the value of having an ongoing supply of fresh herbs and vine-ripened produce throughout the year.

Office and Home Decor Market. Flowers are frequently used to brighten homes and offices around the world. It is difficult to readily grow flowers indoors due to a lack of sufficient light and growing knowledge. As a result, people often use cut flowers which are expensive, short-lived and require ongoing maintenance. AeroGrow’s kitchen garden systems enable colorful and fragrant flowers to be easily grown indoors year-round. Flowers grown with its kitchen garden systems will last for months with minimal care and maintenance. Flowers can be grown in a wide variety of indoor locations, including kitchen and bathroom countertops, living rooms, bedrooms, family rooms, offices, work stations, waiting rooms and lobbies. In addition, professional plant caretakers may be motivated to include AeroGrow’s kitchen garden systems among their traditional plant options because of the relatively low cost and ease of maintenance of AeroGrow’s systems.

Specialty Markets. AeroGrow’s informal market research indicates that several specialized markets potentially exist for AeroGrow’s kitchen garden systems in the future, including:

•            toy market for a children’s “root-viewing” garden,

•            classroom market for student education relating to plant growth,

•            gift market,

•            hydroponic enthusiast market, and

•            international markets, particularly in large cities with limited outdoor garden space.

Marketing and Sales Strategy

AeroGrow began launching its kitchen garden system in the United States during the first quarter of 2006 with a nationwide public relations campaign. This will be followed by sales of its products through direct marketing vehicles and then expanded distribution through retail channels as described, below, in “AeroGrow’s Plan of Operation.” AeroGrow plans to expand its marketing and distribution internationally when its products have been successfully launched and established in the United States. AeroGrow’s proposed direct marketing activities include a national public relations campaign, 60-second television spots, 30-minute infomercials, home shopping networks, print advertising and Internet-based advertising. AeroGrow’s plan is designed to educate prospective customers while creating widespread awareness of its kitchen garden systems and generating direct sales in four key target markets: the experienced gardener market, the “want-to-be” gardener market, the kitchen products and small appliances markets and the office and home décor market.

Competition

Aeroponic and hydroponic technologies have historically been limited to ardent hobbyists and commercial growing facilities worldwide. AeroGrow believes that it is the first company to develop and offer a simple soil-less indoor growing system for the mass consumer market. AeroGrow further believes that its proprietary and patent-pending technologies, and trade secrets and its product development efforts to date will provide certain barriers to entry for potential competitors.

Typical hydroponic manufacturers offer a range of equipment and accessories through distributors or small independent “hydro-shops” in a trade-oriented manner similar to plumbing or electrical suppliers. Purchasers typically mix and match equipment from various suppliers in an “a la carte” fashion to individually customize a large system that they then assemble on their premises. AeroGrow believes that these products are substantially more expensive than the proposed selling prices of the company’s products.

AeroGrow believes that its simplified and complete kitchen garden systems and planned methods of distribution offer significant benefits from these traditional hydroponic industry practices. However, AeroGrow recognizes that there are companies that are better funded and have greater experience in producing hydroponic products in commercial markets, including, but not limited to, companies such as General Hydroponics and American Hydroponics. These companies could potentially decide to focus on the consumer market with competing products. AeroGrow could also potentially face competition from gardening wholesalers and large and profitable soil-based gardening companies, including, but not limited to, the Burpee Seed Company and Gardener’s Supply Company, should they decide to produce a competitive product.

Nevertheless, AeroGrow believes that its kitchen garden systems and related products can compete effectively in the marketplace on the basis of their affordable cost, user-friendly design and the benefits offered by its proprietary and patent-pending technologies. Further, to the best of AeroGrow’s knowledge, none of the growing systems currently available for use in the home at AeroGrow’s projected retail prices provide an integrated grow lighting system and are therefore unsuited to grow fresh herbs, vegetables and flowers indoors without the additional purchase of a separate bulky lighting system. AeroGrow believes that these products are too large, noisy and unattractive for indoor home kitchen or office use.

Manufacturing

AeroGrow has signed a manufacturing agreement with Source Plus, Inc., an Alabama corporation, and Mingkeda Industries Co., Ltd., a Chinese company, for the initial manufacture of its kitchen garden systems and accessories. This agreement is described at “Manufacturing” on page 13 of this prospectus. AeroGrow anticipates that it will take Mingkeda approximately 30 to 60 days to produce and ship its kitchen garden systems to the Untied States via ocean freight from the date an order is placed. In addition to the Mingkeda plant, AeroGrow is exploring relationships with other manufacturers located in China as an alternative supply source should sales volumes require added production.

Mingkeda has informed AeroGrow that it can produce approximately 30,000 kitchen garden systems per month with its existing set of tools and can increase its production to approximately 100,000 kitchen garden systems per month by adding an additional set of tools and injection molding presses. Mingkeda estimates that it can add the additional set of tools and presses within 60 to 90 days following AeroGrow’s notification. There is no assurance that Mingkeda will be able to meet the projected estimated deliveries. If it is not able to meet the orders, the company’s sales will be adversely effected.

AeroGrow intends to initially produce and assemble its bio-grow seed pods in its laboratory facilities in Longmont, Colorado. The seed pods and kitchen garden systems will be shipped to a fulfillment center in Reno, Nevada. Innotrac Corporation will provide warehousing, order fulfillment and shipping for AeroGrow’s products. AeroGrow’s agreement with Innotrac is described, below, at “Distribution.”

Product Returns and Warranties

AeroGrow has had limited sales to date and thus has no experience dealing with returns. AeroGrow currently anticipates that products may be returned to it at its facilities in Longmont, Colorado. AeroGrow anticipates that the returned products will go to inventory and AeroGrow may repair the products to sell as refurbished products. Mingkeda will provide AeroGrow with replacement part assemblies for products which are deemed defective due to materials or manufacturing complications. AeroGrow have not yet determined the form of warranties AeroGrow will grant for its products.

Intellectual Property

AeroGrow has filed thirteen patent applications in the United States and one foreign patent application to protect its technologies and products. These applications are for:

•            seed germination pods that transport, support and germinate seedlings in aeroponic or hydroponic devices and support the growth of the plant to maturity, filed in November 2003 and responded to examiner’s first action,

•            use of infrared beams to measure plant roots which creates a basis for the regulation of nutrients, oxygen and plant growth, filed in December 2003,

•            devices and methods for growing plants, filed as an international application in September 2004,

•            PONDS (passive, osmotic nutrient delivery system) technology which is a nutrient delivery system using no moving parts, filed in March 2005,

•            RAIN (rain-aerated ionized nutrient) system technology which hyper-oxygenates and ionizes plant roots in AeroGrow’s kitchen garden systems, filed in March 2005,

•            rainforest growing dome for maximizing germination, filed in April 2005,

•            growing basket for optimizing liquid and nutrient delivery, filed in April 2005,

•            methods for growing plants using seed germination pods, filed in April 2005,

•            devices and methods for growing plants by measuring liquid or nutrient usage rate, the adaptive growth learning technologies, filed in December 2005,

•            time-release oxygen generating nutrient compositions and methods for growing plants, filed in December 2005,

•            plant nutrient compositions and methods for growing plants, filed in December 2005,

•            devices and methods for delivering photoradiation to plants, filed in June 2005,

•            smart garden devices and methods for hydroponic gardens, filed in June 2005, and

•            indoor gardening appliance, filed in August 2006.

AeroGrow believes that these patent applications do not infringe on issued patents owned by others. AeroGrow believes that if it fails to receive patents for any one of these patent applications, its operations will not be substantially, adversely affected. In addition to the patents being sought, AeroGrow maintains some crucial information about the products as trade secrets which are closely guarded. Also, AeroGrow believes that to reverse engineer some of its technology, even when the patents become public, would take a substantial amount of time and be expensive. The inventions under the patent applications have not been granted patents, and there can be no assurance that patents will be granted.

AeroGrow has filed ten trademark applications which it intends to prosecute in the United States to protect its products and brand equity. The applications are for:

•            Farmers Market Fresh, filed in July 2005 and received examiners’ first action,

•            Kitchen Smart filed in August 2005 and received examiners’ first action,

•            KitchenHarvest filed in December 2005,

•            AeroGarden filed in December 2005;

•            Farmer’s market in your kitchen, filed in March 2006;

•            We grow green thumbs, filed in March 2006;

•            Off the plant and into the pot, filed in March 2006;

•            Cut & cook, filed in March 2006;

•            Bio-dome, filed in March 2006; and

•            AeroPod, filed in March 2006.

Each of AeroGrow’s employees, independent contractors and consultants has executed assignment of application agreements and nondisclosure agreements. The assignment of application agreements grant to AeroGrow the right to own inventions and related patents which may be granted in the United States. The nondisclosure agreements generally provide that these people will not disclose AeroGrow’s confidential information to any other person without its prior written consent. AeroGrow has also obtained the domain names for AeroGrow.com and AeroGarden.com, AeroGarden.net and AeroGarden.biz, among others.

Governmental Regulation and Certification

To the best of its knowledge, AeroGrow believes that it is complying with United States regulations concerning the shipping and labeling of seeds and nutrients. Currently, the components for the kitchen garden system are UL certified. AeroGrow has filed initial applications for UL certification and ETL certification for the kitchen garden system as a whole. These certifications confirm some level of fire safety for consumers and is required for sales of products through retailers.

Personnel

AeroGrow currently employs approximately 43 persons with 28 full-time and 15 on a part-time basis. In addition, AeroGrow contracts for the services of 31 part-time and project consultants. AeroGrow believes that its employee relations are good. AeroGrow intends to continue to conduct its business primarily using employees, and it is likely that some consultants will become employees in the future, including its chief marketing officer, Randy Seffren. AeroGrow believes that it will hire additional employees and/or consultants in the future as its operations grow. AeroGrow is planning to outsource some activities, in whole or part, such as manufacturing, telemarketing, public relations, infomercial production, fulfillment and shipping.

Facilities

AeroGrow leases approximately 918 square feet in Boulder, Colorado, pursuant to a lease agreement that expires on December 30, 2005, which was extended on a month-to-month basis. AeroGrow maintains a grow room, laboratory and research facility in this space. The lease agreement requires AeroGrow to pay monthly rent in the amount of $1,000.

AeroGrow leases approximately 800 square feet in Boulder, Colorado, pursuant to a month-to-month rental agreement. AeroGrow is preparing this space to use as an additional laboratory facility. The rental agreement requires AeroGrow to pay monthly rent in the amount of $700.

AeroGrow leases 3,075 square feet of office space in Boulder, Colorado, from one of its consultants pursuant to a lease agreement that expires in April 2006. The lease agreement requires AeroGrow to pay monthly rent in the amount of $2,534. AeroGrow is also required to issue 1,267 shares of AeroGrow common stock per month to this consultant as additional rent for an aggregate of 7,604 additional shares through the end of the lease. AeroGrow plans to renew this lease in April 2006 with rental payments solely in cash.

AeroGrow also rents 1,800 square feet of laboratory, prototyping and manufacturing space in Longmont, Colorado, pursuant to a month-to-month rental agreement. The rental agreement requires AeroGrow to pay monthly rent in the amount of $1,200. AeroGrow use this space to manufacture its seed pods.

While its facilities appear adequate for the foreseeable future, AeroGrow may add space to meet future growth as needed. Upon expiration of its current leases, AeroGrow believes that it will be able to either renew its existing leases or arrange new leases in nearby locations on acceptable terms. AeroGrow believes that these properties are adequately covered by insurance.

Legal Proceedings

AeroGrow is not a party in any bankruptcy, receivership or other legal proceeding, and to the best of AeroGrow’s knowledge, no such proceedings by or against AeroGrow have been threatened

MANAGEMENT

Directors and Officers

The following table shows the names and ages of our directors and executive officers and the positions they hold with AeroGrow. Our bylaws provide that directors are generally elected at our annual shareholders meeting and hold office until the next annual shareholders meeting and until their successors are elected and qualified. Our bylaws provide that the board of directors shall consist of such number of members as the board may determine from time to time, but not less than one and not more than fifteen. Our board of directors currently consists of five individuals. Executive officers are selected by the board of directors and serve at its discretion.

Name	Age	Position with AeroGrow	Serving as a Director Since
W. Michael Bissonnette	57	Chief Executive Officer, President and Director	2002
Richard A. Kranitz	61	Director	2002
Wayne Harding	50	Director	2005
Jack J. Walker	71	Director	2006
Kenneth Leung	61	Director	2006

W. Michael Bissonnette is our founding shareholder and has served as chief executive officer, president and a director of AeroGrow since July 2002. Concurrently, he has served as chief executive officer, president and a director of our former parent company, Mentor Capital Consultants, Inc. since March 2000. Mentor Capital currently has no active operating business. From 1989 to 1994, he was the founder, chief executive officer, president and a director of Voice Powered Technology International, Inc., an international consumer electronics company. From 1977 to 1989, Mr. Bissonnette was the founder, chief executive officer and president of Knight Protective Industries, Inc., an international consumer security products company. Prior to 1977, he was founder, chief executive officer and president of Shagrila Carpets, Inc., a multi-store retailer of commercial and home carpeting. Both Voice Powered Technology and Knight Protective Industries specialized in the funding, development and marketing of technology-based consumer products.

Richard A. Kranitz has been a director of AeroGrow since July 2002. He has also served as a director of Mentor Capital since March 2000. Mr. Kranitz has been an attorney in private practice since 1970 emphasizing securities, banking and business law. From 1990 to the present he has been an attorney in Kranitz & Philipp in Grafton, Wisconsin. Previously, following the death of a partner in 1976, he formed the Law Offices of Richard A. Kranitz. From 1982 to 1983 he also was a member of Fretty & Kranitz and from 1977 to 1978 he was also a member of Habush, Gillick, Habush, Davis, Murphy, Kraemer & Kranitz. He was a member of McKay, Martin & Kranitz from 1973 to 1976, and was employed by Reinhart, Boerner, Van Deuren, Norris & Reiselbach, s.c. from 1970 to 1973. Mr. Kranitz served as Law Clerk to the Honorable Myron L. Gordon in the U.S. District Court (E.D. Wisconsin) from 1969 to 1970. Mr. Kranitz has served as a director of the Grafton State Bank from 1990 to present. He served as a venture capital consultant to, and director of, various companies and he has served at various times as a director of various professional, civic or charitable organizations.

Wayne Harding has been a director since October 2005. He has served as vice president business development of Rivet Software since December 2004. From August 2002 to December 2004 Mr. Harding was owner and President of Wayne Harding & Company CPAs and from 2000 until August 2002 he was director-business development of CPA2Biz. He provided consulting services for AeroGrow from December 2003 through March 2004. Mr. Harding is a certified public accountant licensed in Colorado. He is past president of the Colorado Society of CPAs and past member of the Governing Council for the American Institute of CPAs.

Jack J. Walker has been a director since the February 23, 2006, annual meeting of shareholders. He has served as president of English & Continental Properties, Inc., a real estate investment and development company, since 1980. From 1976 to 1985, Mr. Walker was president of March Trade & Finance, Inc., a private investment company. Previously, Mr. Walker acquired control of Charles Spreckly Industries, Town & Commercial Properties and Associated Development Holdings. In 1961 he started English & Continental Property Company, and became joint Managing Director of this commercial development company. Mr. Walker began his career as a lawyer in London, England specializing in real estate, financing, international tax and corporate affairs. Mr. Walker has served as a director of Megafoods Stores Inc. He also serves as a venture capital consultant to companies on financial and pre-IPO strategies. In addition, he created the Walker Foundation for Charitable Activities and he has served at various times as a director of various professional, civic and charitable organizations.

Kenneth Leung has been a director since the February 23, 2006, annual meeting of shareholders. From 1995 to the present he has been Managing Director of Investment Banking-Environmental and the Chief Investment Officer of the Environmental Opportunities Fund at Sanders Morris Harris. Previously Mr. Leung served as Managing Director Investment Banking& Research-Environmental at Smith Barney from 1978 to 1994. He was Vice President Investment Banking & Research-Environmental with F. Eberstadt & Co. from 1974 to 1978. Previously, he was an Assistant Treasurer Investment Research-Environmental with Chemical Bank from 1968-1974. Mr. Leung serves on the boards of American Ecology and SystemOne Technologies. He has served at various times as a director of various civic and charitable organizations.

All directors are elected to annual terms by the holders of common stock. All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Outside directors will receive a $500 fee for meetings attended and are reimbursed for expenses. Officers are elected annually by the board of directors and serve at the discretion of the Board.

Description of Other Officers of the Corporation

All of the officers of the corporation are appointed by the board of directors to serve until the annual meeting of the directors and the election and qualification of their successors. The officers of AeroGrow not identified above are as follows:

Mitchell Rubin was employed as the chief financial officer and treasurer of AeroGrow on February 23, 2006. Prior to joining AeroGrow, from January 2003 through February 2006, Mr. Rubin was an independent financial consultant. From July 1999 to December 2002, Mr. Rubin was the Chief Financial Officer of Web-Ideals LLC, a privately owned application service provider that offered a web-based application for managing direct to consumer commerce. From January 1994 to June 1999, Mr. Rubin held various positions including Chief Financial Officer, Chief Executive Officer and director with Voice Powered Technology International Inc., a publicly held developer and manufacturer of consumer electronic products. From July 1991 to December 1993, Mr. Rubin served as Executive Vice President and Chief Operating Officer of Regal Group, Inc., a television direct-response company. Mr. Rubin began his career as a certified public accountant.

Randy Seffren has been chief marketing officer of AeroGrow since April 2004 on a consulting basis. Mr. Seffren has 25 years of senior executive level marketing experience with major advertising and direct response agencies. From 1999 to 2004, Mr. Seffren headed the marketing efforts for healthcare communications companies, including Orbis Broadcast Group and MedEd Architects. From 1993 to 1999, he was executive vice president with Reebok Home Fitness/DP Fitness/Body By Jake Fitness/Kent & Spiegel Direct. From 1989 to 1993, Mr. Seffren led the marketing, communications and product development efforts as director of marketing communications with Life Fitness, a fitness equipment company. In these positions Mr. Seffren introduced numerous consumer products on a global scale from product development through marketing and communications. He leveraged the brand image and direct response marketing of these products through distribution into specialty and mass retail channels.

Jeff Brainard was employed as of March 31, 2006 as vice president, sales. Prior to joining AeroGrow, Mr. Brainard served as executive vice president of sales and marketing of Tensor Corporation, a private manufacturer and marketer of portable lighting, from October 2002 to March 2006. From April 2000 to March 2002, Mr. Brainard was senior vice president of sales of Holmes Corporation, manufacturer and marketers of kitchen appliances under the Rival brand name and seasonal appliances under the Bionaire and Holmes brand names. From 1989 to 1999 employed by Brita Water Filters, a division of Clorox Company the last 4 years as vice president of sales.

There are no family relationships (whether by blood, marriage or adoption) between or among the AeroGrow directors or executive officers or the directors.

The business addresses of the directors are: W. Michael Bissonnette, AeroGrow International, Inc., 900 28th Street, Suite 201, Boulder, Colorado 80303; Richard A. Kranitz, Kranitz & Philipp, 1238 12th Avenue, Grafton, Wisconsin 53024; Wayne Harding, Rivet Software, 6501 E. Belleview, Suite 240, Englewood, Colorado 80111; Jack J. Walker, English & Continental Properties, Inc., 5600 Arapahoe Road, Suite 205, Boulder, Colorado 80303; Kenneth Leung, Sanders Morris Harris, 527 Madison Avenue, New York, New York 10022.

Board Committees, Meetings and Compensation

Committees of the Board

Our full board of directors considers all major decisions. However, we have established two standing committees so that some matters can be addressed in more depth than may be possible in a full board meeting: an audit committee and a governance, compensation and nominating committee. These two committees each operate under a written charter. The board has affirmatively determined that Mr. Harding is independent as defined by applicable securities law and corporate governance guidelines. Following is a description of both of these committees.

As of March 28, 2006, AeroGrow elected to comply with the corporate governance requirements of NASDQ fulfill its compliance with such rules pursuant to the Merger Agreement.

Audit Committee. The current members of our audit committee are Mr. Harding (chairman), Mr. Jack Walker and Mr. Kenneth Leung. Mr. Harding is considered a financial expert and Messrs Walker and Leung are considered financially literate under the rules of the Securities and Exchange Commission for audit committee members. As we add additional independent members to our board of directors as required by applicable securities law or exchange listing guidelines when applicable, such independent directors may be appointed to our audit committee or the membership of the committee may be changed. This committee’s charter provides that the committee shall:

•            oversee our accounting and financial reporting processes and audits of our financial statements,

•            assist the Board with oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditors’ qualifications and independence and the performance of our independent auditors, and

•            provide the Board with the results of its monitoring.

Governance, Compensation and Nominating Committee. The current members of our governance, compensation and nominating committee are Mr. Harding (chairman) and Mr. Jack Walker and Mr. Kenneth Leung. Each of these persons is an independent director. This committee’s charter provides that the committee shall:

•            recommend to the Board our corporate governance guidelines,

•            review and recommend the nomination of Board members,

•            set the compensation for our chief executive officer, and

•            administer the equity performance plans of AeroGrow.

Meetings. During fiscal year ended December 31, 2005, the Board met fifteen times. Each director attended all of the meetings held by the Board during the period that he served as a director of AeroGrow.

Director Compensation

In 2004 and 2005 each of AeroGrow’s directors received 2,000 shares of its common stock for their service as directors. Mr. Bissonnette has agreed to forego any future stock-based compensation for serving as a director of AeroGrow. AeroGrow compensates directors $500 for attending meetings and reimburses them for their out-of-pocket expenses for attending meetings. On March 28, 2006, AeroGrow granted to each of its four outside directors 2,500 shares of the company’s common stock at a value of $5.00 per share for a total of $12,500 for each director, or an aggregate total of $50,000, and 10,000 fully vested five-year options to purchase AeroGrow common stock at an exercise price of $5.00 per share for the fiscal year ending March 31, 2006.

Management Compensation

The following table provides information concerning compensation earned by Mr. Bissonnette, our chief executive officer, Mr. Gutterman, our former chief financial officer, and Mr. Seffren, our chief marketing officer during 2005, 2004 and 2003. No other executive officer of AeroGrow was paid in excess of $100,000 in 2005.

Summary Compensation Table Annual

		Compensation		All Other
Name and Principal Position	Year	Salary	Bonus	Compensation
W. Michael Bissonnette, CEO,	2005	$156,954	$0	$10,000	(2)
President and Director(1)	2004	134,428	$0	$10,000	(2)
	2003	123,046	$0	$2,500	(2)

Randy Seffren, CMO	2005	$0	$0	$404,653	(3)
	2004	$0	$0	$215,566	(3)

Jerry L. Gutterman, Former, CFO	2005	$0	$0	$277,005	(4)

Mitchell Rubin, CFO	2005	$0	$0	$29,937	(5)

(1)	Mr. Bissonnette also received perquisites and other personal benefits totaling $31,954 in 2005, $24,504 in 2004 and $22,566 in 2003.

(2)	Other compensation reflects the value at the time of grant of shares of our common stock received by Mr. Bissonnette in each year.

(3)
Other compensation reflects consulting fees of $164,153 and $84,466 and the value at the time of grant of shares of our common stock received by Prometheus Communications Group, LLC of which Mr. Seffren is the 100% owner and managing member, in 2005 and 2004, respectively.

(4)	Other compensation reflects consulting fees of $139,330 and the value at the time of grant of shares of our common stock received by Mr. Gutterman in 2005.

(5)	Other compensation reflects consulting fees of $29,937.

Compensation Plans

Amended 2003 Stock Option Plan. On January 3, 2003, our board of directors adopted a stock option plan for key employees (including key employees who are directors), non-employee directors, consultants and investors which provides that an aggregate of 400,000 shares of our common stock may be granted under the plan (“2003 Plan”). On December 31, 2005, there were options for 204,869 shares outstanding and the remaining options of 195,131 were merged into the 2005 Equity Compensation Plan on August 22, 2005 and the 2003 plan no longer separately exists. Vesting schedules are determined individually for each grant.

Administration. The plan is administered by our Governance, Compensation and Nominating Committee, and in the past was administered by the board. The plan provides that it may be administered by either the committee or board, and in its administration it may:

•            select participants,

•            determine the date of grant, exercise price and other terms of options,

•            establish rules and regulations to administer the plan,

•            amend, suspend or discontinue the plan subject to applicable shareholder approval,

•            interpret the rules relating to the plan, and

•            otherwise administer the plan.

Stock Options. The plan provides that the committee may grant both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The committee determines the terms and vesting provisions, including the exercise price. The maximum term of each option and the times at which each option will be exercisable generally are fixed by the committee, except that no option may have a term exceeding ten years. Shares subject to options that expire or otherwise terminate remain available for awards under the plan. Shares issued under the plan may be either newly issued shares or shares which we have reacquired.

2005 Equity Compensation Plan. In August 2005 we adopted our 2005 Equity Compensation Plan (“2005 Plan”) to promote the interests of AeroGrow and our shareholders by attracting, retaining and motivating our key officers, employees, directors and consultants. A total of 1,505,000 shares of our common stock may be granted under this plan pursuant to stock options or awards of shares of restricted stock. As of December 31, 2005, 28,401 options and 236,796 shares of restricted stock had been granted under this plan and 1,239,803 remain available for grant. Our 2003 stock option plan was merged into this plan in August 2005, which modification was approved by the stockholders in February 23, 2006, and now the 2003 Plan no longer separately exists. The options for the 204,869 shares issued under the 2003 Plan continue to be governed by their grant agreements but are administered under the 2005 Plan. The 2005 Plan was approved by our stockholders at the annual meeting of stockholders held February 23, 2006. As of March 28, 2006, the Company granted an additional 800,000 options and 70,000 shares of its common stock pursuant to the 2005 Plan.

Shares Available for Awards. Shares subject to an award that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated remain available for awards under the plan. Shares issued under the 2005 Plan may be either newly issued shares or shares which we have reacquired. The plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986. Under these limitations no single participant may generally receive awards in any calendar year that relate to more than $1 million. Finally, awards may generally be adjusted to prevent dilution or enlargement of benefits when certain events occur such as a stock dividend, reorganization, recapitalization, stock split, combination, merger or consolidation.

Eligibility. Our employees, directors and consultants may be granted awards under the plan. As of March 31, 2005, approximately 57 individuals were eligible to participate.

Administration. The plan is administered by our Governance, Compensation and Nominating Committee. Awards to directors serving on the committee are determined and administered by the full board of directors. The committee may:

•            select participants,

•            determine the type and number of awards to be granted,

•            determine the exercise or purchase price, vesting periods and any performance goals,

•            determine and later amend the terms and conditions of any award,

•            interpret the rules relating to the plan, and

•            otherwise administer the plan.

Stock Options. The committee may grant both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The committee determines the terms and individual vesting schedules for each grant including the exercise price which may not be less than the fair market value of a share of common stock on the date of the grant.

Restricted Shares. The committee may grant restricted shares of common stock. Restricted shares are shares of common stock with transfer restrictions. These restrictions lapse on the basis of performance and/or continued employment as determined in advance by the committee. They may be forfeited by participants as specified by the committee in the award agreement. A participant who has received a grant of restricted shares will receive dividends and the right to vote those shares. Restricted shares may not be transferred, encumbered or disposed of during the restricted period or until after the restrictive conditions are met.

Other Terms. All outstanding awards vest, become immediately exercisable or payable and have all restrictions lifted immediately when AeroGrow experiences a change in control. The Board may amend or terminate the plan subject to applicable stockholder approval. The committee may not amend the terms of previously granted options to reduce the exercise price or cancel options and grant substitute options with a lower exercise price than the cancelled options. The committee also may not adversely affect the rights of any award holder without the award holder’s consent.

Mr. Gutterman was granted 69,429 stock options at an exercise price of $1.25 per share stock options under the 2003 Plan. Mr. Rubin was granted 1,366 stock options at an exercise price of $0.50 per share stock options under the 2003 Plan. They are the only executive officers who have been granted stock options under that Plan.

Mr. Bissonnette, Mr. Gutterman and Mr. Seffren were granted 2,000, 24,710 and 28,520 restricted shares of common stock, respectively, under the 2005 Plan. Mr. Rubin was granted 2,402 stock options at an exercise price of $0.50 per share stock options under the 2005 Plan.

Equity Compensation Plan Information. The following table shows the total shares of common stock reserved for issuance for outstanding options granted under the 2003 Plan and the 2005 Plan as of December 31, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for issuance under our Amended 2003 Stock Option Plan	Number of securities remaining available for issuance under our 2005 Equity Compensation Plan
Equity compensation plans not approved by stockholders	204,869	$2.13	0	N/A
Equity compensation plans approved by stockholders	28,401	$3.81	NA	1,239,803
Total	233,270	$2.34		1,239,803

This table does not reflect 86,436 and 358,008 shares of common stock issued through December 31, 2005 and 2004, respectively, to employees and consultants as compensation and not as part of a plan.

Employment Contracts

AeroGrow entered into employment agreements with W. Michael Bissonnette and Mitchell Rubin in February 2006. Effective as of March 31, 2006, AeroGrow entered into an employment agreement with Jeff Brainard as vice president, sales.

The employment agreement of Mr. Bissonnette provides that he will be employed as the chief executive officer of AeroGrow for an initial term of 24 months, renewable automatically for successive one year terms. He will be paid a base salary of $225,000. Mr. Bissonnette will also be able to participate in equity compensation plans as determined by the compensation committee. Mr. Bissonnette will be reimbursed car and home office expenses at the rate of $2,500 per month and participate in regular employee benefit plans as provided by the company. If Mr. Bissonnette is terminated without cause by the Company or Mr. Bissonnette terminates upon a company breach, he will be paid his base salary, medical benefits and pro rata portion of the bonus for one year. If he terminates his employment without cause, he will be paid his salary for one month. Mr. Bissonnette has agreed to regular confidentiality provisions and agreed not to compete with AeroGrow in the area of aeroponics products and business for two years after the termination of employment. Any inventions, including modifications, are assigned to the company by the terms of the agreement.

The employment agreement of Mr. Rubin provides that he will be employed as the chief financial officer of the company. He will devote his entire business time to the affairs of the company, provided that for the first four months of his employment he may devote a limited amount of time to non-competitive business activities during the work day in transition from his prior consulting business. The initial term is two years and renewable for successive one year terms. Mr. Rubin shall receive base compensation of $200,000 per year and a bonus per fiscal year of not less than 1.5% of EBITDA. In the event of termination of the agreement by AeroGrow without cause or breach by AeroGrow, Mr. Rubin shall be entitled to receive severance compensation equivalent to six months base salary and the pro rata bonus. The agreement also provides for medical, vacation and other benefits commensurate with the policies and programs as adopted by AeroGrow for its senior executives. Further, the agreement provides for Mr. Rubin to receive a grant of 125,000 options to purchase AeroGrow’s common stock under AeroGrow’s 2005 Equity Compensation Plan at an exercise price of not greater than $5.00. The options shall; (i) vest pursuant to terms no less than a minimum of 50% of the amount of the grant per each twelve month period from the date of grant; (ii) shall not expire in less than five (5) years from the date of grant; (iii) shall be subject to other standard terms and conditions under the 2005 Equity Compensation Plan, and; (iv) shall have other terms and conditions no less favorable than that granted to other senior executives of the Company. Mr. Rubin has agreed to regular confidentiality and inventions assignment provisions and agreed not to compete with AeroGrow for two years after the termination of employment.

The employment agreement of Mr. Brainard provides that he will be employed as the vice president, sales of the company. He will devote his entire business time to the affairs of the company working from his home office in Lexington, Massachusetts. The initial term is two years and renewable for successive one year terms. Mr. Brainard shall receive base compensation of $150,000 per year and a bonus per fiscal year in an amount not less than the greater of; a) $50,000; b) 0.5 per cent of retail net sales, net of all customer deductions including but not limited to returns, allowances, bad debts and other deductions, or; c) 1.5% of the EBITDA of the Company as determined by the Company’s annual financial statements and pro rated for any portion of such annual period covered under this Agreement. Such bonus shall be payable for the initial year in two installments, $25,000 to be paid six months following the initial date hereof and an additional $25,000 12 months following the date hereof and the balance not later than one hundred and twenty (120) days after the end of the each of the Company’s fiscal years covered under this agreement. The agreement also provides for medical, vacation and other benefits commensurate with the policies and programs as adopted by AeroGrow for its senior executives. Further, the agreement provides for Mr. Brainard to receive a grant of 125,000 options to purchase AeroGrow’s common stock under AeroGrow’s 2005 Equity Compensation Plan at an exercise price of not greater than $5.00. The options (i) shall vest pursuant to terms no less than a minimum of 33% of the amount of the grant at the date granted and 33% per each twelve month period from the date of grant; (ii) shall not expire in less than five (5) years from the date of grant; and (iii) shall be subject to other standard terms and conditions under the 2005 Equity Compensation Plan. Mr. Brainard has agreed to regular confidentiality and inventions assignment provisions and agreed not to compete with AeroGrow for a period equal to the term employed after the termination of employment. In addition, in the event of a change in control of AeroGrow, including a change in chief executive officer, Mr. Brainard shall be entitled to receive severance for one year.

Except as set forth above, all employees of AeroGrow are employed on “at will” employment agreements.

Director Liability and Indemnification

Under Nevada law and our bylaws, we are required to indemnify our officers, directors, employees and agents in certain situations. In some instances, a court must approve indemnification. As permitted by Nevada statutes, our articles of incorporation eliminate in certain circumstances the monetary liability of our directors for a breach of their fiduciary duties. These provisions do not eliminate a director's liability for:

•            a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest,

•            a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful,

•            a transaction from which the director derived an improper personal profit, and

•            willful misconduct.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling AeroGrow, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable.

Scientific Advisory Board

We have a Scientific Advisory Board currently composed of three experts in aeroponics and hydroponics. Each member meets with us as needed regarding the development of our products.

Dr. Henry A. Robitaille, Ph.D. is known for his contributions to the science of hydroponics, primarily through his twenty years of work at Walt Disney World's exhibit, "The Land," at the Epcot Center in Florida, and his work on the Biosphere project. As Epcot's Director of Science and Technology and Agricultural Manager for "The Land," Dr. Robitaille was primarily responsible for designing, developing and managing "The Land" exhibit. "The Land" is a 2-acre working greenhouse which demonstrates cutting edge, "future world" soil-less plant-growing techniques and farm and crop production. "The Land" receives millions of visitors each year while producing more than 20,000 pounds of vegetables and herbs annually for use in Disney's upscale restaurants. In addition, it provides a valuable research laboratory for exploring new and improved soil-less growing methodologies and alternative technologies and methods for increasing food production for impoverished regions of the world. Dr. Robitaille was also a consultant involved with the research and development of Biosphere 2, the world's largest controlled environment growth and measurement facility available for earth systems research. The Biosphere encloses a complete ecosystem which includes a rainforest, an ocean with a coral reef, a desert, a savannah and a marshland. Dr. Robitaille received a Ph.D. in Horticulture and Plant Physiology from Michigan State University.

Dr. Howard Resh, Ph.D. is an international leader on soil-less growing technologies. Dr. Resh has written four books and dozens of scientific and popular papers on growing plants without soil. His best-selling published books include the 500+ page Hydroponic Food Production now in its 6th edition. Dr. Resh was pictured on the cover of the world's leading magazine for soil-less gardening, The Growing Edge (September 2002), for his work in designing, developing and managing a hydroponic greenhouse that grows gourmet food for a CuisinArt resort complex in Anguilla, British West Indies. Dr. Resh worked for decades as technical director and manager for a variety of hydroponic crop production facilities in the United States, Canada, Taiwan, Venezuela and the British West Indies. He received his Ph.D. in Plant Science from the University of British Columbia.

Mike Morton is the owner and president of HGI Worldwide, Inc. (Hydro Gardens), an international horticultural nutrient development and greenhouse supply company. For the past 30 years, Mr. Morton has been at the leading edge of hydroponic nutrient development and biological pest control methods. He directed the construction and installation of major greenhouse projects and indoor growing systems in the United States and internationally. Mr. Morton is also the inventor of several new technologies for accelerated plant growth and seedling production. Since the early 1980s, he has worked jointly with the U.S. Department of Agriculture and many universities and customers across the United States to research the use of biological pest controls. Mr. Morton is a frequent guest speaker at universities and conferences across the United States.

The members of our scientific advisory board receive shares of our common stock for services rendered to the AeroGrow. In 2004 Mr. Morton received 500 shares, Dr. Robitaille received 1,890 shares and Dr. Resh received 1,220 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following transactions were or will be entered into with our executive officers, directors and 5% or greater shareholders. These transactions may or will continue in effect and may result in conflicts of interest between us and these individuals. Although our executive officers and directors have fiduciary duties to us and our shareholders, we cannot assure that these conflicts of interest will always be resolved in our favor or in the favor of our shareholders.

Stock Grants

AeroGrow granted to our founder, W. Michael Bissonnette, 10,000 shares of common stock from December 2002 through September 30, 2005, with a weighted value of $3.87 per share or $38,700 in the aggregate, as partial payment for services provided since inception. In December 2002, Mr. Bissonnette purchased 50,000 shares of our common stock for $0.50 per share, or $25,000 in the aggregate, in one of our private offerings. We granted Mr. Bissonnette 2,000 shares for serving as our chairman of the board during 2005 under our 2005 plan on December 31, 2005.

AeroGrow granted to its former chief financial officer and secretary, Jerry Gutterman, 11,425 shares of our stock from December 2002 through September 30, 2005, with a weighted value of $2.69 per share, or $30,725 in the aggregate, as partial payment for services provided since inception. AeroGrow granted Mr. Gutterman 25,110 shares under our 2005 plan on December 31, 2005.

AeroGrow granted to the current chief financial officer, Mitchell Rubin, 1,366 stock options at an exercise price of $0.50 per share under the 2003 and 2,402 stock options at an exercise price of $0.50 per shares under the 2005 Plan for consulting services rendered through February 2006. On March 28, 2006, in conjunction with Mr. Rubin’s employment as chief financial officer, Mr. Rubin was granted 125, 000 stock options at an exercise price of $5.00 per share under the 2005 Plan that was fully vested upon grant.

AeroGrow granted to the current vice president, sales, Jeff Brainard, 1,000 shares of our common stock with a value of $5.00 per share, or $5,000 in the aggregate, as partial payment consulting services rendered from January 2006 through February 2006. On March 28, 2006, in conjunction with Mr. Brainard’s employment as vice president, sales, Mr. Brainard was granted 5,000 shares of the AeroGrow’s common stock and 125,000 stock options at an exercise price of $5.00 per share under the 2005 Plan that will vest 33% upon grant, 33% in one year from the date of grant and the remaining 33% two years from the date of grant.

Richard Kranitz, one of our directors, is a member of the law firm of Kranitz and Philipp which provides legal services to AeroGrow. In 2004 Kranitz and Philipp was paid $24,000 and received 20,000 shares of stock and in 2003 the firm was paid $25,000 for legal services performed on our behalf. From January 1 through July 31, 2005, Kranitz and Philipp has been paid $14,000 for legal services performed. In the future, Kranitz and Philipp may perform additional legal services on our behalf on an as-needed basis at hourly rates based on the type of legal services provided.

AeroGrow granted to our chief marketing officer, Randy Seffren, 45,800 shares of our common stock in 2004 and 2005 with a value of $5.00 per share, or $229,000 in the aggregate, as partial payment for services provided since inception. AeroGrow granted Mr. Seffren 28,520 shares under our 2005 plan on December 31, 2005. On March 28, 2006, in conjunction with Mr. Seffren’s employment as chief marketing officer, Mr. Seffren was granted under the 2005 Plan 10,000 shares of AeroGrow’s common stock at a value of $5.00 per share for an aggregate vale of $50,000 and 125,000 stock options at an exercise price of $5.00 per share that was fully vested upon grant.

Wayne Harding, one of our directors, provided consulting services for AeroGrow from December 2003 through March 2004. He received stock options for 3,910 shares of common stock with an exercise price of $2.50 per share. As of March 21, 2006, AeroGrow entered into a consulting agreement with Mr. Harding pursuant to which Mr. Harding will assist AeroGrow in evaluating international opportunities for a fee of $75 per hour plus expenses.

Jack Walker, one of our directors, provided consulting services for AeroGrow from January 2006 through February 2006.

On March 28, 2006, AeroGrow granted to each of its four directors other than the chief executive officer 2,500 shares each of the Company’s common stock as director compensation at a value of $5.00 per share for a total of $12,500 for each director, a total of $50,000 and 100,000 full vested five-year options to purchase AeroGrow’s common stock at an exercise price of $5.00 per share.

Mentor Capital

Mentor Capital Consultants, Inc. was formerly our parent corporation. Mr. Bissonnette is the principal shareholder and chief executive officer of Mentor Capital. Mr. Gutterman is the chief financial officer, secretary and a director of Mentor Capital. Mr. Kranitz is a director of Mentor Capital.

On October 15, 2002, Mr. Bissonnette exchanged 1 million shares of Mentor Capital’s common stock for 3 million common shares of our common stock, not taking into account the one-for-five reverse stock split to shareholders of record on May 31, 2005. We valued this transaction at $300,000, which was the market value of the AeroGrow shares of common stock at the time of the transaction. The $300,000 was treated as a compensation expense.

On December 31, 2004, Mentor Capital made a pro rata liquidating distribution to its shareholders of all 6,000,000 shares of our common stock held by it. These shares were issued with the restriction with AeroGrow that 25% may be sold beginning six months after a public offering, 25% may be sold beginning one year after a public offering, 25% may be sold beginning 18 months after a public offering and the remaining 25% may be sold beginning 24 months after a public offering. In addition, these shareholders will be required to execute prior to closing of this offering, pursuant to the requirements of the underwriters, a lock-up agreement which will restrict their sale for one year following this offering.

From inception until May 31, 2005, we leased from Mentor Capital our furniture, computers and other office equipment for a rental payment of $2,500 per month. For each of the years ended December 31, 2004 and 2003, we paid $30,000 to rent the equipment. This lease was terminated as of May 31, 2005. From January through April 2005 we made interest-free unsecured loans totaling $41,000 to Mentor Capital to allow Mentor Capital to redeem some of its stock from a shareholder who is not affiliated with AeroGrow. The lease payments for the furniture of $2,500 per month were being used to offset a portion of this loan. We acquired the fixed assets under the furniture lease in full payment of the loan on May 31, 2005.

Mentor Capital entered into a research and development contract in 2002 with AgriHouse, Inc. which provided for development of a nutrient delivery system using proprietary aeroponic technology that could be used in a low cost consumer product. If a product was developed, Mentor Capital was granted the exclusive worldwide marketing rights for it, subject to the duty to pay a royalty to AgriHouse of 10% of the manufacturing cost of each unit. Mentor Capital assigned its rights under this contract to AeroGrow shortly after AeroGrow was formed and AeroGrow agreed to assume the royalty payment obligations. Subsequently, we developed a fractionator bar technology, applied for two patents and were granted one patent. We decided to abandon this technology and pursue other approaches to produce a low-cost consumer product. In May 2005 we entered into a new product research and development agreement with AgriHouse and Mentor Capital which superseded and terminated the 2002 agreement. We returned related ownership and manufacturing rights to AgriHouse, along with two related patents, drawings, molds and other materials. We also paid AgriHouse $25,000 in cash. The 2005 agreement provides for the collaboration of AeroGrow and AgriHouse on developing an aeroponic product using our fractionator bar technology.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding our common stock beneficially owned on February 28, 2006, by:

•            each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock,

•            each of our executive officers and directors, and

•            all executive officers and directors as a group.

In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares except as otherwise noted. The table assumes a total of 8,930,885 shares of common stock outstanding.

Name of Beneficial Owner (1)	Amount of Beneficial Ownership	Percent Beneficial Ownership
W. Michael Bissonnette 900 28th Street, Suite 201 Boulder, CO 80303	956,297	10.45%
Mitchell Rubin 900 28th Street, Suite 201 Boulder, CO 80303 (2)	128,768	1.39%
Jeff Brainard 900 28th Street, Suite 201 Boulder, CO 80303 (3)	131,000	1.41%
Richard A. Kranitz 1238 Twelfth Avenue Grafton, WI 53024 (4)	67,579	0.74%
Randy Seffren 900 28th Street, Suite 201 Boulder, CO 80303 (3)	209,320	2.3%
Wayne Harding 5206 South Hanover Way Englewood, CO 80111 (5)	144,673	1.58%
Jack J. Walker c/o 900 28th Street, Suite 201 Boulder, CO 80303 (6)	176,908	1.92%
Kenneth Leung c/o 900 28th Street, Suite 201 Boulder, CO 80303	12,500	0.14%
Timothy J. Keating 5251 DTC Parkway, Suite 1090 Greenwood Village, Colorado 80111 (7)	452,449	4.9%
All AeroGrow Executive Officers and Directors as a Group (8 Persons) (9)	1,827,045	19.0%

*	Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”), which include holding voting and investment power with respect to the securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(2)
Includes options to purchase 3,768 shares of AeroGrow’s common stock at an exercise price of $0.50 per share and options granted on March 28, 2006 to purchase 125,000 shares of AeroGrow’s common stock at an exercise price of $5.00 per share.

(3)	Includes options granted on March 28, 2006 to purchase 125,000 shares of AeroGrow’s common stock at an exercise price of $5.00 per share.

(4)
Includes 46,546 shares owned by Cedar Creek Ventures, LLC, of which Mr. Kranitz is a 50% owner and managing member. Also includes 10,000 fully vested five-year options to purchase AeroGrow’s common stock at an exercise price of $5.00 per share and 2,500 shares of common stock valued at $5.00 per share granted as of March 28, 2006.

(5)
Includes options to purchase 3,910 shares of AeroGrow’s common stock at an exercise price of $2.50 per share, and warrants to purchase 5,000 shares of AeroGrow’s common stock at an exercise price of $2.50 per share. Also includes 10,000 fully vested five-year options to purchase AeroGrow’s common stock at an exercise price of $5.00 per share and 2,500 shares of common stock valued at $5.00 per share granted as of March 28, 2006.

(6)
Includes 96,122 shares held of record by March Trade & Finance, Inc. of which Mr. Walker is a controlling person and 24,000 shares underlying immediately exercisable warrants at $5.00 per share and 34,286 shares issuable under a convertible note in principal amount of $120,000. Also includes 10,000 fully vested five-year options to purchase AeroGrow’s common stock at an exercise price of $5.00 per share and 2,500 shares of common stock valued at $5.00 per share granted as of March 28, 2006.

(7)
Includes 10,000 fully vested five-year options to purchase AeroGrow’s common stock at an exercise price of $5.00 per share and 2,500 shares of common stock valued at $5.00 per share granted as of March 28, 2006.

(8)
Includes warrants to purchase 20,000 shares of common stock at an exercise price of $6.00 per share and warrants to purchase 47,800 shares of common stock at an exercise price of $6.25 per share. Includes 309,406 shares of common stock held by KRM Fund. Timothy J. Keating is the manager of KRM Fund and has voting and disposition power of the shares owned by KRM Fund.

(9)	Includes options and warrants to acquire 451,678 shares of common stock and 34,286 shares issuable on conversion of an outstanding note.

DESCRIPTION OF SECURITIES

General

AeroGrow’s articles of incorporation provide that it is authorized to issue up to 75,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. As of March 31, 2006, AeroGrow had 9,145,120 shares of common stock outstanding which includes 66,235 shares of common stock granted under the 2005 Plan as of March 28, 2006. No shares of preferred stock were issued and outstanding. Nevada law allows AeroGrow board of directors to issue shares of common stock and preferred stock up to the total amount of authorized shares without obtaining the prior approval of shareholders.

The following description of AeroGrow’s common stock, preferred stock, convertible notes and various warrants summarizes the material provisions of each and is qualified in its entirety by the provisions of AeroGrow’s articles of incorporation, bylaws, convertible notes and warrant agreements, copies of which will be provided by us upon request.

Common Stock

Holders of AeroGrow’s outstanding common stock have the following rights and privileges in general:

•            the right to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors,

•            no cumulative voting rights, which means that holders of a majority of shares outstanding can elect all of AeroGrow’s directors,

•            the right to receive ratably dividends when, if and as may be declared by AeroGrow’s board of directors out of funds legally available for such purposes, subject to the senior rights of any holders of preferred stock then outstanding,

•            the right to share ratably in the net assets legally available for distribution to common stockholders after the payment of AeroGrow’s liabilities on its liquidation, dissolution and winding-up, and

•            no preemptive or conversion rights or other subscription rights, and no redemption privileges.

All outstanding shares of AeroGrow’s common stock are fully paid and nonassessable.

Preferred Stock

AeroGrow’s preferred stock may be issued from time to time by its board of directors, without further action by its stockholders, in one or more series. The board can fix the relative designations, preferences, priorities, powers and other special rights for each series of preferred stock.

AeroGrow believes that the preferred stock will provide it with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. Although AeroGrow’s board of directors currently has no intention to issue preferred stock, in the event of any issuance, its common stockholders will not have any preemptive or similar rights to acquire any of the preferred stock. Issuances of preferred stock could:

•            dilute the voting power of common stockholders,

•            adversely affect the voting power of common stockholders,

•            adversely affect the likelihood that common stockholders will receive dividend payments and payments on liquidation, and

•            have the effect of delaying or preventing a change in shareholder and management control.

Debt Warrants

In June, July, August and September 2005, AeroGrow sold in a private placement debt offering to accredited investors 300 units consisting of convertible notes, described below, and its redeemable warrants. The warrants are exercisable for the purchase of an aggregate 600,000 shares of its common stock at an exercise price of $5.00 per share in whole at any time or in part from time to time prior to September 13, 2010. Upon the expiration of the warrant exercise period, unless extended, each warrant will expire and become void and of no value.

The holder of each warrant is entitled, upon payment of the exercise price, to purchase one share of AeroGrow’s common stock. The number and kind of securities or other property for which the warrants are exercisable are subject to adjustments in certain events such as mergers, reorganizations or stock splits, to prevent dilution. AeroGrow may redeem the warrants at any time on fifteen days’ prior written notice at a redemption price of $0.0001 per share of common stock underlying the warrant, provided an effective registration statement is in effect covering the common shares underlying the warrant, and further provided that for a period of not less than twenty consecutive trading days the closing bid price as quoted on the Nasdaq Capital Market or NASD OTC Bulletin Board has been at least $7.50 per share of common stock and the average daily trading volume exceeds 50,000 shares per day. All of the outstanding warrants must be redeemed if any are redeemed. The holders of the warrants will not possess the rights that AeroGrow’s shareholders have unless and until the holders exercise the warrants and then only as a holder of the common stock.

The shares of common stock underlying the redeemable 2005 warrants have registration rights. See “Registration Rights” below.

See “Convertible Note Modification Agreement” below.

Convertible Notes and Conversion Warrants

AeroGrow issued $3,000,000 in aggregate principal face amount of 10% unsecured convertible notes as part of its debt offering in June, July, August and September 2005 along with the debt warrants described above. The principal amount is convertible into its common stock at the option of the note holders, at any time, at a conversion price equal to $4.00 per share. Assuming a conversion price of $4.00 per share AeroGrow would issue 750,000 shares of common stock if all notes are converted. If not converted, these notes and all accrued interest are repayable on demand by the note holders at any time after June 30, 2006. The notes bear interest at the rate of 10% annually which is payable quarterly beginning September 30, 2005. The principal is due on June 30, 2006. AeroGrow may not prepay the notes without the holder’s prior consent.

On conversion of the notes each holder shall also receive five-year warrants to purchase 2,000 shares of common stock for each $10,000 principal amount converted. These conversion warrants may be exercised at any time at an exercise price equal to $6.00 per share. AeroGrow may not redeem these conversion warrants.

The shares of common stock underlying the convertible notes and the conversion warrants have registration rights. See “Registration Rights” below.

See “Convertible Note Modification Agreement” below.

$10.00 Redeemable Warrants and $15.00 Redeemable Warrants

In 2004 AeroGrow completed a Colorado registered offering of 544,228 shares of its common stock, redeemable warrants to purchase 390,880 shares of its common stock at an exercise price of $10.00 and redeemable warrants to purchase 390,880 shares of its common stock at an exercise price of $15.00. The $10.00 redeemable warrants and $15.00 redeemable warrants became exercisable on July 1, 2005, provided that at least 100 shares must be purchased on each exercise. These warrants expire on December 31, 2007.

AeroGrow may redeem all of these warrants at any time after its common stock is quoted on the OTC BB or a recognized exchange on fifteen days’ prior written notice at a redemption price of $0.05 per share, provided that the closing bid or sale price of its common stock exceeds $12.50 per share for the $10.00 redeemable warrants and $17.50 per share for the $15.00 redeemable warrants for 20 consecutive trading days ending within 15 days of the date the notice of redemption is given.

$5.00 Non-Redeemable Warrants, $2.50 Non-Redeemable Warrants and $1.25 Non-Redeemable Warrants

From December 2002 through July 2004 AeroGrow sold in a private placement:

•            $5.00 non-redeemable warrants to purchase 30,000 shares of its common stock at an exercise price of $5.00 per share. As of January 31, 2006, warrants to purchase 5,000 shares have been exercised and warrants to purchase 25,000 have expired.

•            $2.50 non-redeemable warrants to purchase 501,098 shares of its common stock at an exercise price of $2.50 per share. As of January 31, 2006, warrants to purchase 390,000 shares have been exercised and warrants to purchase 111,098 shares remain outstanding and are exercisable during 2006.

•            $1.25 non-redeemable warrants to purchase 170,000 shares of its common stock at an exercise price of $1.25 per share. As of January 31, 2006, all of these warrants were exercised.

February 2006 Warrants

In connection with the February 2006 offering, there were issued common stock purchase warrants to purchase up to 2,362,800 shares of common stock at an exercise price of $6.25 per share. Of this amount, warrants for 2,148,000 shares were issued to investors and warrants for 214,800 shares were issued to the placement agent of the offering. Each warrant is non-redeemable and is exercisable until February 24, 2011. The exercise price and number of shares of common stock under the warrants will be subject to adjustment on certain events, including reverse stock splits, stock dividends and recapitalizations, combinations, and mergers where AeroGrow is not the surviving company. AeroGrow will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the warrants, such shares of common stock underlying the warrants as from time to time shall be issuable upon the exercise of the warrants. The warrants held by the Placement Agent and its designees also may be exercised on a net cashless basis.

The shares of the underlying common stock have registration rights. See “Registration Rights” below.

2005 Placement Agent Warrants

In connection with its services as placement agent for AeroGrow’s 2005 debt offering of units consisting of convertible notes and redeemable warrants, AeroGrow agreed to sell to Keating Securities five-year warrants to purchase 60,000 shares of AeroGrow’s common stock. These warrants will be exercisable at any time after September 13, 2006, at a price equal to $6.00 per share on a net-issuance or cashless basis.

The shares of common stock underlying the above placement agent warrants have registration rights. See “Registration Rights” below.

Stock Options

AeroGrow has outstanding options to purchase 233,270 shares of AeroGrow common stock at an exercise price ranging from $0.005 to $5.00 per share.

Convertible Note Modification Agreement

In connection with the Merger, AeroGrow sought to modify the terms of certain outstanding convertible notes issued in 2005 with an outstanding principal balance of $3,000,000 due June 30, 2006 (“Convertible Notes”). The note holders of this debt were offered the opportunity to convert the principal and interest at a reduced conversion rate, extend the maturity for a lesser reduced conversion rate than immediate conversion or maintain the current terms unchanged.

The holders of Convertible Notes representing $2,130,000 in principal amount converted their notes into AeroGrow common stock at a conversion price of $3.00 per share, a reduction from the original conversion price of $4.00 per share. Accordingly, AeroGrow issued 710,009 shares of its common stock to converting note holders (rounded up for fractional shares). The converting note holders also were issued, pursuant to the terms of the note offering, five-year warrants to purchase 426,000 shares of AeroGrow’s common stock at an exercise price of $6.00 per share. Holders of Convertible Notes representing $840,000 in principal amount agreed to extend the maturity under their notes from June 30, 2006 to December 31, 2006 in exchange for a reduction in their conversion price from $4.00 per share to $3.50 per share.

The remaining holders of Convertible Notes representing $30,000 in principal amount have not elected to convert or extend the maturity of their notes and will be able to demand payment in cash on June 30, 2006.

For those Convertible Note holders who elected to convert or extend the maturity of their notes as described above, (i) AeroGrow eliminated the current 180 day lock-up provisions on the shares of common stock underlying the Convertible Notes and related warrants; (ii) AeroGrow eliminated the redemption provisions of the $5.00 warrants issued to holders at the time of the issuance of the notes; and (iii) holders waived any registration penalties that they may have in connection with any late filing or effectiveness under the registration rights provisions of their original subscription for the notes.

As of the date of this prospectus, the Convertible Notes and the warrants issued or to be issued to convertible note holders can be summarized as follows:

•            710,009 shares of common stock were issued at the Closing of the Offering to holders of Convertible Notes in the principal amount of $2,130,000 who have elected to convert such notes at $3.00 per share;

•            240,006 shares of common stock will be issuable upon conversion of Convertible Notes (rounded up for fractional shares) in the principal amount of $840,000 at a conversion price of $3.50 by holders who have elected to extend the maturity of their notes to December 31, 2006;

•            7,500 shares of common stock will be issuable upon conversion of Convertible Notes in the principal amount of $30,000 at a conversion price of $4.00 by holders who have not elected to extend the maturity of their notes beyond June 30, 2006;

•            600,000 shares of common stock will be issuable upon exercise of outstanding warrants held by the initial holders of the Convertible Notes with exercise price of $5.00 per share, of which 6,000 warrants held by those not electing to extend the maturity of their Convertible Notes to December 31, 2006 are redeemable;

•            426,000 shares of common stock issuable upon exercise of warrants, at an exercise price of $6.00 per share, that were issued to holders that elected to convert notes in the principal amount of $2,130,000; and

•            174,000 shares of common stock issuable upon the exercise of warrants to be issued upon conversion of Convertible Notes in the principal amount of $870,000 at an exercise price of $6.00 per share;

Registration Rights

AeroGrow has agreed to register: (i) 2,148,000 shares of common stock issued to Investors in the Offering consummated February 24, 2006; (ii) 2,148,000 shares of common stock underlying the Warrants issued to Investors in the Offering consummated February 24, 2006; and (iii) 214,800 shares of common stock underlying the warrants issued to the Placement Agent in the Offering consummated February 24, 2006, on a registration statement to be filed by AeroGrow (“Registration Statement”). AeroGrow has agreed to file the Registration Statement within 45 days following the closing of this Offering, February 24, 2006 (“Closing”), and will use its best efforts to have the Registration Statement declared effective within 150 days after the Closing. AeroGrow shall pay the usual costs of such registration. The Registration Statement also will include : (i) 710,009 shares of common stock issued to holders of Convertible Notes in the principal amount of $2,130,000 who elected to convert this notes at $3.00 per share; (ii) 240,006 shares of common stock issuable upon conversion of Convertible Notes in the principal amount of $840,000 at a conversion price of $3.50 by holders who elected to extend the maturity of their notes to December 31, 2006; (iii) 7,500 shares of common stock issuable upon conversion of Convertible Notes in the principal amount of $30,000 at a conversion price of $4.00 by holders who have not elected to extend the maturity of their notes beyond June 30, 2006; (iv) 600,000 shares of common stock underlying warrants, at an exercise price of $5.00 per share, held by the holders of the Convertible Notes (“Debt Warrants”); (v) 426,000 shares of common stock underlying warrants, at an exercise price of $6.00 per share, held by holders that have elected to convert their Convertible Notes in the principal amount of $2,130,000, and 174,000 shares of common stock underlying warrants, at an exercise price of $6.00 per share, to be issued upon conversion of Convertible Notes in the principal amount of $870,000 at an exercise price of $6.00 per share (collectively, the “Conversion Warrants”); (vi) 60,000 shares of common stock underlying warrants, at an exercise price of $6.00 per share, issued to the Placement Agent or its designees in connection with the Convertible Notes offering (“Agent Debt Warrants”); and (vii) up to 580,136 shares of common stock issued to Wentworth stockholders in the Merger who comply with the terms of the Merger Agreement for inclusion on the registration statement. If any additional securities are sold in the Offering or issued in connection with the Offering, they will be sold with the same registration rights as those granted in connection with the Offering.

If the Registration Statement is not filed or does not become effective on a timely basis, for any reason, AeroGrow will be required to pay the Investors in the Offering and the investors in the Convertible Note offering an amount equal to 1% of the purchase price of the securities held by them for every 30 day period (or part) after the relevant date, in each case until the Registration Statement is filed or declared effective, as the case may be (“Registration Penalty”).

After the effectiveness of the Registration Statement, AeroGrow shall also be required to pay Investors in the Offering and the investors in the Convertible Note offering an amount equal to 1% of the purchase price of the securities held by them for every 30 day period that the registration statement is not available for use to sell or transfer the registered shares (“Suspension Penalty”). This Suspension Penalty shall be in addition to any other penalties mentioned.

The Registration Penalty and/or Suspension Penalty (the “Penalties”) shall be due and payable only to the Investors in this Offering and investors in the Convertible Note offering. Payment of the Penalties in the circumstances of a registration statement not being filed or declared effective by designated dates will be made in shares of common stock calculated by taking the amount due and dividing it by $2.00 (“Penalty Shares”). The Penalty Shares will be included in the registration statement. Payment of the Penalties that may be due after the effective date of the registration statement will be paid in cash. The Penalty amount is 1% per month of the purchase price paid for the securities payable for up to a maximum of an aggregate of 18 months.

There can be no assurance that the shares of common stock subject to registration rights as specified above will become registered under the Securities Act.

Lock Up Agreements

The former stockholders of Wentworth holding an aggregate of 396,813 shares of common stock entered into a lock up agreement under which they will be prohibited from selling or otherwise transferring: (i) any of their shares of common stock for a period of twelve months (12) months following the effective date of the Registration Statement (“Initial Lock Up Period”), and (ii) fifty percent (50%) of its shares of common stock after the expiration of Initial Lock Up Period until the date which is eighteen (18) months after the effective date of the Registration Statement.

Further, as a condition of the closing of the Merger Agreement, 4,792,428 shares of AeroGrow’s common stock held by existing AeroGrow stockholders (including all shares of AeroGrow held by AeroGrow’s current officers and directors) and 1,831,067 shares of common stock underlying AeroGrow’s existing warrants and options outstanding are subject to lock up agreements with the same transfer restrictions as set forth above and applicable to the stockholders of Wentworth.

The following shares of common stock (or shares of common stock underlying warrants and options) are not subject to any lock up agreement restrictions:

•            Approximately 544,228 shares of common stock held by investors in AeroGrow’s Colorado intrastate offering (“Colorado Offering Shares”). The Colorado Offering Shares will be freely tradable without restriction and will represent AeroGrow’s “float” following the Merger.

•            370,319 shares of outstanding common stock held by existing AeroGrow stockholders. These shares of common stock may be freely tradable without restriction following the Offering depending on how long the holders thereof have held these shares depending on the requirements of Rules 144 and 701.

•            115,000 shares of common stock underlying existing warrants, and 20,944 shares of common stock underlying outstanding options issued to employees, consultants and vendors. Upon exercise of these warrants by the holders thereof, the shares will be restricted shares subject to the restrictions on transfer imposed under Rule 144 and Rule 701 promulgated under the Securities Act, which have different holding periods and volume limitations depending on the status of the holder and the time period that the holder has held the securities.

•            None of the shares of common stock issued in the Offering, issued upon conversion of the Convertible Notes, underlying the warrants issued in this Offering (including Agent Warrants), underlying the Convertible Notes, or underlying the warrants issued or to be issued to Convertible Note holders (including placement agent warrants) are subject to lock up restrictions.

•            183,323 shares of common stock held by Wentworth stockholders will not be subject to lock up restrictions.

Transfer Agent and Registrar

Corporate Stock Transfer, Denver, Colorado, is our registrar and transfer agent and registrar of our common stock. The mailing address of Corporate Stock Transfer is 3200 Cherry Creek South Drive, Denver, Colorado 80209-3246.

Shareholder Action

Under our bylaws, the affirmative vote of the holders of a majority of the shares of common stock represented at a meeting at which a quorum is present is sufficient to authorize, ratify or consent to any action required by the common shareholders, except as otherwise provided by the Nevada General Corporation Law. Under the Nevada General Corporation Law and our bylaws, our shareholders may also take actions by written consent without holding a meeting. The written consent must be signed by the holders of at least a majority of the voting power, except that if a different proportion of voting power is required for a specific action, then that proportion. If this occurs, we are required to provide prompt notice of any corporate action taken without a meeting to our shareholders who did not consent in writing to the action.

Antitakeover Provisions

Our articles of incorporation and the Nevada General Corporation Law include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging these proposals because, among other things, negotiation of the proposals might result in an improvement of their terms. Our articles of incorporation authorize the issuance of preferred stock. Our board of directors can set and determine the voting, redemption, conversion and other rights relating to any series of preferred stock. In some circumstances, we could issue preferred stock to prevent a merger, tender offer or other takeover attempt which our board of directors opposes.

PLAN OF DISTRIBUTION

Each selling security holder of the common stock offered for sale hereunder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC:BB or other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

•            ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

•            block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•            purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

•            an exchange distribution in accordance with the rules of the applicable exchange,

•            privately negotiated transactions,

•            settlement of short sales entered into after the date of this prospectus,

•            broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share,

•            a combination of any such methods of sale,

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, or

• any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling security holder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

The selling security holders will be required to agree, prior to any sales, not to effect any offers or sales of our securities in any manner other than as specified in this prospectus and have agreed not to purchase or induce others to purchase any of our securities in violation of any applicable state and federal securities laws, rules and regulations and the rules and regulations governing the Nasdaq Capital Market.

We have agreed with the selling security holders that we will prepare and file this registration statement and such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the 1933 Act to keep it effective until the date as of which the selling security holders have sold all of the common stock offered by this prospectus or the common stock held by the selling stockholder may be sold without restriction under Rule 144 under the Securities Act.

The selling security holders will pay selling expenses associated with the sale of the common stock offered, such as commissions or discounts payable to the underwriters for the sale of the common stock. We are paying, on behalf of the selling security holders, and without any reimbursement to us, all expenses of registration for resale of the common stock being offered by the selling security holders, including all expenses of our legal counsel and all expenses we may pay to qualify the common stock for registration in states where the common stock is offered or sold.

SELLING SECURITY HOLDERS

In July, August and September 2005 we issued and sold $3,000,000 in aggregate principal amount of our convertible notes to accredited investors in our 2005 debt offering which we believe was exempt from the registration requirements of the federal securities laws. The notes either are convertible or have been converted into shares of common stock currently aggregating 957,515 shares. At the time of sale of the notes, investors received warrants to acquire an aggregate of 600,000 shares of common stock exercisable at $5.00 per share and on conversion of the note they received or will receive warrants to acquire an aggregate of 600,000 shares of common stock exercisable at $6.00 per share. In connection with the offering, there were issued placement agent warrants by AeroGrow to acquire up to 60,000 shares of common stock at $6.00 per share.

On February 24, 2006, AeroGrow sold units in an offering which we believe was exempt from the registration requirements of the federal securities laws. The units consisted of one share of common stock and one common stock purchase warrant. There were issued 2,148,000 shares of common stock and warrants to acquire up to 2,148,000 shares of common stock at $6.25 per share. In connection with the offering, there were issued placement agent warrants by AeroGrow to acquire up to 214,800 shares of common stock at $6.25 per share.

On February 28, 2006, in exchange for the outstanding shares of Wentworth, AeroGrow issues 580,136 shares of common stock in an offering which we believe was exempt from registration requirements of the federal securities laws.

The following table presents certain information known to us as of March 31, 2006, relating to the people who are selling common stock pursuant to this offering. During the past three years, none of the selling security holders held any position or office with us. Beneficial ownership of the common stock by the selling security holders, which term includes their transferees, pledgees, donees and successors, after the offering will depend on the number of shares of common stock sold by each selling security holder.

For purposes of the following table, the number of shares and percentage ownership of outstanding common stock that the named selling security holders owns and may resell by this prospectus includes common stock that the named selling security holder has the right to acquire.

	Beneficial Ownership of Common Stock Before Offering		Maximum Number of Shares to be Sold	Beneficial Ownership of Common Stock After
Name of Selling Security Holder	Number	Percentage(**)		Offering
Joel Aaseby	22,000	*	22,000	0
The Joel D. Aaseby Living Trust	10,000	*	10,000	0
Accelera Capital Limited(1)	10,000	*	10,000	0
Accelera Private Equity Limited(1)	80,000	*	80,000	0
Accelera Ventures Ltd.(1)	100,000	1.1%	100,000	0
Alpha Capital AG(2)	120,000	1.3%	120,000
Jeff Lawrence Andrews(3)	54,950	*	54,950	0
ANIMA Rubbrica FONDO AMERICA(4)	120,000	1.3%	120,000
Edward Harrison Bacon	10,000	*	10,000	0
Christopher Baker(10)	60,000	*	60,000	0
Bald Eagle Fund, LLC(5)	4,000	*	4,000	0
Michael F. Barish	110,000	1.2%	110,000	0
Beeman Insurance Agency, Inc.(6)	10,000	*	10,000	0
Carl G. Berry	10,000	*	10,000	0
Cynthia F. Bissonnette	23,633	*	10,000	13,633
Marcy Bjelajac(7)	10,000	*	10,000	0

	Beneficial Ownership of Common Stock Before Offering		Maximum Number of Shares to be Sold	Beneficial Ownership of Common Stock After
Name of Selling Security Holder	Number	Percentage(**)		Offering
Margie Blackwell(3)	18,171	*	18,171	0
Kurt and Sherry Boehm	34,286	*	34,286	0
Kelley Boland(3)	5,000	*	5,000	0
John Botti	41,143	*	41,143	0
John Philip Bowmer	10,000	*	10,000	0
Martin Boyd	37,500	*	10,000	27,500
Lawrence A. and D. Melree Brock	29,497	*	16,000	13,497
Richard J. Burtness	10,000	*	10,000	*
Patricia Butler	20,000	*	20,000	0
Russell Canterbury	10,000	*	10,000	0
Capital Growth Financial, LLC(8)	400	*	400	0
Carmel Capital LLC(9)	5,941	*	5,941	0
Robert D. and Ruth K. Carrell	13,300	*	10,000	3,300
Janet Kellogg Carter	10,000	*	10,000	0
Dennis E. Channer	10,000	*	10,000	0
Resources Trust Company FBO Dennis Channer	20,000	*	20,000	0
Devron H. and Valerie C. Char	10,000	*	10,000	0
Cimarolo Partners, LLC(10)	20,000	*	20,000	0
Alan Cogen	10,000	*	10,000	0
Michael and Paula Cohn	10,000	*	10,000	0
Michael L. Conn	22,000	*	22,000	0
Joseph Coors, Jr.	36,667	*	36,667	0
Barbara Curtis	76,500	*	10,000	66,500
David E. Chymiak	40,000	*	40,000	0

	Beneficial Ownership of Common Stock Before Offering		Maximum Number of Shares to be Sold	Beneficial Ownership of Common Stock After
Name of Selling Security Holder	Number	Percentage(**)		Offering
Denis Culverwell(11)	3,625	*	3,625	0
Justin Davis(3)	10,000	*	10,000	0
Daniel A. Deikel	10,000	*	10,000	0
Carlos De La Rosa	22,000	*	22,000	0
John Dexter	20,572	*	20,572	0
Robert DiPietro	10,000	*	10,000	0
Darryl Francis Donovan	40,000	*	40,000	0
J. Michael Doyle	10,000	*	10,000	0
Lani Dy	20,000	*	20,000	0
Brad Dobski Revocable Trust	10,000	*	10,000	0
Rhys Duggan	36,667	*	36,667	0
Dynamic Decisions Growth Premium(12)	60,000	*	60,000	0
Gary L. and Suzanne J. Eickert	20,572	*	20,572	0
Ellis Family Limited Partnership(13)	10,000	*	10,000	0
Enable Growth Partners, LP(14)	292,000	3.1%	292,000	0
Enable Opportunity Partners, LP(14)	48,000	*	48,000	0
Gregory Erigero	29,334	*	29,334	0
Phillip Frasier	20,572	*	20,572	0
Freedom Ride, LLC(15)	29,334	*	29,334	0
Michael Fresoli(16)	200	*	200	0
Robert Frisch	20,572	*	20,572	0
James W. Fuller(17)	10,000	*	10,000	0
Garisch Financial Inc.(18)	48,676	*	48,676	0
Gibson Living Trust(19)	32,000	*	32,000	0

	Beneficial Ownership of Common Stock Before Offering		Maximum Number of Shares to be Sold	Beneficial Ownership of Common Stock After
Name of Selling Security Holder	Number	Percentage(**)		Offering
Charles K. Gifford	20,000	*	20,000	0
John F. Gifford	10,000	*	10,000	0
Gilman Family Limited Partnership(20)	10,000	*	10,000	0
Kimberly K. Gollehon	10,000	*	10,000	0
Steven R. Goodbarn	20,000	*	20,000	0
Joseph W. Grealish	40,000	*	40,000	0
David Grose	10,000	*	10,000	0
Larry Guardiani	10,000	*	10,000	0
Guerrilla Partners, LP(21)	56,000	*	56,000	0
Guerrilla IRA Partners, LP(21)	4,000	*	4,000	0
Arthur Paul Haag	40,000	*	40,000	0
Randolph James Haag(3)	27,850	*	27,850	0
Halter Financial Group, Inc.(22)	20,000	*	20,000	0
John U. Harris, III	10,000	*	10,000	0
John U. Harris, Jr.	10,000	*	10,000	0
Robert B. Hayes IRA	10,000	*	10,000	0
Robert P. Hazelet	10,000	*	10,000	0
Song He(3)	15,000	*	15,000	0
Joshua L. Heller	10,000	*	10,000	0
Steven J. Henricks(3)	17,000	*	17,000	0
Gregory and Gail Hoag	22,000	*	22,000	0
Paul Stuart and Barbara Warren Holden	38,200	*	10,000	28,200
Stephen Hollis	22,000	*	22,000	0
Richard M. Hopper	30,572	*	30,572	0
Greg Hornecker	22,000	*	22,000	0

	Beneficial Ownership of Common Stock Before Offering		Maximum Number of Shares to be Sold	Beneficial Ownership of Common Stock After
Name of Selling Security Holder	Number	Percentage(**)		Offering
Lee A. Houk	36,667	*	36,667	0
Iroquois Master Fund Ltd.(23)	80,000	*	80,000	0
Andrew and Shelly Iseman	22,000	*	22,000	0
Alan Jacobs(24)	200	*	200	0
Michael Jacobs(24)	200	*	200	0
Sara Jaro	36,667	*	36,667	0
Jerry A. Watson Trust, No. U/A 4/14/2005(25)	10,000	*	10,000	0
Julie Ann Johnson	10,000	*	10,000	0
Arthur Jones	20,000	*	20,000	0
Rhonda Jordan and Kerry Anderson	20,000	*	20,000	0
Sheldon Kahn and Sarah Liron	40,000	*	40,000	0
Leah Kaplan-Samuels and Len Samuels	36,667	*	36,667	0
Max Kaplan IRA	10,000	*	10,000	0
Keating Reverse Merger Fund, LLC(27)	309,406	3.4%	309,406	0
Kevin R. Keating(28)	154,944	1.7%	154,944	0
Michael Keating(3)	5,000	*	5,000	0
Timothy J. Keating(3)	143,043	1.6%	143,043	0
Kensington Partners, LP(5)	76,000	*	76,000	0
Steven R. Kleen	10,000	*	10,000	0
Carole and Bill Kolbe	10,000	*	10,000	0
Ursula Lamberson	69,500	*	20,000	49,500
Dianne Lathrop Law and Deborah A. Lathrop	44,000	*	44,000	0
Jerome Phillip Lauffenburger	246,667	2.7%	246,667	0

	Beneficial Ownership of Common Stock Before Offering		Maximum Number of Shares to be Sold	Beneficial Ownership of Common Stock After
Name of Selling Security Holder	Number	Percentage(**)		Offering
Timothy C. and Joyce L. Lawrence	10,000	*	10,000	0
Lazarus Investment Partners, LLLP(29)	300,000	3.2%	300,000	0
Leonthina Group(30)	20,000	*	20,000	0
Paul W. Lewis	10,000	*	10,000	0
Robert J. and Tina Schindall Magulick	10,000	*	10,000	0
Robert Maloney(11)	9,860	*	9,860	0
Dave Manovich	73,334	*	73,334	0
Yolanda Manske	20,572	*	20,572	0
MB Partnership(31)	10,000	*	10,000	0
Reed Madison(3)	10,815	*	10,815	0
Jeffrey and Carol McCarty	10,000	*	10,000	0
Christopher and Jennifer McCory	20,000	*	20,000	0
Scott McCaig	10,000	*	10,000	0
McGinnis Group International LLC Retirement Trust(32)	40,000	*	40,000	0
Diana Lynn McNeil	10,000	*	10,000	0
Michael H. McNeill	10,000	*	10,000	0
A.C. Barnes McNevin(11)	145	*	145	0
James McWethy Trust #174(33)	20,000	*	20,000	0
John Micek, III	20,000	*	20,000	0
Jordan Micek	10,000	*	10,000	0
Peter Micek	10,000	*	10,000	0
John J. Micek, Jr. Revocable Trust(34)	10,000	*	10,000	0
Maurice and Jennifer Micek	20,000	*	20,000	0

Name of Selling Security	Beneficial Ownership of Common Stock Before Offering		Maximum Number of Shares to be Sold	Beneficial Ownership of Common Stock After
Holder	Number	Percentage(**)		Offering
Nancy and Christopher Micklatcher	10,000	*	10,000	0
Andrew Scott Miller	10,000	*	10,000	0
Brian and Jacquelyn Miller Trustees UTD 11/27/1990 Community Property(35)	20,000	*	20,000	0
David Charles Moline	20,000	*	20,000	0
Curtis Morgan	48,000	*	48,000	0
Brian Murphy	20,000	*	20,000	0
Charles Musson	10,000	*	10,000	0
Newbridge Securities(36)	2,750	*	2,750	0
Robert D. and Rhonda B. Nonamaker	10,000	*	10,000	0
Steven A. Noroian	20,000	*	20,000	0
Michael J. O’Halloran	20,000	*	20,000	0
Louis and Margaret Olore	10,000	*	10,000	0
Stephen B. and Laura B. Olore	30,000	*	30,000	0
Stephen A. and Tawny H. Olore	10,000	*	10,000	0
Steven Olore(11)	725	*	725	0
Stephen K. Onody IRA	10,000	*	10,000	0
Delaware Charter FBO Guy J. Ossello IRA	10,000	*	10,000	0
Judith Orloff	14,667	*	14,667	0
Steve Ossello	11,415	*	11,415	0
John Ostrander	58,667	*	58,667	0
Pacific Strategies Ltd.(1)	10,000	*	10,000	0
Richard A. Paine	20,000	*	20,000	0
Pavek Investments(16)	5,300	*	5,300	0

	Beneficial Ownership of Common Stock Before Offering		Maximum Number of Shares to be Sold	Beneficial Ownership of Common Stock After
Name of Selling Security Holder	Number	Percentage(**)		Offering
Doug Pavek(16)	50	*	50	0
David Peng	20,000	*	20,000	0
Charles R. Percy	20,000	*	20,000	0
Gerald Keith Percy	30,000	*	30,000	0
Robert W. Percy	10,000	*	10,000	0
Daniel and Patrice Perkins	22,000	*	22,000	0
Mildred Perkins Trust(37)	10,000	*	10,000	0
Richard W. Perkins Trust(37)	10,000	*	10,000	0
RS Perkins Trust(37)	10,000	*	10,000	0
SH Perkins Trust(37)	10,000	*	10,000	0
TH Perkins Trust(37)	10,000	*	10,000	0
Pershing LLC as custodian FBO Joseph Coors, Jr.(38)	36,667	*	36,667	0
Jerry Peterson IRA	70,953	*	70,953	0
Rick & Claudia Petry Living Trust(39)	34,286	*	34,286	0
Alan and Karen Pettit	44,000	*	44,000	0
PG Ventures LLC(40)	23,762	*	23,762	0
Pierce Diversified Strategy Master Fund LLC(41)	60,000	*	60,000	0
Jo Pihl(42)	20,572	*	20,572	0
The Pinnacle Fund, L.P.(43)	200,000	2.2%	200,000	0
Placements de Gestion S.A.(44)	20,000	*	20,000	0
John Pogge	36,667	*	36,667	0
Porter Partners, LP(45)	120,000	1.3%	120,000	0
David and Lise Potter	22,000	*	22,000	0

	Beneficial Ownership of Common Stock Before Offering		Maximum Number of Shares to be Sold	Beneficial Ownership of Common Stock After
Name of Selling Security Holder	Number	Percentage(**)		Offering
Michael Primasing and Brock Vinton	40,000	*	40,000	0
Matthew and Catherine Procaccini	10,000	*	10,000	0
Steven R. Purvis	10,000	*	10,000	0
Pyramid Partners, LP(31)	40,000	*	40,000	0
Race Place Investment Co., LLC(47)	46,667	*	46,667	0
David R. Rawson	10,000	*	10,000	0
J. Michael Reisert	10,000	*	10,000	0
Renzulli Living Trust(48)	10,000	*	10,000	0
RFJM Partners, LLC(49)	70,000	*	70,000	0
Gaeten A. Riopel	137,143	1.5%	137,143	0
Michael F. Roan	10,000	*	10,000	0
Kyle Rogers(3)	18,171	*	18,171	0
Allan Rothstein	20,000	*	20,000	0
Steven Rothstein	40,000	*	40,000	0
Paul and Marisa Ruscito	20,000	*	20,000	0
Don Russell, Jr.	40,000	*	40,000	0
Jon and Miriam Sadof	19,500	*	19,500	0
Deborah Salerno	10,000	*	10,000	0
Melissa Salinas(3)	2,500	*	2,500	0
John B. Sanderson	20,000	*	20,000	0
Gregory G. Sauber	10,000	*	10,000	0
Vincent Sbano(11)	145	*	145	0
Gregory D. and Wendy L. Scherer	36,667	*	36,667	0
Frederic M. Schweiger(18)	10,000	*	10,000	0
Pablo Felipe Serna(16)	5,000	*	5,000	0

	Beneficial Ownership of Common Stock Before Offering		Maximum Number of Shares to be Sold	Beneficial Ownership of Common Stock After
Name of Selling Security Holder	Number	Percentage(**)		Offering
H. Leigh Severance	113,334	1.2%	113,334	0
H. Leigh Severance Ind. Profit Sharing Plan(51)	103,334	1.1%	103,334	0
James E. Severance	10,000	*	10,000	0
Bret Shapiro(24)	200	*	200	0
Joseph J. Siegel	10,000	*	10,000	0
Ron Skagen	20,572	*	20,572	0
David Bancroft Sloan(52)	10,000	*	10,000	0
Wormack E. Smith and Christina Smith	15,000	*	10,000	5,000
Pamela Solly(3)	5,000	*	5,000	0
Alva Terry Staples	36,667	*	36,667	0
S.W. Bach & Company(53)	250	*	250	0
Alan Taylor	20,000	*	20,000	0
Jack R. Thompson	32,000	*	32,000	0
Joanne E. Tilley	24,866	*	10,000	14,866
Luca Toscani(3)	79,022	*	79,022	0
Trading Games, Inc.(54)	10,000	*	10,000	0
Tricon Ventures, Inc.(55)	5,500	*	5,500	0
Bill Ulland and Ann Glumac	14,667	*	14,667	0
Jonathan Ungar(56)	80,000	*	80,000	0
Regina VanDuzee	10,000	*	10,000	0
Laurence Verbeck	52,000	*	10,000	42,000
Mary Ellen Viola	10,000	*	10,000	0
Vision Opportunity Master Fund, Ltd.(57)	40,000	*	40,000	0
Jack J. Walker(58)	164,408	1.8%	106,286	58,122

	Beneficial Ownership of Common Stock Before Offering		Maximum Number of Shares to be Sold	Beneficial Ownership of Common Stock After
Name of Selling Security Holder	Number	Percentage(**)		Offering
Wendy-Lee Z. Bartley Revocable Trust(59)	10,000	*	10,000	0
James M. Wenninger	10,000	*	10,000	0
Helen West	10,000	*	10,000	0
White Sand Investor Group, LP(60)	168,667	1.8%	168,667	0
George F. Wood	56,667	*	56,667	0
Katherine Cole Worden	10,000	*	10,000	0
Chris Wrolstad(3)	10,715	*	10,715	0

* Less than 1%.

(**)	Based on 9,121,118 shares outstanding at April 9, 2006.

(1)	Mr. Dennis Kam Thai Leong, a director, has the investing and voting control over such securities.

(2)	Konrad Ackerman and Rainer Posch have the investing and voting control over such securities.

(3)	The individual is a registered representative with Keating Securities, LLC, a member firm of the NASD.

(4)	Giordan Martirelli, director, has the investing and voting control over such securities.

(5)	Richard J. Kein, managing partner of Kensington Partners LP and of Bald Eagle Fund LLC, has the investing and voting control over such securities.

(6)	Mr. Dean Kacludis, vice president of operations, has investing and voting control over such securities.

(7)	Ms. Bjelajac is the spouse of a registered representative of Oppenheimer & Co., a member firm of the NASD.

(8)	Capital Growth Financial LLC is a member firm of the NASD.

(9)	Mr. Bertrand Ungar has investing and voting control over such securities. Does not include securities held by PG Ventures LLC.

(10)
Mr. Baker is the president and stockholder of CP Baker & Company, LTD and CP Baker Securities, a member firm of the NASD, which is a wholly-owned subsidiary of CP Baker & Company, LTD. Mr. Baker is also the fund manager of CP Baker LLC, which has investment authority over the securities held by Cimarolo Partners, LLC. Each of these entities disclaims the beneficial ownership of the securities held by other entities managed by the same person.

(11)	The individual is a registered representative with Winslow Evans & Crocker, a member firm of the NASD.

(12)	Mr. Alberto Micalizzi, chairman, has investing and voting control over such securities.

(13)
Mr. Stuart Ellis and Merchthild E. Ellis have designated Perkins Capital Management, Inc. as the investment advisor of the partnership. Mr. Richard Perkins has authority to act for Perkins Capital Management, Inc.

(14)	Mr. Mitch Levine, principal, has investing and voting control over such securities.

(15)	Todd Stewart has the investing and voting control over such securities.

(16)	The individual is a registered representative with Pavek Investments, a member firm of the NASD.

(17)	James Fuller is the registered principal of North Coast Securities Corporation, a member firm of the NASD and is a share owner of such member firm.

(18)	Mr. Frederic M. Schweiger has investing and voting control over such securities. Mr. Schweiger is a registered representative with Keating Securities, LLC.

(19)	James and Sara Gibson have investing and voting control over such securities.

(20)	Morgan Gilman has investing and voting control over such securities.

(21)	Peter Siris, the Managing Director, has investing and voting control over such securities.

(22)	Timothy P. Halter, president, has investing and voting control over such securities.

(23)	Joshua Silverman has investing and voting control over such securities.

(24)	The individual is a registered representative with Capital Growth Financial, Inc. a member firm of the NASD.

(25)	Jerry A. Watson and Christine C Watson, as trustees, have investing and voting control over such securities.

(26)	(Not used)

(27)
Timothy J. Keating has investing and voting control over such securities. He disclaims beneficial ownership of such number of securities as are owned by the beneficial owners of the fund other than himself. Does not include any other securities of AeroGrow over which he has investing and voting control.

(28)
Kevin Keating is an affiliate of Brookstreet Securities Corporation, a member firm of the NASD. Mr. Keating is the father of Timothy J. Keating and Michael Keating. Each person disclaims any investment and voting authority over the securities owned by the other. Mr. Keating has no ownership interest in Keating Reverse Merger Fund, LLC or in Keating Investments, LLC or Keating Securities. LLC and disclaims any beneficial interest in securities held by such entities in AeroGrow.

(29)	Mr. Justin Borus, manager, has investing and voting control over such securities.

(30)	Mr. John Nonnan, as president, has investing and voting control over such securities.

(31)	Mr. Richard W. Perkins, president of Perkins Capital Management, Inc., has investing and voting control over such securities.

(32)	Mr. Stanley F. McGinnis and Kathleen A. McGinnis have investing and voting control over such securities.

(33)	James B McWethy, as trustee, has investing and voting control over such securities.

(34)	John J. Micek, Jr., as trustee, has investing and voting control over such securities.

(35)	Brian M. Miller, as trustee, has investing and voting control over such securities.

(36)	The firm is a NASD member firm.

(37)	Mr. Richard Perkins and/or Mildred Perkins, as trustee, has investing and voting control over such securities.

(38)	Joseph Coors, Jr. has investing and voting control over such securities.

(39)	Rick J. Petry and Claudia J. Petry have investing and voting control over such securities.

(40)	Mr. Bertrand Ungar has investing and voting control over such securities. Does not include securities held by Carmel Capital LLC.

(41)	Mr. Mitch Levine, a principal, has investing and voting control over such securities. Mr. Levine is an affiliate of a member of the NASD.

(42)	The individual is a registered representative with Feltl & Company, a member firm of the NASD.

(43)
Mr. Barry M. Kitt, sole member Pinnacle Fund Management, L.L.C., the General Partner of Pinnacle Advisers, LP., the General Partner of The Pinnacle Fund, L.P. has investing and voting control over such securities.

(44)	Mr. Pierre Cosandier has investing and voting control over such securities.

(45)	Mr. Jeffrey H. Porter, general partner, has investing and voting control over such securities.

(46)	(not used)

(47)	Mr. James Krejci has investing and voting control over such securities.

(48)	Edmund Renzulli and Catherine Rensulli have investing and voting control over such securities.

(49)	Jeffrey Markowitz and Richard Friedman have investing and voting control over such securities.

(50)	The individual is a registered representative with Dynamic Decisions, a member firm of the NASD.

(51)	H. Leigh Severance, as trustee, has investing and voting control over such securities. Excludes shares held individually.

(52)	Mr. Sloan is a registered representative of Aquillian Investments, Inc.

(53)	S.W. Bach & Company is a member firm of the NASD.

(54)	Mr. Edward Arioli, president, has investing and voting control over such securities.

(55)	Tricon Ventures, Inc. is a member firm of the NASD.

(56)	Mr. Ungar is a member of Headwaters Capital LLC which is a partner in Granite Financial Group, a member firm of the NASD.

(57)	Mr. Adam Benowitz, portfolio manager, has the investing and voting control over such securities.

(58)	Mr. Walker is a director of the AeroGrow and may be deemed a promoter. Includes shares held of record by March Trade & Finance, Inc. of which Mr. Walker is the controlling person.

(59)	Ms. Wendy-Lee Bartley has the investing and voting control over such securities.

(60)	Elliott Donnelley II, Marshall S. Donnelley and Owen M. Donnelley have investing and voting control over such securities.

CHANGES IN CERTIFYING ACCOUNTANT

On February 24, 2006, AeroGrow dismissed Hein & Associates LLP (“Hein”) as its independent certified public accountants, the former accountants for Wentworth, the company which merged with and into AeroGrow. The decision was approved by the Board of Directors of AeroGrow. AeroGrow is the “successor issuer” to Wentworth I, Inc. within the meaning of Rule 12(g)-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and became a Section 12(g) reporting company under the Exchange Act.

The reports of Hein on Wentworth’s financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, except the report did contain an explanatory paragraph related to Wentworth’s ability to continue as a going concern. During Wentworth’s fiscal years ended December 31, 2005 and 2004, there were no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein would have caused Hein to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years. Wentworth requested that Hein furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agrees with Wentworth’s statements in this Item 4.01(a). A copy of the letter furnished by Hein in response to that request, dated February 27, 2006 which was filed as Exhibit 16.1 to the Form 8-K reporting the change.

On February 24, 2006, Wentworth engaged Gordon Hughes & Banks, LLP as the new independent accountant to audit AeroGrow’s financial statements. The appointment of Gordon Hughes & Banks, LLP was approved by the Board of Directors of AeroGrow. Gordon Hughes & Banks, LLP acted as the certifying accountant for AeroGrow prior to its merger with Wentworth.

LEGAL MATTERS

The validity of the shares of common stock offered through this prospectus will be passed upon for us by Graubard Miller, New York, New York.

EXPERTS

Gordon, Hughes & Banks, LLP, Greenwood Village, Colorado, an independent registered public accounting firm, have audited the AeroGrow financial statements as of December 31, 2005 and 2004, and for the years then ended, and for the cumulative period from March 25, 2002 (inception) through December 31, 2005, as set forth in their report. We have included our financial statements in this prospectus in reliance upon the report of Gordon, Hughes & Banks, LLP, given on their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2, of which this prospectus constitutes a part, with the United States Securities and Exchange Commission in Washington, DC, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information included in the registration statement and in the exhibits thereto. The statements contained in this prospectus as to the contents of any contract or other document referenced herein are not necessarily complete, and in each instance, if the contract or document was filed as an exhibit, reference is hereby made to the copy of the contract or other document filed as an exhibit to the registration statement and each statement is qualified in all respects by the reference. The registration statement, including exhibits and schedules filed with it, may be inspected without charge at the SEC's public reference rooms at:

•           Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549,

•           75 Park Place, New York, New York 10007, or

•           Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

Copies of all or any part of the registration statement may be obtained from such office after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains registration statements, reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC at http://www.sec.gov.

We will provide without charge to you, upon written or oral request, a copy of any information incorporated by reference in this prospectus, excluding exhibits to information incorporated by reference unless these exhibits are themselves specifically incorporated by reference.

We have not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Following completion of the offering, we will be subject to the informational reporting requirements of the Securities Exchange Act as a "registrant" as defined under Regulation S-B promulgated under the Securities Exchange Act. We will file reports and other information with the SEC and these reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the public reference section of the SEC in Washington, DC. We will distribute to our shareholders annual reports containing financial statements audited by our independent public accountants and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited consolidated financial information.

Any requests for copies of information, reports or other filings with the SEC should be directed to Aero Grow International, Inc. at 900 28th Street, Suite 201, Boulder, Colorado 80303, telephone (303) 444-7755. We maintain a website at www.aerogrow.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

PAGE
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets as of December 31, 2005 and 2004	F-2
Statements of Operations for the years ended December 31, 2005 and 2004 and
from inception (July 2, 2002) to December 31, 2005	F-3
Statement of Stockholders' Equity from inception (July 2, 2002) to December 31, 2005	F-4
Statements of Cash Flows for the years ended December 31, 2005 and 2004 and
from inception (July 2, 2002) to December 31, 2005	F-7
Notes to Audited Financial Statements	F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Aero Grow International, Inc.
Boulder, Colorado

We have audited the accompanying balances sheets of Aero Grow International, Inc. (a development stage enterprise, the "Company") as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the two years then ended and for the cumulative period from March 25, 2002 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aero Grow International, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the two years then ended, and for the cumulative period March 25, 2002 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Gordon Hughes & Banks, LLP

Gordon, Hughes & Banks, LLP
Greenwood Village, Colorado
January 18, 2006

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS
	December 31,
	2005	2004
ASSETS

Current assets
Cash	$949,126	$1,916,842
Subscriptions receivable	840,000	41,000
Inventory	19,480	–
Prepaid expenses and other	79,720	5,423
Total current assets	1,888,326	1,963,265

Property and equipment
Property and equipment	482,043	38,561
Less accumulated depreciation	(61,599)	(7,840)
Property and equipment, net	420,444	30,721

Debt issuance costs, net of $209,737 accumulated amortization	209,737	–
Intangible assets	20,407	–
Deposits	4,684	4,484

Total assets	$2,543,598	$1,998,470

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$196,840	$46,969
Accrued expenses	56,900	27,745
Convertible debentures, net of discounts of $904,740	2,095,260	–
Mandatorily redeemable common stock	310,000	–
Accrued compensation	–	11,833
Total current liabilities	2,659,000	86,547

Stockholders' equity (deficit)
Preferred stock, $.001 par value, 20,000,000 shares authorized,
none issued or outstanding	–	–
Common stock, $.001 par value, 75,000,000 shares authorized,
5,578,740 and 4,882,908 shares issued and outstanding at
December 31, 2005 and December 31, 2004, respectively	5,579	4,883
Additional paid-in capital	11,741,388	5,761,832
(Deficit) accumulated during the development stage	(11,862,369)	(3,854,792)

Total stockholders' equity (deficit)	(115,402)	1,911,923
Total liabilities and stockholders' equity (deficit)	2,543,598	1,998,470

See accompanying summary of accounting policies and notes to financial statements.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS

	Cumulative Period from
	March 25 2002 (Inception) to	Year Ended December 31,
	December 31, 2005	2005	2004

Revenue
Product sales	$–	$–	$–

Operating expenses
Cost of sales	–	–	–
Research and development	1,271,691	577,302	333,253
Professional consulting fees	2,721,308	1,594,102	676,906
Salaries and wages	2,200,386	1,314,009	783,263
Other general and administrative	4,864,775	3,422,309	603,186
Total operating expenses	11,058,160	6,907,722	2,396,608

Income (loss) from operations	(11,058,160)	(6,907,722)	(2,396,608)

Other income (expense), net
Interest income (expense), net	(804,209)	(809,855)	7,564
Total other income (expense), net	(804,209)	(809,855)	7,564

Net income (loss)	$(11,862,369)	$(7,717,577)	$(2,389,044)

Net income (loss) per share, basic and diluted		$(1.55)	$(0.56)

Weighted average number of common shares
outstanding, basic and diluted		4,971,857	4,252,626

See accompanying summary of accounting policies and notes to financial statements.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
Period from March 25, 2002 (Inception) to December 31, 2005

				Accumulated
				(Deficit)
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Issuance of common stock in July 2002 to parent company	1,200,000	$1,200	$4,800	$–	$6,000

Exchange of common stock in parent company by president for common stock (restated)	600,000	600	299,400	–	300,000

Issuance of common stock for cash during private placement from December 7, 2002 to December 27, 2002 at $0.50 per share	380,000	380	189,620	–	190,000

Issuance of common stock for services provided at $1.20 per share	27,000	27	32,373	–	32,400

Issuance of common stock to Board of Directors at $1.20 per share	3,000	3	3,597	–	3,600

Net (loss) for the period from July 2, 2002 (inception) to December 31, 2002	–	–	–	(596,213)	(596,213)

Balances, December 31, 2002	2,210,000	2,210	529,790	(596,213)	(64,213)

Issuance of common stock for cash during private placement from January 1 to February 14, 2003 at $0.50 per share	90,000	90	44,910	–	45,000

Issuance of common stock for cash during private placement from March 1 to August 31, 2003 at $1.25 per share	880,800	881	1,100,119	–	1,101,000

Issuance of common stock for cash during private placement from September 30 to December 31, 2003 at $1.665 per share	175,763	176	292,568	–	292,744

Issuance of additional shares of common stock to private placement investors	93,888	94	(94)	–	–

Issuance of common stock for services provided (4,000 shares at $1.20 per share and 36,999 shares at $1.25 per share)	40,999	41	51,007	–	51,048

Exercise of common stock warrants at $1.25 per share	120,000	120	149,880	–	150,000

Issuance of stock options to non-employees for services provided from January 1, 2003 to December 31, 2003	–	–	73,151	–	73,151

Issuance of common stock to Board of Directors at $1.25 per share	6,000	6	7,494	–	7,500

Issuance of common stock to Advisory Board at $1.25 per share	130,120	130	162,520	–	162,650

Net (loss)	–	–	–	(1,159,535)	(1,159,535)

				Accumulated
				(Deficit)
				During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Balances, December 31, 2003	3,747,570	3,748	2,411,345	(1,755,748)	659,345

Issuance of common stock for cash from January 1 to January 30, 2004 at $1.25 per share	40,000	40	49,960	–	50,000

Issuance of common stock for cash during private placement from February 1 to June 30, 2004 at $1.665 per share	360,458	360	600,140	–	600,500

Issuance of common stock for cash during public offering from July 30 to December 31, 2004 at $5.00 per share, net of $185,240 in offering costs	498,596	498	2,307,239	–	2,307,737

Issuance of additional shares of common stock to private placement investors	27,700	28	(28)	–	–

Issuance of additional shares of common stock to public offering investors	45,633	46	(46)	–	–

Issuance of common stock for services provided (4,000 shares at $0.05 per share; 5,000 shares at $1.25 per share; 38,332 shares at $1.65 per share and 97,550 shares at $5.00 per share)	144,882	145	557,301	–	557,446

Exercise of common stock warrants at $1.25 per share	12,000	12	14,988	–	15,000

Issuance of stock options to non-employees for services provided from January 1, 2004 to December 31, 2004	–	–	80,939	–	80,939

Issuance of common stock to Board of Directors at $5.00 per share	6,000	6	29,994	–	30,000

Net (loss)	–	–	–	(2,389,044)	(2,389,044)

Effects of 1 for 5 reverse stock split	69	–	–	–	–
Balances, December 31, 2004	4,882,908	4,883	6,051,832	(4,144,792)	1,911,923

See accompanying summary of accounting policies and notes to financial statements.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)
Period from March 25, 2002 (Inception) to December 31, 2005

				Accumulated
				(Deficit)
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Exercise of common stock warrants from August to December 31, 2005 at $1.25 per share	38,000	38	47,462	–	47,500

Exercise of common stock warrants from June to December 31, 2005 at $2.50 per share	390,000	390	974,610	–	975,000

Exercise of common stock warrants at December 31, 2005 at $5.00 per share	5,000	5	24,995		25,000

Issuance of common stock for cash in August at $5.00 per share	1,600	2	7,998	–	8,000

Issuance of common stock for services provided, rent and equipment purchases from
January to December 31, 2005 at $5.00 per
share	261,232	261	1,305,875	–	1,306,136

Issuance of stock options to non-employees for services provided	–	–	72,936	–	72,936

Issuance of warrants to debt holders of convertible debentures	–	–	1,059,480	–	1,059,480

Intrinsic value of convertible debentures, beneficial conversion feature	–	–	750,000	–	750,000

Effects of variable accounting on the modification of terms of outstanding warrants	–	–	1,446,200	–	1,446,200

Net (loss)	–	–	–	(7,717,577)	(7,717,577)

Balances, December 31, 2005	5,578,740	$5,579	$11,741,388	$(11,862,369)	$(115,402)

See accompanying summary of accounting policies and notes to financial statements.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS

	Cumulative Period from March 25, 2002 (Inception) to December 31, 2005	Year Ended December 31,
		2005	2004
Cash flows from operating activities:
Net (loss)	$(11,862,369)	$(7,717,577)	$(2,389,044)

Adjustments to reconcile net (loss) to cash provided (used) by operations:
Issuance of common stock and options for services	2,347,806	1,349,072	668,385
Depreciation expense	61,599	53,759	5,920
Amortization of debt issuance costs	209,737	209,737	–
Amortization of convertible debentures, beneficial conversion feature	375,000	375,000	–
Interest expense associated with warrants issued with convertible debentures	529,740	529,740	–
Issuance of common stock as compensation expense	300,000	–	–
Effects of variable accounting for modification of warrant terms	1,446,200	1,446,200	–
Change in assets and liabilities:
(Increase) in inventory	(19,480)	(19,480)	–
(Increase) in other current assets	(919,699)	(873,297)	(3,323)
(Increase) in deposits	(4,684)	(200)	(2,484)
Increase in accounts payable	196,819	149,871	39,480
Increase in accrued expenses and manditorily redeemable stock	366,900	339,155	18,469
(Decrease) in accrued compensation	–	(11,833)	(25,770)

Net cash (used) by operating activities	(6,972,431)	(4,169,853)	(1,688,367)

Cash flows from investing activities:
Purchases of equipment	(452,043)	(413,482)	(11,556)
Patent expenses	(20,407)	(20,407)	–

Net cash (used) by investing activities	(472,450)	(433,889)	(11,556)

Cash flows from financing activities:
(Decrease) in due to parent company	–	–	(17,884)
Proceeds from issuance of common stock	5,807,481	1,055,500	3,002,237
Proceeds from issuance of convertible debentures	3,000,000	3,000,000	–
Issuance costs associated with debentures	(419,474)	(419,474)	–
Proceeds from initial investment by parent company	6,000	–	–

Net cash provided by financing activities	8,394,007	3,636,026	2,984,353

	Cumulative Period from March 25, 2002 (Inception) to December 31, 2005	Year Ended December 31,
		2005	2004

Net increase (decrease) in cash	949,126	(967,716)	1,284,430

Cash, beginning of period	–	1,916,842	632,412

Cash, end of period	$949,126	$949,126	$1,916,842
Supplemental disclosure of non-cash investing and financing activities:
Interest paid	$113,729	$111,487	$324
Issuance of mandatorily redeemable common stock for tooling	$310,000	$–	$–
Issuance of common stock for equipment purchases	$30,000	$30,000	$–

See accompanying summary of accounting policies and notes to financial statements.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of the Business and Summary of Significant Accounting Policies

Description of the Business

Aero Grow International, Inc. ("the Company") was incorporated in the State of Nevada on March 25, 2002. The Company was organized for the purpose of researching, developing, manufacturing, and marketing indoor, turnkey, "plug and grow" Aero Grow "Kitchen garden" systems designed and priced for the consumer market worldwide. The Company’s offices are in Boulder, Colorado.

From the period March 25, 2002 (Inception) to December 31, 2005, the Company has raised $4,967,481, from shares sold through private placements, a Colorado public offering and, $3,000,000, through a private convertible debenture offering from June 6, 2005 thru December 31, 2005. However, the Company has experienced significant operating losses since inception and has an accumulated deficit of $11,862,369 as of December 31, 2005.

As noted in the subsequent events footnote 10, the Company has entered into a merger agreement for a reverse merger and is scheduled to close the merger by the end of February 2005. Concurrently, the Company is scheduled to close its private placement offering and has currently raised approximately $9.0 million. The Company believes these actions, if successful, will enable it to generate revenues to the level necessary to create positive cash flow from operations.

Additionally, the Company has signed a manufacturing agreement with a Chinese contract manufacturer with the intention of launching its product for sale during the first half of 2006.

Significant Accounting Policies

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Income (Loss) per Share of Common Stock

The Company computes net income (loss) per share of common stock in accordance with SFAS No. 128, “Earnings per Share,” and Securities and Exchange Commission Staff Accounting Bulletin No. 98 (“SAB 98”). SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as the income or loss available to common stock shareholders divided by the weighted average shares of common stock outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common stock (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented. Potential shares of common stock that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of the Business and Summary of Significant Accounting Policies (cont.)

Significant Accounting Policies (continued)

Reclassifications & Restatement

Certain prior year amounts have been reclassified to conform to current year presentation.

The accompanying balance sheet and statement of changes in stockholders’ equity (deficit) has been restated from previously issued financial statements. For the period ended December 31, 2002, the Company has recorded $300,000 in compensation expense to properly reflect the fair value of the exchange of an officer’s holdings of one million shares of common stock in Mentor Capital Consultants, Inc. (the then parent company) for three million shares of common stock of the Company. The transaction was initially recorded as a reciprocal stockholding in its former parent of $10,000, and subsequent $10,000 impairment. The effects of the restatement include the retained (deficit) being increased by $290,000 for each of the periods ended December 31, 2004 and 2003, and the statement of changes in stockholders’ equity reflecting an increase to additional paid in capital of $300,000, effective in fiscal year 2002.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Concentration of Credit Risk and Financial Instruments

Statement of Financial Accounting Standards ("SFAS") No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires disclosure of significant concentrations of credit risk regardless of the degree of such risk. Financial instruments with significant credit risk include cash. The amount on deposit with a financial institution exceeded the $100,000 federally insured limit as of December 31, 2005 and 2004. However, management believes that the financial institution is financially sound and the risk of loss is minimal.

Financial instruments consist of cash and cash equivalents, subscriptions receivable and accounts payable. The carrying values of all financial instruments approximate their fair value. The carrying value of the convertible debentures approximate their fair value based on the current interest rate of 5%.

Property and equipment

Property and equipment are stated at cost. Depreciation for financial accounting purposes is computed using the straight-line method over the estimated lives of the respective assets. Office equipment and computer hardware are depreciated over five years. The Company has purchased and built its own manufacturing equipment and tools. The equipment is being amortized over a period of seven years commencing July 1, 2003. Direct internal labor incurred in the manufacturing of the equipment totaled $12,714 as of December 31, 2005, and $6,240 as of December 31, 2004, and has been capitalized. The Company does not capitalize any overhead or other administrative costs in conjunction with the manufacturing of equipment.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of the Business and Summary of Significant Accounting Policies (cont.)

Significant Accounting Policies (continued)

Property and equipment consist of the following as of:

	December 31,
	2005	2004
Manufacturing equipment and tooling	$402,639	$11,772
Computer hardware	40,973	17,575
Office equipment	38,431	9,214
	482,043	38,561
Less: accumulated depreciation	(61,599)	(7,840)
Property and equipment, net	$420,444	$30,721

Research and Development

The costs incurred to develop products to be sold or otherwise marketed are currently charged to expense. When a product is ready for general release, its capitalized costs will be amortized using the straight-line method of amortization over a reasonable period. During the years ended December 31, 2005 and 2004, no research and development costs have been capitalized.

Inventory

Inventories consist of finished goods purchased from third-party manufacturers and is valued at the lower of average cost or market, average cost being determined using the first-in, first-out method of accounting.  At December 31, 2005, total inventory of $19,480 consisted of product purchased for re-sale in fiscal year 2006.

Stock Based Compensation

The Company accounts for its stock-based compensation using Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB No. 25"), and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-based Compensation, (“SFAS No. 123”), as amended by SFAS No. 148, Accounting for Stock-based Compensation-Transition and Disclosure. Under APB 25, compensation expense is recognized for stock options with an exercise price that is less than the market price on the grant date of the option. For stock options with exercise prices at or above the market value of the stock on the grant date, the Company adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost has been recognized for these options. As of December 31, 2005, and since inception, 90,613 options have been issued to employees or directors of the Company and 609 options have expired.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of the Business and Summary of Significant Accounting Policies (cont.)

Significant Accounting Policies (continued)

The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions, as prescribed by SFAS 123, to stock-based compensation for all awards.

	Year Ended December 31
	2005	2004

Net loss, as reported	$(7,717,577)	$(2,389,044)
Net income (loss) per share, basic and diluted, as reported	$(1.55)	$(0.56)
Deduct: Stock-based compensation expense, as determined under fair-value based method for all awards	(225,127)	(96,294)
Pro forma net loss	$(7,942,704)	$(2,485,338)
Pro forma net income (loss) per share, basic and diluted	$(1.60)	$(0.58)

For purposes of calculating fair value under SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield, expected volatility rate of 129.67%; risk free interest rate of 5%; and average lives of 5 years.

Income taxes

The Company accounts for deferred income taxes in accordance with the liability method as required by Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"). Deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at the end of each period, based on enacted laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Any liability for actual taxes to taxing authorities is recorded as income tax liability.

Comprehensive Income

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" requires the presentation and disclosure of all changes in equity from non-owner sources as "Comprehensive Income". The Company had no items of comprehensive income for the years ended December 31, 2005 and December 31, 2004.

Segments Of An Enterprise And Related Information

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") replaces the industry segment approach under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas and major customers. At present, the Company only operates in one segment.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of the Business and Summary of Significant Accounting Policies (cont.)

Significant Accounting Policies (continued)

Debt Issuance Costs

Debt issuance costs consist of consideration paid to third parties with respect to debt financing transactions, including cash payments for legal fees and placement agent fees. Such costs are being deferred and amortized over the term of the related debt which is one year. As of December 31, 2005, a six month term remains to be amortized.

Intangible Assets

Intangible assets, to date, have consisted of the direct costs incurred for application fees and legal expenses associated with patents and trademarks on the Company's products.  The Company periodically reviews the recoverability from future operations using undiscounted cash flows.  To the extent carrying values exceed fair values, an impairment loss will be evaluated for possible recording.  The Company will amortize its patent costs over 17 years.

Intangible assets consist of the following as of December 31, 2005:

Patent applications	$15,503
Trademark applications	4,904
Total intangible assets	$20,407

Beneficial Conversion Feature of Debentures

In accordance with Emerging Issues Task Force No. 98-5 (“EITF 98-5”), Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the Company recognizes the advantageous value of conversion rights attached to convertible debt. Such rights gives the debt holder the ability to convert debt into shares of common stock at a price per share that is less than the fair market value of the common stock on the day the loan is made to the Company. The beneficial value is calculated as the intrinsic value (the fair market value of the stock at the commitment date in excess of the conversion rate) of the beneficial conversion feature of the debentures and the related accrued interest and is recorded as a discount to the related debt and an addition to additional paid in capital. The discount is subsequently amortized to interest expense over the remaining outstanding period of the related debt using the interest method.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of the Business and Summary of Significant Accounting Policies (cont.)

Significant Accounting Policies (continued)

New Accounting Pronouncements

In December 2004, the FASB issued a revision to FASB Statement 123, “Accounting for Stock Based Compensation”. This Statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to employees”, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees, or in Connection with Selling Goods or Services." This Statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employees' Accounting for Employee Stock Ownership Plans”.

A public entity will initially measure the cost of employee services received in exchange for an award of liability instruments based on its current fair value; the fair value of that award will be re-measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over that period.

The grant-date fair value of employee share options and similar instruments will be estimated using the option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available).

Excess tax benefits, as defined by this Statement, will be recognized as an addition to paid-in-capital. Cash retained as a result of those excess tax benefits will be presented in the statement of cash flows as financing cash inflows. The write-off of deferred tax assets relating to unrealized tax benefits associated with recognized compensation cost will be recognized as income tax expense unless there are excess tax benefits from previous awards remaining in paid-in capital to which it can be offset.

The notes to the financial statements will disclose information to assist users of financial information to understand the nature of share-based payment transactions and the effects of those transactions on the financial statements.

The effective date for public entities that do not file as small business issuers will be as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. For public entities that file as small business issuers and nonpublic entities the effective date will be as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Management expects that the effect of this pronouncement could have a material impact upon its future financial statements and intends to comply with this Statement at the scheduled effective date.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of the Business and Summary of Significant Accounting Policies (cont.)

Significant Accounting Policies (continued)

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB No. 20, and FAS No. 3.” SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. SFAS No. 154 also provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by SFAS No. 154. SFAS No. 154 is required to be adopted in fiscal years beginning after December 15, 2005. The Company does not believe adoption of SFAS No. 154 will have a material impact on its financial position, results of operations or cash flows.

Note 2 - Income Taxes

The Company did not record any provision for federal and state income taxes for the years ended December 31, 2005, and December 31, 2004. Variations from the federal statutory rate are as follows:

	Cumulative period from
	March 25, 2002 (Inception) to	Years Ended December 31,
	December 31, 2005	2005	2004

Expected income tax benefit at the statutory rate of 34%	3,094,946	2,091,806	794,910
Net operating (loss) carryforward	(3,094,946)	(2,091,806)	(794,910)

Net tax expense	$–	$–	$–

Deferred income tax assets result from federal and state operating loss carryforwards in the amounts of $7,758,420, and $3,777,190 for the years ended December 31, 2005 and 2004, respectively. The loss carry forwards will begin to expire in 2022. At December 31, 2005 and 2004, the Company has research and development tax credit carryforwards of $118,285 and $83,942, respectively, which begin to expire in 2022.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 2 - Income Taxes (cont.)

Net deferred tax assets consist of the following as of:

	December 31,
	2005	2004

Tax effect of net operating loss carryforwards	$2,997,078	$1,459,129
Tax effect of non-employee stock based compensation	–	385,811
Tax effect of other temporary differences	(20,417)	(7,196)
Research and development tax credit	118,285	83,942
Less valuation allowance	(3,094,946)	(1,921,686)

Net deferred tax assets	$–	$–

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some or the entire deferred tax asset will not be realized. The Company believes that sufficient uncertainty exists regarding the realizability of the deferred tax assets such that valuation allowances equal to the entire balance of the deferred tax assets are necessary. In accordance with Sections 382 and 383 of the Internal Revenue Code, a change in ownership of greater than 50% of a corporation within a three-year period will place an annual limitation on our ability to utilize our existing tax loss and tax credit carryforwards.

Note 3 - Stock Options

In 2003, the Company's Board of Directors approved a Stock Option Plan (the Plan) pursuant to which nonqualified stock options are reserved for issuance to eligible employees, consultants and directors of the Company. The Plan is administered by the Board of Directors, which has the authority to select the individual’s to whom awards are to be granted, the number of shares of common stock to be covered by each award, the vesting schedule of stock options, and all other terms and conditions of each award. The Company has granted nonqualified stock options to purchase shares of common stock to certain employees at exercise prices ranging from $.05 to $5.00 per share. In August 2005, the Plan was merged into the 2005 Equity Compensation Plan and it no longer separately exists. However, options issued and outstanding under this Plan continue to be governed by their grant agreements but are administered under the 2005 Equity Compensation Plan.

In August 2005, the Company’s Board of Directors approved the 2005 Equity Compensation Plan (the 2005 Plan) pursuant to which both qualified and nonqualified stock options as well as restricted shares of common stock are reserved for issuance to eligible employees, consultants and directors of the Company.  The 2005 Plan is administered by the Company’s compensation committee which has the authority to select the individual’s to whom awards are to be granted, the number of shares of common stock to be covered by each award, the vesting schedule of stock options, and all other terms and conditions of each award. The Company has granted qualified stock options to purchase shares of common stock to certain employees at exercise prices ranging from $2.50 to $5.00 per share.

The Company has adopted the disclosure only provisions of Statement of Financial accounting Standards No. 123 "Accounting for Stock-Based compensation" ("SFAS No. 123"). Accordingly, the Company continues to account for options using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 ("APB No. 25").

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 3 - Stock Options (cont.)

A summary of activity in the Plan is as follows:

	Cumulative Period from
	March 25, 2002 (Inception) to		Year Ended		Year Ended
	December 31, 2005		December 31, 2005		December 31, 2004
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price	Options	Price
Outstanding at the beginning of the period	–	$–	38,994	$2.85	4,737	$2.00
Granted during the period	90,613	4.00	51,625	4.88	34,257	2.95
Cancelled during the period	(609)	(0.05)	(615)	(0.05)	–	–
Exercised during the period	–	–	–	–	–	–
Outstanding at the end of the period	90,004	$4.03	90,004	$4.03	38,994	$2.85

Exercisable at end of period	90,004	$4.03	90,004	$4.03	38,994	$2.85

As of December 31, 2005, outstanding options had weighted average contractual lives remaining of approximately four years with an exercise price of $4.03 per share. Of those options outstanding at December 31, 2005, all are fully vested. As of December 31, 2004, outstanding options have weighted average contractual lives remaining of approximately four and one half years with an exercise price of $2.85 per share.

In addition to stock options granted to employees, the Company granted options to purchase shares of common stock to certain consultants in exchange for services provided. The compensation cost of these options, measured by the fair value of the options provided in lieu of cash, has been included in general and administrative expense. The assumptions utilized to value employee options in accordance with the disclosure requirements of SFAS No. 123 were also used to value the options issued to the consultants. For the years ended December 31, 2005, and December 31, 2004, the Company has recognized consulting expense related to the non-employee options of $72,936 and $80,939, respectively.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 3 - Stock Options (cont.)

Following is a reconciliation of transactions during the period for options granted to consultants:

	Cumulative Period from
	March 25, 2002 (Inception) to		Year Ended		Year Ended
	December 31, 2005		December 31, 2005		December 31, 2004
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price	Options	Price
Outstanding at the beginning of the period	–	$–	145,335	$1.10	101,825	$1.00
Granted during the period	160,769	1.19	15,445	2.00	43,510	1.45
Cancelled during the period	(17,603)	(0.64)	(17,614)	(0.64)	–	–
Exercised during the period	–	–	–	–	–	–
Outstanding at the end of the period	143,166	$1.27	143,166	$1.27	145,335	$1.10

Exercisable at end of period	143,166	$1.27	143,166	$1.27	145,335	$1.10

As of December 31, 2005, outstanding options had weighted average contractual lives remaining of approximately four years with an exercise price of $1.27 per share. Of those options outstanding at December 31, 2005, all are fully vested. As of December 31, 2004, outstanding non-employee options have a weighted average contractual life remaining of approximately four and one half years with an average exercise price of $1.10 per share. Of those options outstanding at December 31, 2004, all are fully vested.

Note 4 - Related Party Transactions

During the years ended December 31, 2005 and December 31, 2004, the Company retained one member of their board as a consultant who was granted shares of common stock and fees for services provided totaling $286,167 and $46,723, respectively. During the years ended December 31, 2005 and December 31, 2004, the Company paid legal fees to a director in the amount of $37,438 and $24,000, respectively, and issued shares of common stock for services provided valued at $10,000 and $83,250, respectively. The Company also issued shares of common stock to its Board of Directors for services provided valued at $30,000 for both of the years ended December 31, 2005 and December 31, 2004.

The Company leased their office space during the year ended December 31, 2005 from a landlord who is a minority shareholder. The Company paid rent to the shareholder in the amount of $30,408 and issued shares of common stock for rent provided valued at $76,036. Thru July 2005, the Company leased certain laboratory space from an employee. Rent expense paid to the employee totaled $7,574 and $5,200 for the years ended December 31, 2005 and 2004, respectively.

The Company was renting office furniture, office equipment, and computers from its former parent, Mentor Capital Consultants, Inc., at the rate of $2,500 per month. For the year ended December 31, 2004, the Company paid $30,000 to rent the equipment. For the first five months of 2005, the Company continued to rent equipment from its parent for a total of $12,500. On May 31, 2005, the Company acquired these fixed assets for their net book value of $33,901.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 4 - Related Party Transactions (cont.)

On October 15, 2002, Mentor Capital Consultants, Inc.'s principal shareholder and chief executive officer exchanged one million (1,000,000), of his outstanding shares in Mentor Capital for three million (3,000,000) shares of common stock of the Company. As a result of this transaction, the Company has restated it’s previously issued 2002 financial statements by recording $300,000, in compensation expense.

Note 5 - Operating Leases

The Company leases certain facilities and office space under a non-cancelable operating lease agreement. Rent expense for the years ended December 31, 2005, and December 31, 2004, was approximately $106,444 and $91,741, respectively. This includes the fair value of 15,208 shares and 15,531 shares of common stock granted to the landlord for the years ended December 31, 2005 and December 31, 2004, respectively.

One of the Company’s operating leases ended on December 31, 2005. The Company is currently in negotiations for a new operating lease and is on a month-to-month basis at $1,000 per month. In addition, the Company is on a month-to-month basis with the same landlord for additional space beginning in November at the rate of $700 per month.

The Company leased certain laboratory space under a month-to-month lease beginning November 2005 at the rate of $600 per month.

The Company leased certain production space under a month-to-month lease beginning in August 2005, at the rate of $1,315 per month.

Note 6 - Shareholders' Equity

During the period from December 1, 2002 to December 31, 2002, the Company issued a private placement memorandum for the purpose of raising capital for administrative costs, research and development, and for the establishment of a cash reserve. Pursuant to the private placement, the Company sold 380,000 shares of its common stock at $0.50 per share.

The Company issued 3,000 shares of common stock, and 27,000 shares of common stock valued at $1.20 per share to its Board of Directors and consultants for marketing, administrative, financial, and research and development services provided in the period from March 25, 2002 (Inception) to December 31, 2002, respectively. In conjunction with the private placement offering, certain investors who purchased a minimum of $25,000 of shares of common stock were provided warrants to purchase additional shares of common stock at $1.25 per share. As of December 31, 2002, a total of 140,000 warrants were issued and outstanding.

During the years ended December 31, 2004 and 2003, the Company continued its private placement offering initiated in 2002, and issued shares of common stock to new investors at $0.50 per share for 90,000 shares, and at $1.25 per share for 880,800 shares. On August 1, 2003, the Company initiated a new private placement offering, and issued shares of common stock to new investors at $1.665 per share for 175,763 shares. During the year ended December 31, 2004, an additional 360,458 shares were issued at $1.665 per share. In conjunction with the continuing and new private placement offerings, certain investors who purchased minimum amounts of shares of common stock were provided with additional bonus shares of common stock. If investors contributed a minimum of $15,000, to the Company, they were awarded 10% bonus common stock award. In total, 27,700 and 81,888 shares of common stock were issued as bonus shares for the years ended December 31, 2004 and December 31, 2003, respectively.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 6 - Shareholders' Equity (cont.)

As of December 31, 2003, in conjunction with the private placement offerings, certain investors who purchased a minimum of $25,000, of shares of common stock were provided warrants to purchase additional shares of common stock. 20,000 warrants were issued at $1.25 per share, 324,098 warrants were issued at $2.50 per share and 30,000 warrants were issued at $5.00 per share. A total of 374,098 warrants have been issued in conjunction with the private placement offerings during 2003. A total of 12,000 warrants have been exercised at $1.25 per share, and a total of 120,000 warrants have been exercised at $1.25 per share as of December 31, 2004 and December 31, 2003, respectively. Certain investors who exercised minimum amounts of their warrants were provided with bonus shares of stock. If investors contributed a minimum of $25,000, to the Company, they were awarded a 10% bonus stock award. For the year ended December 31, 2003, 12,000 shares of common stock were issued as bonus shares.

The Company also issued shares of common stock to its Board of Directors for services provided valued at $30,000 and $7,500 for the years ended December 31, 2004, and December 31, 2003, respectively.

As of December 31, 2004, in conjunction with the private placement offerings, certain investors who purchased a minimum of $25,000, of shares of common stock were provided warrants to purchase additional shares of common stock. One hundred sixty-two thousand (162,000) warrants were issued at $2.50 per share. Twenty-eight thousand (28,000) warrants have expired and a total of 516,098 remain outstanding. The warrants are exercisable over a period not to exceed two years commencing immediately at the time of issuance.

During the year ended December 31, 2004, the Company issued a total of 144,882 shares of common stock to landlords and consultants. Four thousand (4,000) shares were issued at $0.05, 5,000 shares at $1.25, 38,332 shares at $1.665, and 97,550 shares at $5.00 for legal, information technology, marketing, administrative, and research and development services provided. During the year ended December 31, 2003, the Company issued a total of 40,999 shares of common stock to landlords and consultants. Four thousand (4,000) shares were issued at $1.20 and 36,999 shares at $1.25 per share to a landlord and consultants for marketing, administrative, financial, and research and development services provided. These shares were priced based on the fair value at which shares were being issued, based on private placement offerings, at the time services were rendered.

On July 1, 2004, the Company was approved for an initial public offering in the State of Colorado, and issued shares of common stock to new investors at $5.00 per share for 498,596 shares. In conjunction with the Colorado public offering, certain investors who purchased minimum amounts of shares of common stock were provided with additional bonus shares of common stock. If investors contributed a minimum of $15,000, to the Company, they were awarded 10% bonus stock award. In total, 45,633 shares of common stock were issued as bonus shares for the year ended December 31, 2004. Also, in conjunction with the public offering, certain investors who purchased a minimum of $25,000 of shares of common stock were provided two warrants to purchase additional shares of common stock. One warrant is exercisable to purchase a share of common stock at the price of $10.00 per share and the other warrant is exercisable at $15.00 per share. In total, 390,880 warrants were issued at the exercise price of $10.00, and the same total was issued at the exercise price of $15.00 in conjunction with the public offering for year ended December 31, 2004. None of the warrants were exercised during 2005 and 2004.

As of December 31, 2004, the Company has recorded subscriptions receivable of $41,000, for shares sold. This amount was subsequently collected in cash.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 6 - Shareholders' Equity (continued)

On January 31, 2005, the State of Nevada approved the Board of Director's amendment to the articles of incorporation which increased the authorized shares of the Company's common stock from 40,000,000 shares to 75,000,000 shares. On May 31, 2005, the Company's Board of Directors approved a one-for-five reverse stock split of all outstanding shares. The historical share and per share amounts included in the accompanying financial statement have been retroactively adjusted to reflect the split.

On September 2, 2005, the Board approved the modification of 504,098 warrants whereby the expiration dates of the aforementioned warrants was extended from various dates throughout 2005, through and including December 31, 2005. The Company recorded the effects of the modification of these terms of the warrants in accordance with variable accounting. This modification resulted in additional expense of $1,446,200 being recorded in the year ending December 31, 2005.

During the year ended December 31, 2005, 1,600 shares of common stock were sold at $5.00 per share to an employee per an employment agreement. In addition, 38,000 warrants were exercised at $1.25 per share and 64,000 warrants were exercised at $2.50 per share. As of December 31, 2005, the Company has recorded subscriptions receivable of $840,000 representing the exercises of 326,000 warrants at $2.50 per share and 5,000 warrants at $5.00 per share. This amount has subsequently been collected in cash in January 2006.

During 2005, the Company issued a total of 261,232 shares of common stock at a $5.00 per share to directors, vendors, landlords, consultants and employees for information technology, marketing, administrative, financial, manufacturing, engineering and research and development services provided. The fair value of these shares was determined based upon sales of other stock transactions in the private market just prior to the services being provided.

The Company's Articles of Incorporation authorize the issuance of 20,000,000 shares of preferred stock with $.001 par value. The preferred stock may be issued from time to time with such designation, rights, preferences and limitations as the Board of Directors may determine by resolution. As of December 31, 2005 and 2004, no shares of preferred stock have been issued.

Note 7 - Exchange Options

On April 12, 2003, the Board of Directors of Aero Grow offered the option to each of the Advisory Board Members of the Company to exchange from 25,000 to 33,333 of each person's shares of Mentor Capital Consultants, Inc. for 15,000 to 20,000 shares of common stock (3 to 1 ratio) of Aero Grow International, Inc.  This option was offered to the Aero Grow Advisory Board Members as compensation for their first year of service on the Advisory Board, as well as acknowledgement for their consulting services for the Company.

As of August 1, 2003, all members of Aero Grow's Advisory Board had exercised their options exchanging 216,865 shares of Mentor Capital for 130,120 shares of common stock of Aero Grow. For the year ended December 31, 2003, the Company recognized $162,650, in compensation and consulting expense equal to the fair value of the shares received by the Advisory Board. The fair value of the shares was determined based on the sales price of other stock transactions in the private market just prior to the exchange.

Note 8 - Mandatorily Redeemable Common Stock

On September 30, 2005, the Company entered into a manufacturing agreement with Source Plus, Inc. (“Source Plus”) and Mingkeda Industries Co. Ltd. (“Mingkeda”). Source Plus advanced monies to Mingkeda for tooling and molds to build the Company’s products. To reimburse Source Plus for its advances to Mingkeda, the Company issued 62,000 shares of common stock to Source Plus in October 2005 with an estimated market value of $5.00 per share. The Company recorded a $310,000 asset for tooling which is being depreciated over a period of three years to reflect the estimated useful life of the tooling. If an offering or other transaction to enable Source Plus an ability to register their issued shares is not completed on or before June 1, 2006, Source Plus may require the Company to repay $310,000 in exchange for its return of the shares of common stock. In accordance with SFAS No. 150, the Company has recorded the shares issued as a liability until such time as the registration contingency can be removed.

The tooling is located in China and the Company holds title to the tooling equipment and is able to move the tooling to another manufacturer, if required, in future periods.

Further, in return for a future $0.50 per unit price concession from Mingkeda for products the Company will purchase, the Company issued 10,000 shares of common stock to Mingkeda in October 2005 with an estimated market value of $5.00 per share. The Company also agreed to pay to Source Plus a commission of 2% of the total purchases of the product with such payments to be made using the same terms as payments to Mingkeda.

Note 9 - Convertible Debentures

On May 27, 2005, the Company entered into an exclusive Placement Agreement with Keating Securities, LLC to raise up to $3,000,000, through a private placement offering consisting of up to 300 Units at an offering price of $10,000 per Unit. Each Unit is comprised of a 10% Unsecured Convertible Promissory Note in the principal amount of $10,000, and 2,000 five-year warrants, each warrant providing for the purchase of one share of the Company's common stock at the exercise price of $5.01 per share. The Unsecured Convertible Promissory Notes bear interest at the rate of 10% annually which is payable quarterly beginning September 30, 2005. The principal is due on June 30, 2006. During the fifteen days following the completion of an additional financing, each note holder has the opportunity to request full payment of the principal amount of the notes and interest instead of converting their convertible notes into shares of common stock and convertible warrants. As of December 31, 2005, the Company had received proceeds of $3,000,000 from this private placement less $419,471, in directly incurred debt issuance costs.

In conjunction with this $3,000,000 private placement, the Company recognized $750,000 of beneficial conversion costs, representing the value of the beneficial conversion rights of the Convertible Debentures, determined by calculating the difference of the fair market value of the stock at the commitment date, or $5.00 per share, less the conversion exercise price of $4.00 times the number of shares to be issued upon conversion or 750,000 shares. This value is recorded as a discount to the Convertible Debentures and an addition to additional paid in capital. This discount will be amortized over the term of the Convertible Debentures which are due, if not converted, by June 30, 2006.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 9 - Convertible Debentures (cont.)

Also in conjunction with this $3,000,000 private placement, the Company recognized $1,059,480 representing the fair value of the five year warrants issued with the Convertible Debentures. The value of these warrants was determined in accordance with the Black-Scholes pricing model utilizing a historic volatility factor of 129.67%, a risk free interest rate of 5.0% and an expected life for the warrants of five years, resulting in a value of $2.73 per warrant. This value was recorded as an additional discount to the Convertible Debentures and an addition to additional paid in capital. This discount will be amortized to interest expense over the term of the Convertible Debentures which are due if not converted by June 30, 2006.

The balance presented for the Convertible Debentures, net of discounts, as of December 31, 2005 is as follows:

Face amount of convertible promissory notes payable	$3,000,000

Discount as a result of Beneficial Conversion Feature, net of amortization of $375,000.	(375,000)
Discount as a result of fair value of warrants issued, net of amortization of $529,740.	(529,740)
Net balance – December 31, 2005	$2,095,260

 Note 10 - Events Subsequent to December 31, 2005 (unaudited)

The Company entered into a Letter of Intent on January 4, 2006, and a Merger Agreement on January 12, 2006, with Wentworth I, Inc., a Delaware corporation. Wentworth is a non-operating entity without significant assets. On January 12, 2006, Wentworth’s Board of Directors and its shareholders approved the Merger Agreement and the Company’s Board of Directors approved the Merger Agreement. Under the terms of the Merger Agreement and subject to certain adjustments, the Company will issue not more that 5% of its outstanding common stock on a fully diluted basis to the Wentworth stockholders.

As a condition of the closing of the Merger Agreement, the Company was required to complete a private placement offering of its common stock shares and common stock warrants with gross proceeds of not less that $5 million. The private placement offering will be for a minimum amount of $5 million and a maximum amount of $12 million. Under the terms of the Merger Agreement, the Company has agreed to pay a financial advisory fee of $350,000 to Wentworth’s financial advisor in the transaction if the gross proceeds from the offering exceed $10 million.

The closing of the Merger Agreement and the private placement offering occurred on February 24, 2006. AeroGrow received gross proceeds of $10,740,000 in the Offering. Pursuant to Subscription Agreements entered into with these Investors, AeroGrow sold 2,148,000 shares of its common stock and warrants to purchase 2,148,000 shares of its common stock. Each Unit in the Offering consisted of one share of common stock and a five-year warrant to purchase one share of common stock at an exercise price of $6.25 per share. The price per Unit in the Offering was $5.00. Immediately after the closing of the Offering, the Investors will own 2,148,000 shares of AeroGrow’s common stock representing 23.7% of the issued and outstanding common stock of AeroGrow immediately after the Merger, the Offering and the Note Conversion. AeroGrow is required to register the shares of its common stock issued in the Offering (as well as the shares of common stock underlying the Warrants) with the Securities and Exchange Commission (“SEC”) for resale by the Investors. After commissions, expenses and the reverse merger fee payable to Keating Securities, AeroGrow received net proceeds of $8,964,952 in the Offering.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 10 - Events Subsequent to December 31, 2005 (unaudited) (cont.)

In the Merger each of the Wentworth’s 3,750,000 shares of outstanding common stock was converted into the right to receive 0.154703 shares of AeroGrow common stock resulting in the issuance of 580,136 shares of AeroGrow’s common stock to the Wentworth stockholders representing 6.4% of the issued and outstanding common stock of AeroGrow immediately after the Merger, the Offering and the Note Conversion.

In February 2006, the Company entered into agreements with the convertible debt holders (Note 9) whereby certain debt holders converted their outstanding debt obligations into common stock of the Company at a conversion price of $3.00 per share and certain other debt holders agreed to extend the maturity dates of their debt obligations from June 30, 2006 to December 31, 2006. The portion of debt converted immediately totaled $2,130,000 resulting in additional beneficial conversion expense of $710,000 to account for the additional intrinsic value attributed to the conversion price change to $3 per share from the originally issued $4 per share. Those debt holders who agreed to extend their debt obligations from June 30, 2005 to December 31, 2005 received a conversion price of $3.50 from the originally issued $4 conversion price, resulting in additional $120,000 discount to the currently outstanding debt obligations, which will be accreted to interest expense from February 2006 through December 31, 2006. Of the original amount of $3 million disclosed as outstanding in Note 9 as of December 31, 2005, $870,000 remains outstanding of which $30,000 is due on June 30, 2006 and $840,000 is due December 31, 2006.

The holders of securities issued in the private placement offering and the convertible debt offering have registration rights under the common stock for underlying common stock held by them which requires that registration shall be completed within 150 days of the closing of the private placement offering, with default penalty provision equal to 1% of the original gross proceeds received for each 30 day period past the 150 day period in which the registration of shares is delayed.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Nevada Revised Statutes Section 78.7502 generally provides that a corporation may indemnify its directors, officers, employees or agents against all expenses, including counsel fees, actually and reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may be threatened to be a party, by reason of being or having been a director, officer, employee or agent of the corporation or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, if he is not liable under Section 78.138 or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Our bylaws provide for the indemnification of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Our articles of incorporation eliminates the personal liability of directors to Aero Grow or any stockholders for damages for a breach of fiduciary duty, except for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. We have not purchased insurance against costs which may be incurred by us pursuant to these indemnification provisions, nor do we insure our officers or directors against liabilities incurred by them in the discharge of their functions as such officers and directors of Aero Grow.

Reference is also made to the underwriting agreement filed as exhibit 1.1 to the registration statement for information concerning the underwriters' obligation to indemnify Aero Grow and its officers and directors, in certain circumstances, and Aero Grow's obligation and the obligation to indemnify the underwriters.

The subscription agreement relating to the 2005 debt offering contains provisions pursuant to which each selling security holder severally agrees to indemnify us, any person controlling us within the meaning of Section 15 of the 1933 Act, or Section 20 of the Securities Exchange Act of 1934, each of our directors, and each officer who signs this registration statement with respect to information relating to such selling security holder furnished in writing to us by or on behalf of such selling security holder specifically for inclusion in this registration statement.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons pursuant to the foregoing indemnification provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

SEC registration fee	$4,257.35
Legal fees and expenses	$25,000.00	*
Accounting fees and expenses	$10,000.00	*
Transfer agent's fees	$2,000.00	*
Printing and engraving	$2,000.00	*
Miscellaneous	$1,742.65
Total	$45,000.00	*

* Estimate

Item 26. Recent Sales of Unregistered Securities.

During the three years preceding the filing of this registration statement, Aero Grow has sold shares of its capital stock in the following transactions, each of which was exempt from the registration requirements of the 1933 Act pursuant to the exemptions listed below. All share amounts and exercise prices relating to Aero Grow capital stock have been adjusted to give effect to the one-for-five reverse stock split to shareholders of record on May 31, 2005.

On July 2, 2002, we issued 1,200,000 shares of common stock to our former parent company, Mentor Capital Consultants, Inc., for aggregate consideration in the amount of $6,000 and providing a $300,000 line of credit. In October 2002, we issued 600,000 shares of common stock to our founder and president, W. Michael Bissonnette, in exchange for stock in Mentor Capital valued at $10,000. Mr. Bissonnette is an accredited investor. No selling commission or other compensation was paid in connection with such transactions. Such sales were exempt from registration under the 1933 Act under the exemption provided by Section 4(2) thereof.

Thereafter we conducted a private placement in three tranches, each at a different price point, for the purpose of raising working capital pursuant to exemptions itemized below. As noted below, each was exempt from registration pursuant to Rule 506 of Regulation D.

In the first tranche, from December 7, 2002 through February 14, 2003, we sold 470,000 shares of our common stock in a private offering to 9 accredited investors for an aggregate purchase price of $235,000 or $0.50 per share. In addition, we issued 160,000 warrants each exercisable to purchase one share of common stock at $1.25 per share. A total of 140,000 warrants were later exercised and 20,000 warrants remain outstanding. No selling commission or other compensation was paid in connection with such transactions.

In the second tranche, from March 1, 2003 through August 31, 2003, we sold 920,800 shares of common stock at $1.25 per share in private transactions to 59 investors (49 accredited and 10 non-accredited) for aggregate consideration in the amount of $1,151,000. We also issued an additional 66,520 shares of common stock as bonus shares to certain of these investors. In addition, we offered 235,000 warrants to purchase one share of common stock at $2.50 per share and offered 30,000 warrants to purchase one share of common stock at $5.00 per share. 20,000 warrants were exercised at $2.50 per share. No selling commission or other compensation was paid in connection with such transactions.

In the third tranche, from September 30, 2003 through June 30, 2004, we sold 536,221 shares of common stock at $1.665 per share in private transactions to 34 investors (29 accredited and 5 non-accredited) for an aggregate purchase price of $893,244. Also, we issued an additional 43,067 shares of common stock as bonus shares to certain investors. In addition, we offered 251,098 warrants to purchase one share of common stock at $2.50 per share. No selling commission or other compensation was paid in connection with such transactions.

Certain of the warrants previously described, were exercised during the period from August 22, 2003 through January 15, 2004. As a consequence of such exercise, we issued 132,000 shares of common stock in private transactions to 7 accredited investors for an aggregate purchase price of $165,000. Also, in connection with the second and third tranche, we issued an additional 12,000 shares of common stock as bonus shares to certain investors.

In each of the above transactions, the registrant relied on Rule 506 of Regulation D and Section 4(2) of the 1933 Act for exemption from the registration requirements of the 1933 Act. Each purchaser of our common stock and warrants was furnished a private placement memorandum and each had the opportunity to verify the information supplied. Additionally, we obtained a signed representation from each of the purchasers in connection with the offering of our common stock and warrants of his, her or its intent to acquire such securities for the purpose of investment only, and not with a view toward the subsequent distribution thereof. Furthermore, each purchaser who was an accredited investor provided a signed representation as to his status as an accredited investor as defined in Rule 501 and Section 4(6) of the 1933 Act. In addition, each of the certificates or other evidence representing the securities sold carries a legend restricting transfer of the securities represented thereby.

From July 30, 2004 through December 31, 2004, we sold 498,596 shares of common stock at $5.00 per share in a Colorado registered offering to 116 investors for an aggregate purchase price of $2,492,977, less offering costs of $185,240. Pursuant to the terms of the offering, we issued an additional 45,633 shares of common stock as bonus shares to certain investors pursuant to the terms of the offering. In said offering, we offered and sold 390,880 warrants to purchase one share of common stock at $10.00 per share and 390,880 warrants to purchase one share of common stock at $15.00 per share. No selling commission or other compensation was paid in connection with such transactions. All of such sales were exempt from registration under the 1933 Act provided by Sections 3(b) and 3(a)(11) of the 1933 Act and Rule 147 promulgated thereunder. Each of the investors in the Colorado intrastate registered offering were and are residents of the State of Colorado, the state of Aero Grow's principal business location and more than 80% of the proceeds of the offering were utilized within the State of Colorado. Additionally, the securities were subject to the legend requirements of Rule 147.

During December 2004 our former parent corporation, Mentor Capital, pursuant to applicable Nevada Statutes, made a pro rata dividend distribution to its 172 shareholders of all 1,200,061 shares of our common stock held by it. No consideration was required of any recipient. No commission or other compensation was paid in connection with the distribution. The shares are subject to the following restrictions on further transfer evidenced by a legend on its accompanying certificate: "the common stock may not be further transferred unless the transaction in which they are offered and sold is registered under the Securities Act and applicable state securities laws, or qualifies for exemption from such registration, and further, that no sales of said shares may be made in the public market until six months following the completion of our first registration of shares of common stock under the 1933 Act, and listing of a class of our securities for trading on the OTC BB or other recognized securities exchange." The shares are further subject to the requirement that no more than 25% of the shares held by any recipient may be sold in any public market during each six-month period which commences following the expiration of six months following the aforesaid registration and listing. The dividend distribution did not involve an offer or sale and was exempt under §2(3) of the Act.

From June 22, 2005, through September 30, 2005, we issued 28,000 shares of common stock in private transactions through the exercise of warrants by 3 accredited investors who had previously been issued warrants in the 2002-2004 private placement referenced above, which was conducted pursuant to Rule 506 of Regulation D, under the 1933 Act. A total of 20,000 warrants were exercised at a price of $2.50 per share and 8,000 warrants were exercised at a price of $1.25 per share for an aggregate purchase price of $60,000.

In addition, on August 12, 2005, we sold 1,600 shares of common stock at $1.00 per share in a private transaction pursuant to an employment agreement with an employee. Such sale was exempt from registration under the 1933 Act provided by Sections 4(2) and/or 4(6) thereof.

Early in 2005 we filed a registration statement on Form SB-2 for a planned self-underwritten offering of units consisting of one share of our common stock and a warrant to purchase one share of common stock. We subsequently withdrew this filing to permit the offer and sale of a private placement pursuant to Rule 155(c) as noted in the following paragraph.

In July, August and September 2005, pursuant to Rule 155(c) promulgated under the 1933 Act, we sold to 47 accredited investors notes in an aggregate amount of $3,000,000 bearing interest at 10% per annum and payable on June 30, 2006, which are convertible into shares of our common stock at a price equal to the lesser of $4.00 per share or 80% of the price at which shares are sold in this offering, together with our redeemable 2005 warrants which may be exercised for up to five years from the final closing date of such offering. The redeemable 2005 warrants may be exercised for 600,000 shares of common stock at a price of the lesser of $6.00 per share or 120% of the price at which shares are sold in this offering. Holders of the notes were also granted the right to receive conversion warrants to purchase an aggregate 600,000 shares of common stock if the holders convert their convertible notes into common stock. We paid commissions of $300,000 to the placement agent in this offering, Keating Securities, LLC. Such sales were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. In this debt offering each purchaser was furnished a private placement memorandum and each had the opportunity to verify the information supplied. Additionally, we obtained a signed representation from each of the purchasers in connection with this debt offering of his intent to acquire such securities for the purpose of investment only and not with a view toward its subsequent distribution thereof. Furthermore, each purchaser signed a representation as to his status as an accredited investor as defined in Rule 501 and Section 4(6) of the 1933 Act. In addition, each of the convertible notes and redeemable 2005 warrants carries a legend restricting transfer of the securities represented thereby.

In December 2005, we sold an aggregate of 395,000 shares of common stock upon exercise of warrants previously issued in a Colorado registered offering. The exercise prices were $1.25, $2.50 and $5.00 and we raised aggregate proceeds of $962,500. No selling commission or other compensation was paid in connection with such transactions. All of such sales were exempt from registration under the 1933 Act provided by Sections 3(b) and 3(a)(11) and Rule 147.

On February 24, 2006, pursuant to Rule 155(c) under the 1933 Act, we sold to 167 accredited investors an aggregate of 2,148,000 shares of common stock and common stock purchase warrants to acquire up to 2,148,000 shares of common stock, for $5.00 per unit of one share and one warrant. We raised $10,740,000 in gross proceeds. We paid commissions and expenses of $1,775,048 to the placement agent in this offering and issued warrants to acquire up to 214,800 shares of common stock at $6.25 per share to Keating Securities, LLC and their designees. The sales were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Each investor was furnished a private placement memorandum and provided a representation and questionnaire as to their status as an accredited investor and investment intent.

On February 24, 2006, we issued 580,136 shares in exchange of outstanding securities of Wentworth I, pursuant to Section 4(2) of the 1933 Act. Each of the exchanging stockholders were provided with information about us, and each verified they were accredited investors.

Shares Granted for Services

Periodically, we have issued shares of common stock to bona fide employees and consultants who have provided services to AeroGrow in transactions exempt under the 1933 Act.

From July 2, 2002 through December 31, 2002, we issued in lieu of cash compensation 27,000 shares of common stock which we valued at $1.20 per share for services rendered to us by employees and consultants and we issued 3,000 shares valued at $1.20 per share to our directors. No selling commission or other compensation was paid in connection with any of such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

In 2003 we issued 46,999 shares of common stock: 4,000 shares valued at $1.20 per share and 42,999 shares valued at $1.25 per share to bona fide employees and consultants. We issued a total of 40,199 shares to employees and consultants in lieu of cash compensation for services rendered to us and 6,000 shares to our directors in lieu of cash compensation. In addition, we issued 130,120 shares of our common stock valued at $1.25 per share in exchange for 216,865 shares of Mentor Capital common stock held by members of our Advisory Board in consideration of their services rendered to us. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

In 2004 we issued 150,882 shares of common stock to employees and consultants for services, including 4,000 shares valued at $0.05 per share; 5,000 shares valued at $1.25 per share; 38,332 shares valued at $1.665 per share and 97,550 shares valued at $5.00 per share. A total of 144,882 shares were granted to employees and consultants for services in lieu of cash compensation rendered to us and 6,000 shares were issued to our directors in lieu of cash compensation. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

From January 1, 2005 through September 30, 2005, we issued in lieu of cash compensation 86,436 shares of common stock valued at a price of $5.00 per share for services rendered to us by employees and consultants. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) and/or Section 4(6) thereof and Regulation 701 promulgated under the 1933 Act.

Shares to Corporate Suppliers

We have granted a total of 96,000 shares of common stock to three corporate suppliers in the United States, 7,604 shares of common stock to one landlord and 10,000 shares of common stock to one foreign supplier in specially negotiated transactions exempt from registration under Section 4(2) of the 1933 Act, as amended. Each of the recipients was a key supplier of goods or services with whom we have a pre-existing business relationship. All of the shares granted to commercial suppliers were subject to restrictions on resale.

Grants of Options

Periodically, we have issued options to purchase shares of common stock to bona fide employees and consultants who have provided services to AeroGrow in transactions exempt under the 1933 Act. All of such issuances were made pursuant to a plan adopted by us.

In 2003 we granted options for 106,562 shares of our common stock to 22 persons (a total of 3 employees and 19 non-employee consultants). All such options are exercisable for a period of five years commencing from date of issuance. A total of 20,965 of such options are exercisable at the price of $0.005 per share; 9,885 of such options are exercisable at $0.05 per share; 68,009 are exercisable at $1.25 per share; and 7,703 of such options are exercisable at $2.50 per share. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

In 2004 we granted options for 77,767 shares of our common stock to 18 persons (including 9 employees and 9 non-employee consultants). All such options are exercisable for a period of five years commencing from date of issuance. A total of 6,750 of such options are exercisable at the price of $0.05 per share; 33,086 are exercisable at $1.25 per share; 27,000 are exercisable at $2.50 per share; and 10,931 are exercisable at $5.00 per share. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

From January 1, 2005 through September 30, 2005, we granted options covering 38,669 shares of our common stock to 17 persons (12 employees and 5 non-employees). All such options are exercisable for a period of five years commencing from date of issuance. A total of 1,366 of such options are exercisable at the price of $0.50 per share; 2,412 are exercisable at $1.25 per share; and 34,891 are exercisable at $5.00 per share. A total of 18,129 of previously granted options have been canceled. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

As of March 28, 2006, AeroGrow granted 840,883 options to purchase the Company’s common stock and 66,235 shares of common stock to employees, consultants and directors of the Company.

Item 27. Exhibits.

Exhibit
Number	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant*
3.2	Certificate of Amendment to Articles of Incorporation, dated February 24, 2006 (Change of Name)*
3.3	Amended Bylaws of the Registrant*
4.1	Form of Certificate of Common Stock of Registrant*
4.2	Form of 2005 Warrant*
4.3	Form of 2006 Warrant*
4.4	Form of 10% Convertible Note*
4.5	Form of $10.00 Redeemable Warrant*
4.6	Form of $15.00 Redeemable Warrant*

4.7	Form of Conversion Warrant*
4.8	Form of 2005 Placement Agent Warrant *
4.9	Form of 2006 Placement Agent Warrant*
4.10	Form of $2.50 Warrant*
4.11	Form of $5.00 Warrant*
5.1	Opinion of Graubard Miller, as to the legality of the securities being registered**
10.1	Lease Agreement between AeroGrow and United Professional Management, Inc. dated October 1, 2003, as amended by a Lease Amendment dated April 1, 2005, and a Lease Amendment dated October 7, 2003*
10.2	Amended 2003 Stock Option Plan*
10.3	Form of Stock Option Agreement relating to the 2003 Stock Option Plan*
10.4	2005 Equity Compensation Plan*
10.5	Form of Stock Option Agreement relating to the 2005 Equity Compensation Plan*
10.6	Form of Restricted Stock Grant Agreement relating to the 2005 Equity Compensation Plan*
10.7	Form of Lock-up Agreement for certain investors*
10.8	Placement Agent Agreement between Keating Securities and AeroGrow dated May 27, 2005 with respect to the Convertible Note offering*
10.9	Placement Agent Agreement between Keating Securities and AeroGrow dated February 6, 2006 with respect to the Offering*
10.10	Business Lease dated December 8, 2004, between AeroGrow and Investors Independent Trust Company*
10.11	Consulting Arrangement between Randy Seffren and AeroGrow dated October 13, 2004*
10.12	Contract between AeroGrow and Innotrac Corporation dated October 7, 2005*
10.13	Letter of Agreement dated September 30, 2005, between AeroGrow and Kenneth Dubach*
10.14	Consulting Agreement between AeroGrow and Jerry Gutterman dated May 16, 2005*
10.15	Manufacturing Agreement among Mingkeda Industries Co., LTD., Source Plus, Inc. and AeroGrow dated September 30, 2005*
10.16	Form of Subscription Agreement relating to the issuance of our convertible notes and redeemable 2005 warrants*

10.17	Form of Assignment of Application Agreement between AeroGrow and our executives, employees and consultants*
10.18	Form of Non-disclosure Agreement between AeroGrow and our executives, employees and consultants*
10.19	Form of Statement of Confidentiality, Non-Disclosure and Non-Compete Agreement between AeroGrow and our employees, consultants and other third-party contractors*
10.20	Letter agreement dated July 15, 2005 between AeroGrow and Patrice Tanaka & Company*
10.21	Production Agreement dated October 3, 2005, between AeroGrow and Respond2, Inc.*
10.22	Form of Subscription Agreement relating to offering consummated February 24, 2006 for the sale of common stock and warrants*
10.23	Employment Agreement between AeroGrow and W. Michael Bissonnette*
10.24	Employment Agreement between AeroGrow and Mitchell Rubin*
10.25	Employment Agreement between AeroGrow and Jeff Brainard**
23.1	Consent of Graubard Miller (included in Exhibit 5.1)**
23.2	Consent of Gordon, Hughes & Banks, LLP***
24.1	Power of Attorney (included at Page II-4)***

_________________
*	Incorporated by reference from the Current Report on Form 8-K, for the event dated February 24, 2006, filed March 2, 2006.

**	To be filed by amendment.

***	Filed herewith.

Item 28. Undertakings.

(a) Rule 415 Offering. The small business issuer will:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	include any additional or changed material information on the plan of.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	any other communication in the offering made by the undersigned small business issuer to the purchaser.

(d)           Equity Offerings of Non-reporting Registrant. The small business issuer will provide the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e)           Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)           Reliance on Rule 430A. The small business issuer hereby undertakes that it will:

(1)           for determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective; and

(2)           for determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boulder, State of Colorado, on April 10, 2006.

AERO GROW INTERNATIONAL, INC.

By:	/s/ W. MICHAEL BISSONNETTE
W. Michael Bissonnette, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints W. Michael Bissonnette and Richard A. Kranitz, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ W. MICHAEL BISSONNETTE	President (Principal	April 10, 2006
W. Michael Bissonnette	Executive Officer) and Director

/s/ MITCHELL RUBIN	Treasurer (Principal	April 10, 2006
Mitchell Rubin	Accounting Officer)

/s/ RICHARD A. KRANITZ	Director	April 10, 2006
Richard A. Kranitz

/s/ WAYNE HARDING	Director	April 10, 2006
Wayne Harding

/s/ JACK J. WALKER	Director	April 10, 2006
Jack J. Walker

/s/ KENNETH LEUNG	Director	April 10, 2006
Kenneth Leung